UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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Humana Inc.

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Humana Inc. 101 East Main Street Louisville, Kentucky 40202

Dear Fellow Stockholders:
We would like to invite you to attend the Annual Meeting of Stockholders of Humana Inc., to be held on Thursday, April 16, 2026, beginning at 1:00 p.m., Eastern Time in a virtual setting with live audio webcast, that will be accessible at www.virtualshareholdermeeting.com/HUM2026. A recording of the Annual Meeting will be available on our Investor Relations website within 48 hours after the meeting. For further information on how to participate in the meeting, please refer to the “Frequently Asked Questions” section within this proxy statement.
This proxy statement contains information about our Company and the five proposals to be voted upon by stockholders at the meeting. Please give this information your careful attention.
This year, we will once again be taking advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to our stockholders on the Internet. These materials will be available on the Internet on or about March 6, 2026 to our stockholders of record as of February 27, 2026.
2025 Reflections
The healthcare landscape in 2025 presented our Company and stakeholders with a rapidly evolving environment, characterized by complex challenges and opportunities for growth. Throughout the year, our Company demonstrated agility and resilience by actively listening to those we serve, adapting our strategies in response to their needs and market shifts, while also fostering innovation across our enterprise. This approach enabled us to deliver meaningful progress — whether through improved member experiences, enhanced clinical outcomes, or operational efficiencies.
Our commitment to transformation and customer-centricity has strengthened our foundation, ensuring that Humana is well-positioned to advance our vision of becoming a world-class, consumer-focused healthcare company. By embracing change and continuously striving for excellence, we have built momentum that will help us achieve our purpose to help our members and patients achieve their best health.
Delivering on the Consumer Promise
Over the past year, we made significant strides toward regaining our full earnings power and enhancing the experience for those we serve. Healthcare consumers continue to face a complex and fragmented system, and their need for a trusted partner has never been greater. We are meeting this challenge by making the path to care easier to navigate, more intuitive, and focused on high-quality outcomes. This work is central to our enterprise strategy which is simplifying the consumer experience to enable better outcomes at lower cost. To that end, key highlights from 2025 include:
Strong Core Performance Our Medicare Advantage (MA) business remains the foundation of our strategy. Despite cyclical pressures in the industry, the underlying fundamentals of the program are sound. We have planned for a range of external circumstances, allowing us to prioritize consumer-centricity and unlock a stable and compelling MA margin. This approach balances benefits, clinical outcomes, member service, and disciplined operations.
Clinical Excellence We closed over 660,000 additional gaps in care year-over-year and achieved significant improvement in high-weighted quality measures. Notably, our efforts have positioned us to regain sustainable, top-quartile Stars performance. We also launched new initiatives that helped 70% of incoming members complete a Health Risk Assessment before January 1, nearly double the previous year’s number — translating to healthier members and more stable medical costs.
Service and Simplicity Guided by feedback from our members, patients, and associates, we created a more intuitive online provider directory, resulting in a 17% increase in user satisfaction and a 27% increase in visit volume. In addition, we redesigned our Individual MA plans to focus on simpler, more stable benefit packages, making it easier for members to plan their care and manage costs. Member retention in Individual MA has improved by more than 500 basis points since the previous year’s Annual Election Period.
Operational and Financial Discipline We improved efficiency across the enterprise through technology, automation and simplification, enabling us to meet our financial plan for 2025 and deliver full year Adjusted EPS in line with our expectations and above initial guidance. These successes provide the capacity for further investment in our Medicaid and CenterWell businesses — both of which offer attractive standalone value and reinforce our core strengths.
A Foundation for the Future
Humana’s approach is anchored in the belief that outstanding whole person care, through both our health plans and CenterWell, enables our members and patients to achieve better health outcomes. That, in turn, drives loyalty, retention, reduced medical costs, and attractive economics for the business. This virtuous cycle supports our long-term strategy.
Looking ahead, our strong foundation and differentiated capabilities position us to continue unlocking Humana’s full potential as a consumer healthcare company. We will remain resilient and adaptable, planning for a range of market conditions while investing in what matters most: quality, access, and member experience. We do this with a continuous commitment to not only meet regulatory standards, but to exceed them.
As always, we are grateful for the trust and support of our stockholders, members, patients, and associates. Together, we are shaping a future where health is more accessible, more personal, and more sustainable for all.

Kurt J. Hilzinger Chairman of the Board and Stockholder	James A. Rechtin Director, President and Chief Executive Officer, and Stockholder
March 6, 2026	March 6, 2026

Notice of 2026 Annual Meeting of Stockholders

Time and Date:	1:00 p.m., Eastern Time, on Thursday, April 16, 2026
Location:	www.virtualshareholdermeeting.com/HUM2026
Agenda:
1.
Elect the ten (10) director nominees named in the proxy statement.

2.
Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.

3.
Non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.

4.
Approve the Humana Inc. 2026 Stock Incentive Plan.

5.
Consider and vote upon the stockholder proposal set forth in this proxy statement, if properly presented at the meeting.

6.
Consider any other business properly brought before the meeting.

Record Date:	February 27, 2026. Humana stockholders of record at the close of business on that date will be entitled to vote.
Proxy Voting:
Your vote is important so that as many Shares as possible will be represented. Please vote by one of the following methods:
•
BY INTERNET

•
BY TELEPHONE

•
BY RETURNING YOUR PROXY CARD (if you elected to receive printed materials)

•
BY VOTING DURING THE ANNUAL MEETING

See instructions on your proxy card or at the voting site (www.proxyvote.com).

By Order of the Board of Directors,
Valerie M. Talkers
Vice President, Associate General Counsel & Corporate Secretary
March 6, 2026

Proxy Summary	i
Company Overview	1
Proposal One: Election of Directors	3
Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm	82
Proposal Three: Non-Binding Advisory Vote with Respect to the Compensation of the Company’s Named Executive Officers	83
Proposal Four: Approve the Humana Inc. 2026 Stock Incentive Plan	85
Proposal Five: Stockholder Proposal Requesting Shareholder Approval Requirement for Excessive Golden Parachutes	97
Frequently Asked Questions	101
Incorporation by Reference	108
Additional Information	108
Appendix A	A-1
Appendix B	B-1

Proxy Summary

2026 ANNUAL MEETING OF STOCKHOLDERS
Date:	Thursday, April 16, 2026
Time:	1:00 p.m., Eastern Time
Record Date:	February 27, 2026
Place:	www.virtualshareholdermeeting.com/HUM2026
GENERAL INFORMATION
Stock Symbol:	HUM
Exchange:	NYSE
Shares Outstanding at Record Date:	120,054,462
Corporate Address:	101 East Main Street Louisville, KY 40202
Corporate Website:	www.Humana.com
Investor Relations Website:	https://humana.gcs-web.com/
VOTING OVERVIEW
Items of Business		Board Recommendation
1.	Elect the ten (10) director nominees named in the proxy statement.	FOR
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.	FOR
3.	Non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.	FOR
4.	Approve the Humana Inc. 2026 Stock Incentive Plan	FOR
5.	Consider and vote upon the stockholder proposal set forth in this proxy statement, if properly presented at the meeting.	AGAINST
6.	Consider any other business properly brought before the meeting.
HOW TO VOTE YOUR SHARES
You may vote if you were a stockholder as of the close of business on February 27, 2026.
Online www.proxyvote.com	By Mail Complete, sign, date, and return your proxy card in the envelope provided.
By Phone Call the phone number located on the top of your proxy card.	During the Meeting Attend our virtual annual meeting and cast your vote using the webcast voting options.
BOARD OF DIRECTORS NOMINEES
Director Nominee Name	Independent	Age	Gender	Race/ Ethnicity	First Elected Director
Kurt J. Hilzinger Chairman of the Board		65	Male	White	07/2003
James A. Rechtin	—	55	Male	White	07/2024
Raquel C. Bono, M.D.		69	Female	Asian	09/2020
Frank A. D’Amelio		68	Male	White	09/2003
David T. Feinberg, M.D.		63	Male	White	03/2022
Wayne A.I. Frederick, M.D.		54	Male	Black/ African American	02/2020
Karen W. Katz		69	Female	White	09/2019
Marcy S. Klevorn		66	Female	White	02/2021
Jorge S. Mesquita		64	Male	White	02/2021
Gordon Smith		67	Male	White	10/2024
NAMED EXECUTIVE OFFICERS
Executive Officer Name	Age	Gender	Race/Ethnicity	First Elected Officer
James A. Rechtin President & Chief Executive Officer	55	Male	White	01/2024
Celeste M. Mellet Chief Financial Officer	49	Female	White	01/2025
Susan M. Diamond Former Chief Financial Officer	52	Female	White	07/2019
Japan A. Mehta Chief Information Officer	45	Male	Asian	02/2025
Michelle A. O’Hara Chief Human Resources Officer	50	Female	Asian	01/2025
Sanjay K. Shetty, M.D President, CenterWell	52	Male	Asian	04/2023

Proxy Summary • 2026 Proxy Statement | Humana	i

Company Overview

Headquartered in Louisville, Kentucky, Humana Inc. (NYSE: HUM) is a leading U.S. healthcare company. Through our Humana insurance services, and our CenterWell health care services, we are fulfilling our purpose making it easier for the millions of people we serve to achieve their best health — delivering the care and service they need, when they need it. Together, Humana and CenterWell provide value-based, personalized, whole-person care across primary care, home health, pharmacy, and insurance services. With a strong focus on clinical innovation, team-based care, and addressing the full range of health needs, we’re improving quality of life for people we serve. We carry out our purpose across Medicare, Medicaid, families, individuals, military service personnel, and communities at large. As of December 31, 2025, we had approximately 15.0 million members in our medical benefit plans, as well as approximately 4.7 million members in our specialty products.
Our Strategy
The core of our strategy is to simplify the consumer experience and enable better health outcomes at lower costs. This strategy is anchored in our vision to become a consumer health care company, which places deep focus on health and wellness, and acts as a full-fledged partner to our customers by making it easier for them to live healthier lives, and by simplifying their path to care when they need it. This means turning often-fragmented medical and health-related services into a unified, coordinated experience.
We are committed to addressing the most important health needs of our millions of medical and specialty insurance members and health services patients. Our Insurance segment delivers products that aim to provide affordable, high-quality access to medical, dental, hearing, vision, and prescription drug care to our members. Our CenterWell segment delivers health services to customers from a variety of payors, including Humana, in what we consider the most significant areas of influence for managing chronic conditions and total cost of care. These include pharmacy solutions, primary care, and home health. Together these offerings, underpinned by leading data, analytics, clinical quality, and commercial capabilities, enable us to deliver solutions that promote wellness, advance population health, and enhance the overall healthcare experience.
The central franchise of our business is Medicare Advantage. We aim to sustainably and profitably grow this business over the long-term by actively listening to our customers who consistently share that they value benefit stability and simplicity. Our product is designed to encourage value-based primary care, which promotes prevention, time with one’s doctor, and better outcomes. It is also designed for easier comprehension with simplified core offerings and many standard benefits. We have an attractive diversification of insurance offerings across products (medical, dental, vision, hearing, prescription drug), and customer segments (Medicare Advantage, Medicaid, and Military). We also realize that in our complex industry effective partnership is required to meet the needs of our diverse customers. We have a proud history of partnering with multiple stakeholders, including our government partners at the Centers for Medicare & Medicaid Services (CMS), state insurance and Medicaid administrations, distribution and channel partners, care delivery providers, technology companies, and retailers.
Our CenterWell segment includes health service offerings of significant scale and scope across primary care, home health, and pharmacy solutions. These businesses serve patients from multiple health plans and Original Medicare in addition to Humana health plan members. Our integrated care is centered helping patients find the right care and staying healthy. By simplifying the patient experience, we aim to help them make better decisions about their health and about how they receive care.
The collection of assets we have assembled position us to create a differentiated kind of integrated care delivery with the power to address our customers’ most significant needs by (i) simplifying the path to care and making care more predictable, understandable, and affordable, (ii) addressing medical, behavioral, and social needs, and (iii) delivering care whenever and wherever our customers need it. We understand that health care is complicated and navigating the system can be a confusing and daunting task. This is particularly true for vulnerable populations, which tend to over index in the markets we serve. That is one of the principal reasons why Humana continues to simplify its integrated care delivery strategy in key areas to enable a better and more seamless locally delivered health care experience for our members.
We also understand we operate in an increasingly competitive environment, and as such, we are continually focused on better understanding and addressing the unmet needs that matter the most to our customers. We do this by (i) listening to our customers, (ii) establishing strong partnerships with trusted individuals who are involved in their care, such as providers and caregivers, (iii) developing technologies and other solutions that offer convenient and easy ways for them to engage with their health, and (iv) leveraging data, analytics, and digital solutions to improve how they engage and interact with us. This is why our strategy centers on a simple product, a modern customer engagement platform, and a seamless customer experience.
Finally, we aim to be responsible stewards, driven by sustainable organic growth, expense discipline, and accretive M&A. We also plan to continue to innovate with our government partners to advance the Medicare Advantage and Medicaid programs to deliver great outcomes for our members and patients and great value to the taxpayer. And last, and most fundamental to our

Company Overview • 2026 Proxy Statement | Humana	1

strategy, is the continual focus on nurturing the culture of the Company and engagement of our associates, which powers all our efforts to deliver the best health and simplest experience possible for the members and patients we are privileged to serve.
Our Values
As our industry has evolved, so has our Company, and our values reflect who we are today. Our purpose to help people achieve their best health unifies us in our mission of providing simple, personalized and integrated care to all those we serve. It guides our actions as we execute on our strategy and gives us an edge in a competitive environment. When we do it well, our business thrives, our associates are engaged, and our customers experience human care.
Our purpose comes alive in clear and simple values that are expressed in unique ways each day. By being caring, curious and committed, our associates reflect who we are and how we show up each day. These values drive behaviors that help our associates put health first for themselves, each other and the people they serve.

Caring	Curious	Committed
Create an environment where people feel valued, respected and are treated with kindness.	Work and learn together creating the best solutions for the people we serve.	To fulfill our purpose, take bold action to impact the lives of people and transform the healthcare industry.
Our Performance
Our 2025 performance reflected our continued efforts to navigate a complex period of change for the Medicare Advantage (MA) industry. We were pleased to deliver on our full year 2025 Adjusted EPS outperforming our initial guidance, while also making incremental investments to position the Company for long-term success. In addition, we continued to focus on the long-term advancement of our integrated health strategy, with strong growth across our Medicaid and primary care platforms, and expansion of our value-based home care models.
2025 Business and Financial Performance Results
The footnotes below are referenced throughout this proxy statement.
*
Please refer to Appendix A to this proxy statement for a reconciliation of non-GAAP to GAAP financial measures. We encourage each stockholder to read our full financial statements for year the ended December 31, 2025 contained in our Annual Report on Form 10-K, filed with the SEC on February 19, 2026.

**
Stock repurchases includes $51 million in connection with employee stock plans.

2	Humana | 2026 Proxy Statement • Company Overview

Proposal One Election of Directors

The Board of Directors of the Company, in accordance with the provisions of the Company’s Restated Certificate of Incorporation and Bylaws, has determined that the number of directors to be elected at the Annual Meeting of the Company shall be ten (10). The directors are elected to hold office until the Annual Meeting of Stockholders in 2027 and until a qualified successor is elected.
Each of the nominees has consented to be named as a nominee and agreed to serve if elected. If any nominee becomes unable to serve for any reason (which is not anticipated), the shares of our common stock (“Shares”) represented by the proxy granted to Messrs. Hilzinger and Rechtin may be voted for the substituted nominee as may be designated by the Board of Directors.
The following table shows certain information concerning the nominees at March 1, 2026.
Name	Independence	Age	Director Since
Kurt J. Hilzinger		65	2003
Executive Advisor, Former Partner, Court Square Capital Partners Former Director, President and COO at AmerisourceBergen Corporation
James A. Rechtin	—	55	2024
President & Chief Executive Officer, Humana Inc. Former President & CEO at Envision Healthcare
Raquel C. Bono, M.D.		69	2020
CEO & Chief of Surgical Innovation, Medical iSight Principal, RCB Consulting Former CEO and Director for the Defense Health Agency (DHA) Former Chief Health Officer at Viking Cruises
Frank A. D’Amelio		68	2003
Former Executive Vice President, CFO at Pfizer Inc.
David T. Feinberg, M.D.		63	2022
Chairman, Oracle Health Former Director, President and CEO at Cerner Corporation
Wayne A. I. Frederick, M.D.		54	2020
Interim President and President Emeritus at Howard University
Karen W. Katz		69	2019
Former President & CEO at Neiman Marcus Group LTD LCC
Marcy S. Klevorn		66	2021
Former Chief Transformation Officer at Ford Motor Company
Jorge S. Mesquita		64	2021
Former CEO at Blue Triton Brands Former Executive Vice President, Worldwide Chairman, Consumer at Johnson & Johnson
Gordon Smith		67	2024
Former Co-President and Co-COO at JPMorgan Chase & Co.

Proposal One • 2026 Proxy Statement | Humana	3

Director Attributes and Qualifications
The Nominating, Governance & Sustainability Committee (“Committee”) regularly evaluates core attributes and substantive areas of expertise necessary for directors to ensure that our Board represents a group of individuals with diverse backgrounds, including skills, thought, perspective and experience, to oversee the Company’s long-term business strategy, operations, and risks. On an annual basis, the Committee holistically assesses each director nominee, and the Board as a whole, to ensure that an appropriate balance of skills, experiences, and backgrounds are represented on our Board, including those described below.
Core Director Attributes
•
Independent under our Corporate Governance Guidelines (the “Guidelines”), as well as meeting the independence requirements of, as applicable, the New York Stock Exchange (the “NYSE”), the Securities and Exchange Commission (the “SEC”), and the Internal Revenue Service (the “IRS”)

• External public company board service is limited (maximum of three for a non-CEO director; maximum of one for a CEO director – in each case, not including the Company)
• Risk oversight ability with respect to the particular skills of the individual director	• Understanding of and experience with complex public companies or similar organizations
• Commitment to the Company and ability to devote sufficient time and effort to his or her duties as a director	• Ability to work collegially and collaboratively with other directors and our Enterprise Leadership Team
• A commitment to diverse viewpoints and perspectives	• Standing, reputation, integrity and commitment to ethics
Director Skills and Expertise
The following matrix summarizes the most significant skills, attributes and experiences represented on our diverse, knowledgeable, and experienced Board. More information about each director can be found in the section titled “Director Nominee Biographies.”
	Hilzinger	Rechtin	Bono	D’Amelio	Feinberg	Frederick	Katz	Klevorn	Mesquita	Smith
Public Company CEO, CFO, or COO
Have experience overseeing operational, financial and strategic execution through dynamic market cycles to drive value creation over the long-term and execute on our strategic objectives	✓	✓		✓	✓		✓			✓
Financial Oversight, Capital Allocation, Corporate Transactions
Provide expertise in the oversight of our financial statements, capital planning and deployment strategies to drive sustainable long-term growth and capital returns	✓	✓	✓	✓	✓		✓	✓		✓
Healthcare Industry
Possess deep knowledge of the U.S. healthcare system / leadership in various healthcare sectors including as a provider of healthcare products and services, core to our strategic execution in a complex and evolving industry	✓	✓	✓	✓	✓	✓			✓
IT/Digital; Data Privacy; Cyber
Bring expertise in system modernization, digital transformation, artificial intelligence and machine learning, and oversight and advancement of our cybersecurity, IT, and data governance programs					✓			✓		✓
Marketing/Consumer Insights Contribute deep understanding of consumer expectations as we create seamless, differentiated experiences across our Insurance and CenterWell businesses		✓			✓		✓	✓	✓	✓
Government Relations/Public Policy
Have experience in regulated industries and those particularly impacted by government policies, providing a unique perspective on the complex regulatory environment in which we operate and legislative priorities of key stakeholders	✓		✓	✓		✓
Risk Assessment
Are skilled in spotting and addressing the multifaceted risks we face, including the complex legal and regulatory environment in which we operate and execution of robust compliance standards	✓	✓	✓	✓	✓		✓	✓		✓
Corporate Governance (~) and Sustainability (+)
Bring experience in effective oversight of our core corporate governance principles and policies, stockholder engagement practices (including CEO succession planning, executive compensation, Board evaluation and refreshment) and of our environmental, social and related-governance (ESG) strategy	✓ ~	✓ ~	✓ +	✓ ~ +	✓ ~ +	✓ +	✓ ~	✓ ~ +	✓ +	✓ ~

4	Humana | 2026 Proxy Statement • Proposal One

Our Company and our Board actively promote and foster an inclusive culture to enable an environment where the unique characteristics, backgrounds and beliefs of our teammates can drive the groundbreaking, strategic thinking that gives our Company its competitive edge in a diverse marketplace.
Our Board does not establish specific goals with respect to diversity; rather, Board diversity is a consideration in the director succession planning and nomination process. Diversity is also a factor in the overall assessment of the Board’s composition and effectiveness. Under the Nominating, Governance & Sustainability Committee Charter, the Board has further committed to include, and require any third-party search firm that it engages to include, candidates with diversity of race, ethnicity and gender in the slate of candidates considered by the Committee and/or the Board for nomination to the Board.
The illustrations below depict independence, age, tenure and diversity represented in the composition of our director nominees.
Board Refreshment
The Committee and the Board follow a thoughtful refreshment process to ensure the Board’s composition best reflects the most appropriate mix of skills and experiences to provide robust oversight of the Company and its strategic priorities. The Committee and the Board also specifically strive to maintain a balance of tenure on the Board. Longer-serving directors bring valuable experience and a deep understanding of our complex business and industry, along with a historical perspective of our long-term successes, challenges and business cycles, and how these past experiences may inform our current strategy. Newer directors are also critical to the advancement of our strategy, bringing new skills and experiences and contributing fresh perspectives. The Board has established a policy that non-employee directors must retire at the first annual meeting following his or her seventy-third birthday. To encourage director refreshment, there are no exemptions or conditions in this policy.
In addition to Board refreshment, our Board maintains a regular practice of evaluation and refreshment of Committee composition, including leadership roles. Over the last three years, our Board refreshed the leadership and composition of our Nominating, Governance & Sustainability Committee, Organization & Compensation Committee, and Technology Committee.

Proposal One • 2026 Proxy Statement | Humana	5

Director Nominee Biographies

Kurt J. Hilzinger	Chairman of the Board, Director	Age 65 | Male | White
	Independence	Committees
	Independent Director Since 2003	• Investment Committee
Skills and Expertise
	• Public Company COO Experience • Financial Oversight, Capital Allocation and Corporate Transactions • Healthcare Industry Experience	• Government Relations/Public Policy • Risk Assessment • Corporate Governance
Executive Advisor, Former Partner Court Square Capital Partners Former Director, President and COO AmerisourceBergen Corp.	Professional Summary

Kurt J. Hilzinger was initially elected to the Board in July 2003 and was elected Chairman of the Board effective January 1, 2014. Mr. Hilzinger served as Lead Director from August 2010 until his appointment as Chairman. Mr. Hilzinger is an Executive Advisor and former Partner at Court Square Capital Partners (Court Square), an independent private equity firm, having held this position since November 2007. At Court Square, Mr. Hilzinger focuses principally on investments in the healthcare industry.

Prior to Court Square, Mr. Hilzinger was a Director of AmerisourceBergen Corporation from March 2004 to November 2007; having previously served as President and Chief Operating Officer of AmerisourceBergen Corporation from October 2002 to November 2007, and as Executive Vice President and Chief Operating Officer from August 2001 to October 2002. As a distinguished financial executive and operator, Mr. Hilzinger led the recapitalization and initial public offering or Amerisource Health Corp. and the successful integration or Amerisource Health Corp. and Bergen Brunswig Corp. in the creation of AmerisourceBergen Corp. (now Cencora Corp.). In addition to his integration responsibilities, Mr. Hilzinger held enterprise-wide P&L responsibility while overseeing the integration of 30+ acquisitions and the transformation of the business model to fee or services. Mr. Hilzinger has significant government affairs experience interacting with the FTC, the FDA, and the DEA, and while serving as Chairman of the Healthcare Distribution Alliance (HDA). Mr. Hilzinger is a thought leader in the healthcare sector, with a successful career track record of investments in pharmaceutical services and commercialization.

Other Public Company Boards (1)	Board Aptitude
• Outlook Therapeutics, Inc.
The Board believes that Mr. Hilzinger’s distinguished experience as a financial executive, professional healthcare investor, and operating executive contributes significantly to the Board's composition. His extensive tenure as a Partner at a leading private equity firm provides a sophisticated, shareholder-aligned perspective on capital allocation, risk oversight and disciplined investment evaluation. Mr. Hilzinger’s deep financial expertise in the healthcare sector includes a track record of overseeing and leading M&A/transaction integrations, recapitalizations, and initial public offerings and provides the Board with invaluable strategic insight.

6	Humana | 2026 Proxy Statement • Proposal One

James A. Rechtin	Director	Age 55 | Male | White
	Independence	Committees
	Non-Independent Director Since 2024	• No Committee Roles
Skills and Expertise
	• CEO Experience • Financial Oversight, Capital Allocation and Corporate Transactions • Healthcare Industry Experience	• Marketing/Consumer Insights • Risk Assessment • Corporate Governance
President & CEO Humana Inc. Former President & CEO Envision Healthcare	Professional Summary

James (Jim) Rechtin, joined Humana in January 2024, having served as President and Chief Operating Officer until July 2024. Under his leadership, Humana operates as a leading integrated care delivery model centered on improving health outcomes, driving lower costs, enhancing quality, and providing a simple and personalized member and patient experience.

Prior to joining Humana, Mr. Rechtin served as President and CEO at Envision Healthcare. He has more than 22 years of health care experience with a focus on the delivery of value-based care in various medical group settings, including a deep understanding of Medicare Advantage. Prior to joining Envision, Mr. Rechtin served as President of OptumCare, part of UnitedHealth Group. Before that, Mr. Rechtin was with DaVita Medical Group and played the dual roles of Senior Vice President of Corporate Strategy and President of DaVita Medical Group’s California market. Further, he is a 14-year veteran of Bain & Company, highlighting his depth of experience in health care mergers and the overall health care sector.

Other Public Company Boards (0)	Board Aptitude

The Board believes that Mr. Rechtin brings to Humana a strong combination of operational, industry, M&A and CEO expertise. Mr. Rechtin’s solid leadership acumen in the healthcare sector, coupled with his deep understanding of the Company’s core business, offer practical perspectives to the Board. Further, his first-hand experience leading through the challenges and opportunities of a changing health care services continuum will help accelerate the Company’s integrated care strategy at pace.

Proposal One • 2026 Proxy Statement | Humana	7

Raquel C. Bono, M.D	Director	Age 69 | Female | Asian
	Independence	Committees
	Independent Director Since 2020	• Audit Committee • Clinical Quality Committee
Skills and Expertise
	• CEO Experience • Financial Oversight, Capital Allocation and Corporate Transactions • Healthcare Industry Experience	• Government Relations/Public Policy • Risk Assessment • Sustainability/ESG
Principal RCB Consulting CEO & Chief of Surgical Innovation Medical iSight Former CEO and Director Defense Health Agency (DHA) Former Chief Health Officer Viking Cruises	Professional Summary

Raquel C. Bono, M.D. was initially elected to the Board in September 2020. Dr. Bono is a Principal at RCB Consulting having held this position since October 2019, and serves as CEO and Chief of Surgical Innovation at Medical iSight, having held this position since 2023. Dr. Bono was formerly Chief Health Officer at Viking Cruises from November 2020 until her retirement in December 2023.

Prior to Viking Cruises, Dr. Bono, a board-certified trauma surgeon and retired Vice Admiral, U.S. Navy Medical Corps, served as the Chief Executive Officer and Director for the Defense Health Agency (DHA). In this capacity, Dr. Bono led a joint, integrated combat support agency that enables all branches of the U.S. military medical services to provide health care services to combatant commands in times of both peace and war. Dr. Bono integrated an unprecedented $50 billion worldwide health care enterprise for the Army, Navy, Air Force, and Marine Corps, composed of 50 hospitals and 300 clinics that provide care to 9.5 million military personnel, oversaw the Department of Defense deployment of the electronic health record, and facilitated the collaboration between the largest federated health systems of the Department of Defense and Department of Veterans Affairs (VA).

An American College of Surgeons (ACS) Fellow since 1991, Dr. Bono served on the ACS Board of Governors and the Governors Health Policy and Advocacy Workgroup. She has been honored with the Defense Distinguished Service Medal, three Defense Superior Service Medals, four Legion of Merit Medals, two Meritorious Service Medals, and two Navy and Marine Corps Commendation medals.

Other Public Company Boards (0)	Board Aptitude

The Board believes that Dr. Bono’s decorated military service and distinguished and successful career in trauma surgery and healthcare administration and fiscal management bring an important perspective to Humana’s Board and further contribute to its strategic composition. Dr. Bono’s extensive operational expertise in overseeing large-scale health systems and discipline in managing and advancing healthcare delivery systems and multi-billion dollar enterprises will be vital as the Company continues to evolve its clinical and care delivery strategies.

8	Humana | 2026 Proxy Statement • Proposal One

Frank A. D’Amelio	Director	Age 68 | Male | White
	Independence	Committees
	Independent Director Since 2003	• Audit Committee (Chair) • Nominating, Governance & Sustainability Committee
Skills and Expertise
	• Public Company CFO Experience • Financial Oversight, Capital Allocation and Corporate Transactions • Healthcare Industry Experience	• Government Relations/Public Policy • Risk Assessment • Corporate Governance • Sustainability/ESG
Former Executive Vice President, CFO Pfizer Inc.	Professional Summary

Frank A. D’Amelio was initially elected to the Board in September 2003. Mr. D’Amelio was formerly Executive Vice President, Chief Financial Officer at Pfizer Inc. having held this position from January 2022 until May 2022. Mr. D’Amelio began his career at Pfizer in 2007 and since then has held various roles of increasing responsibility, including, SVP & Chief Financial Officer (September 2007-December 2010), Executive Vice President, Business Operations and Chief Financial Officer (January 2011-October 2018) and Chief Financial Officer and Executive Vice President, Global Supply (November 2018-December 2021).

Prior to Pfizer, Mr. D’Amelio was Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent from December 2006 to August 2007, and Chief Operating Officer of Lucent Technologies Inc. from February 2006 to November 2006. From May 2001 until January 2006, he was Executive Vice President, Administration and Chief Financial Officer of Lucent.

Other Public Company Boards (3)	Board Aptitude
• Zoetis, Inc. • Hewlett Packard Enterprises • Viatris Inc.
The Board believes that Mr. D’Amelio’s skills, global experience and proven leadership in both financial and operational roles contribute greatly to the Board’s composition. Mr. D’Amelio has served as a senior executive at various global companies undergoing the kind of rapid and complex changes that the Company has undertaken in response to the rapidly changing markets and regulatory environment. His extensive knowledge of the capital markets, strategic investments and transactions and financial risk oversight experience, as well as broad experience working with the investment community, regulatory bodies and rating agencies provide unique and valuable perspective to the Board.

Proposal One • 2026 Proxy Statement | Humana	9

David T. Feinberg, M.D.	Director	Age 63 | Male | White
	Independence	Committees
	Independent Director Since 2022	• Clinical Quality Committee (Chair) • Nominating, Governance & Sustainability Committee
Skills and Expertise
	• Public Company CEO Experience • Financial Oversight, Capital Allocation and Corporate Transactions • Healthcare Industry Experience • IT/Digital; Data Privacy; Cyber Experience	• Marketing/Consumer Insights • Risk Assessment • Corporate Governance • Sustainability/ESG
Chairman Oracle Health Former Director, President and CEO Cerner Corporation	Professional Summary

David T. Feinberg, M.D. was initially elected to the Board in March 2022. Dr. Feinberg is Chairman of Oracle Health, where he is committed to making healthcare more accessible, affordable, and equitable. His work advances thought leadership and strategy related to unleashing the healing power of data through an open and connected healthcare ecosystem. Previously, Dr. Feinberg served as President and Chief Executive Officer and member of the Board of Directors of Cerner Corporation (Cerner), which is now Oracle Health. In that role Dr. Feinberg focused on delivering tools and technology to help caregivers optimize the health of their patients and communities.

Dr. Feinberg joined Cerner from Google, where he held the position of Vice President of Google Health since 2019 and led Google’s worldwide health efforts, bringing together groups from across Google and Alphabet that used artificial intelligence, product expertise and hardware to tackle some of healthcare’s biggest challenges, and was responsible for organizing and innovating Google’s various healthcare initiatives. Prior to Google, he served as President and CEO of Geisinger Health where he led an operational turnaround, and pushed the use of new platforms and tools, including an IT system called a Unified Data Architecture that allowed the company to integrate big data into existing data analytics and management systems. During his Geisinger tenure, Dr. Feinberg also introduced programs and services to put a greater focus on precision medicine and better patient care. Prior to Geisinger, Dr. Feinberg worked at UCLA for more than 20 years and served in a number of leadership roles, including President, CEO and Associate Vice Chancellor of UCLA Health Sciences, Vice Chancellor and CEO for the UCLA Hospital System, and CEO of UCLA’s Ronald Reagan Medical Center.

Dr. Feinberg earned his undergraduate degree at the University of California, Berkeley. He graduated with distinction from the University of Health Sciences/Chicago Medical School. He completed an internship in pediatrics at Loyola University Medical Center, and residency and fellowship training in psychiatry, addiction psychiatry, and child and adolescent psychiatry at the UCLA School of Medicine. He earned a Master of Business Administration from Pepperdine University. Dr. Feinberg is a member of the Alpha Omega Alpha Medical Honor Society, a Distinguished Fellow of American Psychiatric Association and received the Cancro Academic Leadership Award from the American Academy of Child & Adolescent Psychiatry.

Other Public Company Boards (1)	Board Aptitude
• Edwards Lifesciences Corporation
The Board believes that Dr. Feinberg’s experience leading large-scale healthcare organizations focused on leveraging technology and digital innovation to improve clinical care, including public and private companies, brings valuable insights to the Board and further contribute to its strategic composition. His experience leading major corporate transactions as a public company CEO, most notably overseeing the acquisition of Cerner by Oracle, provide the Board with significant transactional and capital allocation expertise. Dr. Feinberg’s clinical background, patient-centric mindset, operating experience, and expertise in guiding systems transformations qualify him to offer key perspectives as the Company continues to advance the integration of its clinical systems and care models to improve the customer experience and reduce costs.

10	Humana | 2026 Proxy Statement • Proposal One

Wayne A. I. Frederick, M.D.	Director	Age 54 | Male | African American/Black
	Independence	Committees
	Independent Director Since 2020	• Organization & Compensation Committee • Technology Committee
Skills and Expertise
	• Healthcare Industry Experience • Government Relations/Public Policy	• Sustainability/ESG
Interim President and President Emeritus Howard University	Professional Summary

Wayne A. I. Frederick, M.D. was initially elected to the Board in February 2020. He is the Interim President of Howard University, having been appointed to serve since September 1, 2025, and President Emeritus having previously served as the 17th President from July 2014-September 2023, and is the distinguished Charles R. Drew Professor of Surgery at the Howard University College of Medicine. He is also a practicing cancer surgeon at Howard University Hospital. Prior to that Dr. Frederick served as Howard University’s Interim President (elected October 2013) after serving as Provost and Chief Academic Officer for more than a year.

Following his post-doctoral research and surgical oncology fellowships at the University of Texas MD Anderson Cancer Center, Dr. Frederick began his academic career as Associate Director of the Cancer Center at the University of Connecticut. Upon his return to Howard University, his academic positions included Associate Dean in the College of Medicine, Division Chief in the Department of Surgery, Director of the Cancer Center and Deputy Provost for Health Sciences. He also earned a Master of Business Administration degree from Howard University’s School of Business in 2011.

Dr. Frederick is a fellow of the American College of Surgeons (ACS) and belongs to numerous surgical and medical organizations, including, the ACS’ Academy of Master Surgeon Educators, the American Surgical Association and the National Academy of Medicine. In addition to his public board service, Dr. Frederick also serves on the Board of Directors of Mutual of America Life Insurance Co.

Other Public Company Boards (4)	Board Aptitude
• Insulet Corporation • Tempus AI, Inc. • Workday, Inc. • Agostini Limited
The Board believes that Dr. Frederick’s exemplary career as a leader in medical research, healthcare academics and business administration brings valuable insights to the Board to assist in the advancement of its strategic healthcare goals. Dr. Frederick’s extensive healthcare and disease management background will be instrumental to our company’s relationships with our members and our physician partners, as the Company continues to innovate in the area of health data analytics.

Proposal One • 2026 Proxy Statement | Humana	11

Karen W. Katz	Director	Age 69 | Female | White
	Independence	Committees
	Independent Director Since 2019	• Nominating, Governance & Sustainability Committee (Chair) • Organization & Compensation Committee
Skills and Expertise
	• Public Company CEO Experience • Financial Oversight, Capital Allocation and Corporate Transactions	• Marketing/Consumer Insights • Risk Assessment • Corporate Governance
Former President and CEO Neiman Marcus Group LTD	Professional Summary

Karen W. Katz, M.B.A. was initially elected to the Board in September 2019. She was most recently interim CEO of Intermix, LLC from June 2022 to December 2022. Prior to Intermix, Ms. Katz served as the President and CEO of Neiman Marcus Group LTD LLC from 2010 to February 2018. Under Ms. Katz’s leadership, the company executed strategies focused on prioritizing the customer experience and technology integration. Neiman Marcus Group is an international multibrand omni-channel retailer whose portfolio of brands includes Neiman Marcus, Bergdorf Goodman and MyTheresa. Having joined Neiman Marcus in 1985, Ms. Katz served in key executive and leadership roles in the company’s merchant, stores and eCommerce organizations as Executive Vice President — Stores, a member of the Office of the Chairman of Neiman Marcus Group, and President, Neiman Marcus Online, and President and CEO, Neiman Marcus Stores.

Other Public Company Boards (1)	Board Aptitude
• The RealReal, Inc. (Chairperson)
The Board believes that Ms. Katz is an extremely accomplished executive with deep experience in financial oversight and corporate transactions, derived from leading a multi-billion dollar enterprise through complex financial transactions. Beyond her demonstrated commitment to understanding, and meeting, the needs of customers by maintaining a personalized experience enabled by digital transformation, she brings a holistic approach to customer service, including acumen for employing technology to advance service delivery, combined with demonstrated success in growing business through forward thinking leadership, providing valuable perspective and expertise to the Board.

12	Humana | 2026 Proxy Statement • Proposal One

Marcy S. Klevorn	Director	Age 66 | Female | White
	Independence	Committees
	Independent Director Since 2021	• Technology Committee (Chair) • Audit Committee
Skills and Expertise
	• Financial Oversight, Capital Allocation and Corporate Transactions • IT/Digital; Data Privacy; Cyber Experience • Marketing/Consumer Insights	• Risk Assessment • Corporate Governance • Sustainability/ESG
Former Chief Transformation Officer Ford Motor Company	Professional Summary

Marcy S. Klevorn was initially elected to the Board in February 2021. Ms. Klevorn was formerly the Chief Transformation Officer of Ford Motor Company from May 2019 until her retirement in October 2019. In this role, she accelerated the company’s transformation by helping to refine its corporate governance systems, facilitate faster adoption of agile teams across the business and ensure process improvements across the enterprise. She also facilitated strategic partnerships with key technology partners and supported the company’s diversity efforts. Having joined Ford Motor Company in 1983, Ms. Klevorn served in key executive and leadership roles within the company’s information technology organization including Director of the Office of the Chief Information Officer and Group Vice President of Information Technology. Ms. Klevorn also served as Executive Vice President and President of Ford Smart Mobility LLC, a division of Ford Motor Company, where she oversaw certain acquisitions and other investments and helped to accelerate the company’s plans to design, build, grow and invest in emerging mobility services and global data insight and analytics.

Other Public Company Boards (2)	Board Aptitude
• Northern Trust Corporation • Cerence Inc.
The Board believes that Ms. Klevorn’s extensive executive experience and leadership in digital innovation, systems transformation, financial oversight and capital deployment brings valuable insights to the Board as the Company continues to enhance its technology-driven platforms for members and providers. Ms. Klevorn’s deep understanding of information technology, cyber security, and systems management and infrastructure, combined with her proven ability to connect systems to strategy execution qualify her to provide key insights in the Company’s consumer-focused approach to care.

Proposal One • 2026 Proxy Statement | Humana	13

Jorge S. Mesquita	Director	Age 64 | Male | White
	Independence	Committees
	Independent Director Since 2021	• Investment Committee • Clinical Quality Committee
Skills and Expertise
• Healthcare Industry Experience • Marketing/Consumer Insights • Sustainability/ESG
Former Chief Executive Officer Blue Triton Brands Former Executive Vice President, Worldwide Chairman, Consumer Johnson & Johnson	Professional Summary

Jorge S. Mesquita was initially elected to the Board in February 2021. Mr. Mesquita was formerly Chief Executive Officer of BlueTriton Brands, from July 2021 until March 2022. In this role Mr. Mesquita led the company’s initiatives to expand market leadership, advance commitment to sustainability and environmental stewardship and to realize the potential of the company’s portfolio of water brands.

Prior to joining BlueTriton Brands, Mr. Mesquita was formerly the Executive Vice President, Worldwide Chairman, Consumer of Johnson & Johnson (J&J), from December 2014 until February 2019, where he was responsible for increasing competition within J&J’s consumer business through a comprehensive transformational strategy. In this role, Mr. Mesquita served on J&J’s Executive Committee and led the Consumer Group Operating Committee. Prior to that, Mr. Mesquita was employed by The Procter & Gamble Company (P&G), where he held various marketing and leadership positions for 29 years from 1984 to 2013. During his tenure at P&G, Mr. Mesquita served as Group President — New Business Creation and Innovation from March 2012 until June 2013, Group President — Special Assignment from January 2012 until March 2012, Group President, Global Fabric Care from 2007 to 2011 and President, Global Home Care from 2001 to 2007, also serving as President of Commercial Products and President of P&G Professional from 2006 to 2007.

Other Public Company Boards (1)	Board Aptitude
• Mondelez International, Inc.
The Board believes that Mr. Mesquita’s proven experience in leading business units for significant global, consumer-oriented companies provides a valuable perspective to Humana’s Board and further contribute to its strategic composition. Mr. Mesquita’s forward-thinking, transformational mindset and strong track record of building and marketing global brands, developing consumer insight-driven innovation capabilities, and driving strong, profitable growth will be essential as the Company continues to create seamless consumer experiences and help its members achieve their best health.

14	Humana | 2026 Proxy Statement • Proposal One

Gordon Smith	Director	Age 67 | Male | White
	Independence	Committees
	Independent Director Since 2024	• Organization & Compensation Committee (Chair) • Technology Committee
Skills and Expertise
	• Public Company COO Experience • Financial Oversight, Capital Allocation and Corporate Transactions • IT/Digital; Data Privacy; Cyber Experience	• Marketing/Consumer Insights • Risk Assessment • Corporate Governance
Former Co-President and Co-COO JPMorgan Chase & Co.	Professional Summary

Gordon Smith was initially elected to the Board in October 2024. Mr. Smith was formerly the Co-President and Co-Chief Operating Officer of JPMorgan Chase & Co. (JPMorgan), having held these positions from 2018 until retiring in January of 2022. In this role, Mr. Smith served as a member of the firm’s Operating Committee and helped oversee all aspects of the company’s business and operations.
Mr. Smith’s career at JPMorgan began in 2007 and spanned 15 years, where he previously served as Chief Executive Officer of Consumer & Community Banking (2012-2021), and prior to that held various roles of increasing responsibility, including as CEO of Chase Card Services, Auto Finance and Student Lending (2011-2012), and CEO of Chase Card Services (2007-2011).
Prior to his time at JPMorgan, Mr. Smith spent more than 25 years at American Express, where he led and managed several businesses, including the Global Commercial Card Business. Mr. Smith is also an operating advisor to Clayton, Dubilier & Rice, LLC.

Other Public Company Boards (2)	Board Aptitude
• Choice Hotels International • Comcast Corporation
The Board believes that Mr. Smith is an extremely accomplished executive with deep experience leading complex, highly regulated financial organizations in driving better, faster and more efficient businesses for consumers. This significant operational, financial and transactional expertise provides the Board with valuable insights into capital management, the customer journey across complementary businesses, brand management, and accelerating the digital transformation of legacy businesses, deepening its strategic composition as the Company continues to grow its Medicare Advantage and CenterWell health services businesses, drive operational efficiencies, and create seamless consumer experiences.

Director Independence
To qualify as independent under the Guidelines and the rules of the NYSE, the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director (i.e., a relationship which could interfere with the director’s exercise of independent judgment). In addition, any relationships between the Company or any of its affiliates and any director or entity related to a director must be below the thresholds for independence prescribed by the NYSE.
Pursuant to the Guidelines, the Board undertakes an annual review of director independence, including an assessment of whether a transaction was arms-length and of fair market value. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including transactions or relationships that are reported under “Certain Transactions with Management and Others” in this proxy statement. As provided in the Guidelines, the purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that a director is independent.

Proposal One • 2026 Proxy Statement | Humana	15

In the course of this review for the current year, the Board specifically analyzed and discussed the following matters:
(1)
a relationship between the Company and Oracle Health, for which David T. Feinberg, M.D., one of our current directors, serves as an executive officer;

(2)
a relationship between the Company and Howard University and the Howard University Healthcare system, or Howard, for which Wayne A. I. Frederick, M.D., one of our current directors, served as interim president and Charles R. Drew Professor of Surgery during 2025; and

(3)
financing arrangements between the Company and companies that are affiliated with certain of our directors.

Oracle Health. Oracle America, Inc., a subsidiary of Oracle Corporation, or OAI, has a license subscription contract with our subsidiary, Humana Digital Health and Analytics Platform Services, Inc., or HDH&A. In 2025, OAI paid HDH&A approximately $5.36 million in associated license, subscription, maintenance, and professional service fees, which are comparable to other non-affiliated customers for the provision of similar services. The Company also paid approximately $35,870 to Oracle Health for medical claims and services in 2025, which are comparable to other non-affiliated service providers for the provision of similar services. The relationships described herein are not material to the Company and do not represent a direct or indirect material interest for Dr. Feinberg.
Howard University. The relationship between the Company and Howard University includes arrangements with the Howard University healthcare system in which the Company paid approximately $856,150 in medical claims during 2025. The relationship described herein did not represent a direct or indirect material interest for Dr. Frederick.
Financing Arrangements. Certain of our non-employee directors are partners, shareholders and/or officers of companies that have commercial paper programs or other financing arrangements in which we participate in the ordinary course of business. Payments to or from such companies constituted less than the greater of $200,000 or 1% of each of Humana’s and the recipient’s annual revenue, respectively, in each of the past three years.
At the conclusion of its review for the current year, the Board affirmatively determined that in each case the relationship between the Company or its affiliate and each director-related entity was not material and would not interfere with the director’s exercise of independent judgment. In addition, each of those relationships was below the thresholds for independence prescribed by the NYSE.
Directors recused themselves from the independence assessment as the matter was relative to himself or herself. Consistent with these considerations and based on its review of director independence in light of the standards contained in the Guidelines, the Board determined that each member of the Board of Directors (except Mr. Rechtin, as a current employee of the Company) is independent.
Identifying Nominees for Directors
The Board has delegated an established screening process for director nominees to the Nominating, Governance & Sustainability Committee, with counsel from our Chairman, our Chief Executive Officer, and outside consultants as appropriate. The goal of the screening process is to assemble a group of potential board members with deep, varied experience, sound judgment, and commitment to the Company’s success.
The Committee receives notice of potential candidates through any of the following avenues: (i) Board self-identification; (ii) third-party recommendations; and (iii) stockholder recommendations. While director nominees may be presented to the Board for consideration by the Committee through any of these methods, the Board is ultimately responsible for assessing the needs of the Board, appointing candidates to the Board, and nominating candidates for election by our stockholders at our annual meeting. Once the Committee has compiled its group of suitable candidates and conducted appropriate diligence, it then meets with the Board to review the candidates for further consideration.
Board Self-Identification. The Committee regularly assesses the appropriate size of the Board, the areas of expertise required to effectively contribute to the Board process, and whether any vacancies are anticipated. It also annually assesses the director qualification criteria to ensure the Board has appropriate skill composition aimed at the Company’s long-term business strategy, operations, risks, thought and perspective. As a result, the Committee may recommend to the Board a need for an additional director, Board refreshment for certain requisite skills and qualifications, and/or suggest the replacement of an existing director for other credible reasons.
Third-Party Recommendations. From time to time, the Committee engages a professional third-party search firm to assist the Board of Directors and the Committee in identifying and recruiting candidates for Board membership.
Stockholder Nominees. The policy of the Committee is to consider stockholder recommendations for candidates for membership on the Board as described above under “Identifying Nominees for Directors.” In addition, stockholders may nominate candidates

16	Humana | 2026 Proxy Statement • Proposal One

for election to the Board of Directors in accordance with the specific provisions in our Bylaws, a copy of which is available on our website at www.humana.com. From the www.humana.com website, then click on “More Humana,” then click on “For Investors,” then click on “Corporate Governance,” and then click on the link titled, “Bylaws.” A summary of these provisions, which include customary provisions for the inclusion of candidates in our proxy statement (proxy access) is included in the “Frequently Asked Questions” section within this proxy statement under the caption “What is the due date for stockholder nominees for director for the Company’s 2027 Annual Meeting?”
Board of Directors Nominee Determination
At the recommendation of the Nominating, Governance & Sustainability Committee, the Board has nominated ten (10) individuals for this year’s election. The Board believes that each director nominee possesses and demonstrates the character, integrity, independence, business judgment and all other requisite skills, qualifications and attributes necessary to effectively (i) act in the best interests of the Company and its stockholders and (ii) exercise active and independent oversight of the Company’s Enterprise Leadership Team, business affairs and assets. As a group, the director nominees create a diverse, knowledgeable and experienced Board with strong executive experience; financial expertise; knowledge and experience in healthcare; expertise in information systems; protection and digital innovation; and consumer orientation necessary to oversee the Company’s business and the execution of our strategy.
We believe that the current Board members have a deep commitment to the Company’s success, as evidenced by the key qualifications, skills, experiences and diversity of backgrounds of each director described herein. The information given in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.
Vote Required and Recommendation of the Board of Directors
A director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. Shares not present at the Annual Meeting and Shares voting “abstain” or broker non-votes have no effect on the election of directors. Under the Company’s Majority Vote Policy, following a director’s initial election to our Board of Directors, the director is required to submit his or her irrevocable resignation to our Board of Directors, conditioned upon (i) the director not achieving the requisite stockholder vote at any future meeting at which they face re-election, and (ii) acceptance of the resignation by the Board of Directors following that election. The Board of Directors has 90 days to determine whether or not to accept the director’s resignation and to report this information to our stockholders.
FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES.

Proposal One • 2026 Proxy Statement | Humana	17

Corporate Governance

Humana is committed to having sound corporate governance principles and operates within a comprehensive plan of governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and ensuring compliance with such responsibilities and standards. Sound corporate governance is essential to running our business effectively and to maintaining our reputation of integrity in the marketplace. In addition, our Board of Directors has adopted Corporate Governance Guidelines, which we refer to as the Guidelines, intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual. The Guidelines may be viewed on our website at www.humana.com. From the www.humana.com website, click on “More Humana,” then click on “For Investors,” then click on “Corporate Governance” subcategory and then click on the link titled “Corporate Governance Guidelines.”
Role of the Board and Board Leadership
Role of the Board
The business of the Company is managed under the direction of the Board, whose members are elected annually by the Company’s stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be in the best interests of Humana and its stockholders, while engaging in active and independent oversight of the management of the Company’s business affairs and assets. In order to fulfill its responsibilities to the Company’s stockholders, the Board, both directly and through its committees, regularly engages with management to both evaluate the Company’s current operations and encourage the innovations and strategic imperatives that will drive our success in the future. The Board monitors management performance through reviews of the most critical issues facing the Company, including approval of the Company’s strategy and mission, execution of the Company’s financial and operational goals, oversight of risk management, succession planning, and determination of executive compensation. The Board plans for the future by ensuring management focuses on innovation in our strategy to meet the speed of change in our industry and monitoring the Company’s human capital management functions, working closely with the Enterprise Leadership Team to ensure the Company has the correct levels of talent in place — within each business segment — for continued success in present and future states of the Company.
Board Oversight of Risk
While management is responsible for designing and implementing the Company’s risk management process, controls and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The full Board regularly reviews risks that may be material to the Company, including those detailed in the Audit Committee’s reports and as disclosed in the Company’s quarterly and annual reports filed with the SEC. While the Board has established committees designated for various oversight functions, it is common practice for committees to collaborate on overlapping issues.

18	Humana | 2026 Proxy Statement • Corporate Governance

Board of Directors Oversees Management of Major Risks
• Regulatory & Public Policy • Legal	• Succession Planning • Strategic Execution	• Brand Reputation • Investment Objectives	• Cybersecurity • Data Governance	• Financial • Clinical Quality
Committees of the Board of Directors

Audit
•
Financial Statement integrity and reporting

•
Legal, regulatory and compliance

•
Internal controls

•
Cybersecurity
risk oversight, including artificial intelligence and machine learning

Organization & Compensation • Executive and non-executive compensation policies and practices • Succession planning • Human capital management	Nominating, Governance & Sustainability • Governance structure and processes • Legal and policy matters • Stockholder concerns • Board refreshment • ESG oversight	Technology • Information security, technology, privacy & data protection • Company IT strategy and consumer facing technology • Emerging technologies, including artificial intelligence	Investment • Investment objectives and policies • Investment results and performance evaluation	Clinical Quality • Clinical outcomes • Healthcare quality
Management

Business units identify and manage business risks; Central functions design risk framework (setting boundaries and monitoring risk appetite); and Internal Audit provides independent assurance on design and effectiveness of internal controls and governance processes.

The Company’s Enterprise Risk Management (ERM) governance structure consists of oversight from the Board and the Audit Committee (in collaboration with material risks overseen by other committees), and implementation through the Company’s Enterprise Leadership Team utilizing a three lines of defense model to delegate responsibility for critical risk management processes across the business functions and operational areas, as well as compliance and internal audit teams.
Humana’s first line of defense consists of business areas and operational teams across the Company, and is responsible for identifying, assessing, mitigating, monitoring, and managing risk within their respective areas. Our ERM and Regulatory Compliance departments represent the second line of defense. The ERM department is led by Humana’s Chief Financial Officer, to whom the Chief Audit and Risk Officer (CARO) reports, whereas the Regulatory Compliance department is led by Humana’s Chief Legal Officer (CLO), to whom the Chief Compliance Officer (CCO) reports. Internal Audit (IA) represents the third line of defense, which provides independent and objective assurance to senior management and the Board regarding first and second line risk management functions, internal control systems, and governance processes.
The Board and each Committee receive updates no less than quarterly, with the CARO and CCO updating the Audit Committee on the assessment, monitoring and mitigation of financial and non-financial risks material to the Company in the short, intermediate, and long-term, the effectiveness of the Company’s control environment in preparing for, stress testing, and managing these risks within the Company’s risk appetite statement, the functioning of the Company’s internal controls and procedures, and the identification and analysis of key emerging risks.
The goal of the Company’s ERM governance is to achieve robust and thoughtful board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to prepare for, test and monitor, respond to and mitigate these risks, each in a manner that closely aligns to the Company’s risk appetite, disclosure controls and procedures.
Board Leadership
Leadership of the Board is essential to facilitate the Board acting effectively as a working group to the benefit of the Company and its performance. As Chairman of the Board, Kurt J. Hilzinger assumes key duties to ensure effectiveness and collaboration in all aspects of the Board’s design, operations, and risk oversight function.

Corporate Governance • 2026 Proxy Statement | Humana	19

Duties of Our Chairman

Serves as Chair of regular sessions of the Board and manages the overall Board process, including meeting design topics and agendas.

Leads the Board in anticipating and responding to crises, including the ability to call special meetings for the consideration of risk oversight and other matters.

Oversees and monitors Board engagement, participation, and continued education to ensure our directors are in-tune with issues of our dynamic industry and the evolving landscape.

Engages with stockholders, through verbal or written communications, and presides over the Company’s Annual Meeting of Stockholders. Also recommends to the Board an agenda to be followed at the Annual Meeting.

Works with the Organization & Compensation Committee to develop the process for CEO compensation evaluations.

Provides guidance and direction to the CEO and Enterprise Leadership Team.

Evaluates overall Board effectiveness, with emphasis on identifying areas of enhancement, development and/or furtherance and communicating these observances to the Board for discussion

Represents the Board on occasions where it is important for the Board to respond on matters independently from the Company’s Enterprise Leadership Team.

Partners with and supports the Nominating, Governance & Sustainability Committee with the director selection process, as well as director on-boarding and orientation programs.

Conducts individual meetings with other directors, including the CEO, and Enterprise Leadership Team to encourage open communication, collaboration, and differences in perspective.

Models culture, philosophy, inclusivity, and values expected of all directors.

Our Board maintains the flexibility to choose the leadership structure that is in the best interests of our stockholders. When making this determination, the Board considers the recommendation of the Nominating, Governance & Sustainability Committee, the current circumstances and strategic priorities at the Company, and the skills and experiences of the individuals involved, among other considerations.
At this time, given the composition of the Company’s Board, Mr. Hilzinger’s effectiveness as our Chairman, status as an independent director and previous service as our Lead Director and the current challenges faced by the Company, the Board believes that separating the chief executive officer and board chairman positions provides the Company with the right foundation to pursue the Company’s strategic and operational objectives, while maintaining effective independent oversight and objective evaluation of the performance of the Company.
During a period in which the chairman and chief executive officer positions are combined, a Lead Director is appointed from our independent directors. The Lead Director sets agendas for and convenes meetings and executive sessions of the independent directors, approves Board meeting agendas, and otherwise represents the Board on occasions where it is important for the Board to respond independently from the Company’s Enterprise Leadership Team. Our stockholders would be notified of a combination of the chairman and chief executive officer role promptly upon the Board’s decision to do so.
Board Engagement and Undertakings
The Board holds itself to a high standard of engagement, with a hands-on approach that leads to critical insights regarding our customers, operations and business and enhances their level of governance and oversight. An essential component to the Board’s engagement is communicating with the Company’s internal and external stakeholders. To accomplish this, meetings of the Board may be held in key Company markets where, together with management, the Board will personally meet with associates, customers, providers and other stakeholders to gain direct feedback into the Company’s operations, experiences and overall effectiveness. The Board also holds virtual meetings to both increase the efficiency of the Board’s time and expand its reach of engagement with Company personnel and other stakeholders.
Certain other engagement practices of our Board are described below.
•
Follows an annual topical calendar used to balance strategic, operational, compliance, and cultural matters, among others, and receives detailed reports on those topics, in addition to ad hoc subjects, throughout the year.

•
Utilizes clear and proactive Board meeting agendas to achieve high productivity at each meeting.

•
Holds executive sessions during every meeting, with the CEO present and then with only the independent directors. Relevant feedback is then reported to the CEO and the Enterprise Leadership Team, facilitating direct communication from the Board to the Enterprise Leadership Team.

20	Humana | 2026 Proxy Statement • Corporate Governance

•
Maintains regular communication with the CEO and Enterprise Leadership Team, apart from formal Board meetings, to ensure consistent and continuous progress toward established goals.

•
Employs Board technology tools to review Board materials and to remain informed of ongoing Company endeavors, to efficiently communicate with the Enterprise Leadership Team and to take formal action when necessary.

•
Performs in-depth organizational structure reviews, through the Organization & Compensation Committee, on culture, diversity and related matters, and engages regularly with rising leaders within the Company. The Organization & Compensation Committee also regularly reviews associate engagement scores, and for 2025, 84% of associates reported they were highly engaged, representing the 74th percentile overall of benchmark companies. Refer to the section titled “Our Culture, Engagement and Approach to Work” in this proxy statement for a discussion of these results.

•
Receives continued education from external consultants on a wide range of industry topics to keep them apprised of the latest trends and anticipated future trajectories. In addition to our director’s individual pursuits, Board education opportunities during 2025, included, (i) a formal education session with external consultants; (ii) guest speaker attendance during select meetings; and (iii) briefings on regulatory trends and developments.

•
Participates in the Company’s robust stockholder engagement program.

2025 Board and Committee Meetings 23 Videoconference / Teleconference 20 In-person 1 Annual Stockholder	2025 Director Attendance 100% of our incumbent director nominees elected at the 2025 Annual Meeting of Stockholders met NYSE attendance requirements of at least 75%
Management Succession and Leadership Development Planning
The Organization & Compensation Committee, in collaboration with the full Board, oversees Enterprise Leadership Team succession and development planning, with a primary focus on succession planning for our CEO. This is an ongoing process as part of the Board’s annual operations, designed to address planned transitions and unexpected vacancies. As part of this oversight:
•
The Board, at least annually, conducts talent reviews for our CEO, Enterprise Leadership Team, and key senior leaders that focuses on continued development and succession readiness for each of our key leadership positions.

•
The Organization & Compensation Committee develops succession plans for the CEO and Enterprise Leadership Team in the event of death, disability, removal, or resignation.

•
As appropriate, the Board and Organization & Compensation Committee develops a timeline for CEO search and onboarding processes, identifies relevant skill sets for CEO candidates, conducts reviews of internal and external candidates, and interviews candidates.

•
The Organization & Compensation Committee performs in-depth organizational structure reviews of segments and functions within the Company to assess leadership bench strength, reporting out on these reviews to the full Board.

•
The full Board engages regularly with rising leaders within the Company.

In addition to these ongoing processes, the Board holds executive sessions with and without the CEO present to discuss CEO and Enterprise Leadership Team succession as needed. While the Organization & Compensation Committee and Board regularly perform talent assessments as part of the established succession planning process, robust discussion about management succession is more frequent when there is an active succession or search underway.
The Board will continue to evaluate the succession planning processes on a regular basis, and provide transparency on our approach to attracting, retaining and cultivating future generations of leadership at the Company. For more information on the role our compensation program plays in this process — including properly incentivizing our Enterprise Leadership Team to progress on Humana’s strategic priorities and core business drivers — please refer to the “Compensation Discussion and Analysis” of this proxy statement.

Corporate Governance • 2026 Proxy Statement | Humana	21

Stockholder Engagement
The Board, together with its committees and the Company’s Enterprise Leadership Team, routinely interacts with our stockholders, and reviews and responds to the feedback received from them — through formal stockholder engagements, stockholder voting results and routine communication during the year — creating a feedback loop of transparency into our compensation and governance practices. The continuous dialogue supplements the Board’s customary review of our governance and compensation programs, policies and/or practices as it considers areas for enhancement or improvement.
In addition to the above interactions, the Company routinely meets with stockholders, prospective investors, and analysts throughout the year during industry conferences and other events. The Company’s meeting schedule, presentations to investors and webcast replays are available via the Investor Relations section on our website. From www.humana.com, click on “More Humana” then click on “For Investors” and then click on the tab for “Calendar of Events” or “Historical Webcasts and Presentations.”
2025 Engagement Campaign
We have a long-standing practice of proactive engagement with our stockholders through an annual fall campaign to facilitate open lines of dialogue and understand stockholder perspectives. Throughout this process, the Company offers participation by members of the Board and Enterprise Leadership Team. In the fall of 2025, we solicited engagements with thirty of our largest stockholders, representing approximately 63% of our outstanding Shares as of June 30, 2025, and held six engagements, representing approximately 16% of our outstanding Shares. These engagements affirmed our belief that stockholders are satisfied with our current program, practices, and ongoing communications throughout the year on matters concerning the Company generally and the Board’s oversight.
Key Engagement Themes
The Board appreciates hearing from our stockholders to gain insight and perspective on their priority issues and believes these practices are in the best interest of our Company and our stockholders. Stockholder perspectives are a key consideration in Board and Committee dialogue and action, particularly on matters and topic areas where we have regular communication with our investors. Discussions with stockholders in 2025 covered a broad range of themes and topics, including:
Industry Dynamics & Board Oversight of Long-Term Strategy	• Strategic oversight of long-term business outlook including Star Ratings recovery and industry trends
Board Composition & Refreshment	• Board composition and director refreshment process, with a focus on collective skillsets and attributes needed to both meet the moment and anticipate future industry and technology evolutions
Executive Compensation	• Continued direct correlation of incentive metrics with business strategy and transformation, as well as the importance of long-term pay for performance alignment
Enterprise Leadership Team Succession
•
Board’s oversight of Enterprise Leadership Team (ELT) changes and approach to succession planning in consideration of (i) internal development versus external candidates and (ii) a relatively new ELT

Emerging Oversight Areas	• Use of Artificial Intelligence (“AI”) in company operations and adequacy of disclosures • The Board’s oversight of the Company’s AI deployment, governance and controls

22	Humana | 2026 Proxy Statement • Corporate Governance

Actions Taken in Areas of Stockholder Focus
Our Board respects the views voiced by our stockholders and understands the importance of regular engagement as priority issues emerge and evolve over time. Feedback received during conversations with stockholders has, in some cases, led to the reaffirmation of, or enhancements to, certain of our corporate governance, ESG, and executive compensation practices. The Board, in collaboration with management, took certain actions in 2025 in key areas of investor focus, including:
Board Composition & Refreshment	• Implemented committee member rotations on the Organization & Compensation Committee, Clinical Quality Committee, and Technology Committee during 2025.
Executive Compensation
•
The Organization & Compensation Committee remains focused on attracting and retaining highly qualified executives and directly linking compensation to the achievement of our financial and strategic goals.

•
The Committee delivered on its commitment to return to a 2025 performance stock unit (“PSU”) structure based on relative three-year total shareholder return (“TSR”) performance, coupled with operational and strategic metrics directly tied to financial performance.

Enterprise Leadership Team Succession
•
Executed a key leadership transition within our Insurance Segment which will continue to advance our efforts to become a worldclass, consumer healthcare company and position the Company for continued shareholder value creation.

•
Established a President of Medicare Advantage position to support continued emphasis on delivering operational excellence across our insurance businesses.

Emerging Oversight Areas
•
Continued to provide transparent disclosure on our approach to the responsible and ethical use of AI, including enhanced discussion of our AI practices, oversight and controls within the Humana Impact Report.

•
The Board of Directors determined it was in the best interests of all stakeholders to amend the Audit Committee and Technology Committee Charters to specifically address their joint oversight responsibilities for emerging technologies such as AI.

Corporate Governance • 2026 Proxy Statement | Humana	23

Board Evaluation Practices
The Board is committed to a rigorous self-evaluation process. Through evaluation, directors annually review the performance of the Board and each committee, as well as their own individual contributions, including areas where the Board feels it functions effectively, and most importantly, areas where the Board can improve. The Nominating, Governance & Sustainability Committee, with participation from our Chairman and Chief Executive Officer, initiates the annual Board evaluation process. We believe that maintaining a review process for each individual director, each committee of the Board, and the Board as a whole helps to (i) ensure an adequate representation of requisite skills; (ii) encourage high levels of engagement from directors; and (iii) strengthen the overall effectiveness of our Board. Results of the evaluations are shared with the Chairman of the Board and the Chair of the Nominating, Governance & Sustainability Committee and then later discussed with the entire Board in an aggregated manner, with agreed upon actions and improvements then implemented and monitored for effectiveness.
Board Evaluation
The Board evaluation typically consists of a written questionnaire containing qualitative scaled and open-ended questions related to the effectiveness of the Board during the prior year. The questionnaire targets specific areas of responsibility and critical attributes of the Board in order to solicit candid feedback from each director. The questionnaire also seeks practical input as to what the Board is doing well, areas in which the Board could improve and any undertakings that the Board should commence or terminate.
Director Self-Evaluation
The director self-evaluation requires each director to honestly reflect upon and carefully consider his or her performance based on key characteristics that are expected of all Board members. The self-evaluation also allows directors to provide additional or updated information regarding their skills and qualifications which in turn helps the Nominating, Governance & Sustainability Committee make future assessments and determinations regarding Board composition. The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, their committee roles and responsibilities, as well as legal and ethical matters. Annually, the Board will meet for purpose of furthering their education through external guest speakers to gain insights into key issues facing the industry and the Company, to supplement management’s views and perspectives.
Committee Evaluation
Each of our Board committees engages in an annual performance evaluation and a general charter adequacy review. Each committee is responsible for determining the manner of evaluation and for carrying out the evaluation. Generally, the committee evaluations coincide with the annual Board evaluation and similarly, consist of a written questionnaire containing qualitative scaled and open-ended questions related to the effectiveness of the committee during the prior year. Further, the Board evaluation questionnaire includes a section specifically concerning Board committee structure which is an opportunity for board members to provide feedback regardless of their individual committee membership.

24	Humana | 2026 Proxy Statement • Corporate Governance

Committee Membership and Meetings
The Board of Directors has the following standing committees: Audit; Organization & Compensation; Nominating, Governance & Sustainability; Technology; Investment; and Clinical Quality. Only directors meeting the applicable SEC and NYSE director independence standards and Internal Revenue Code “outside director” criteria may serve on the Audit Committee, the Organization & Compensation Committee, and the Nominating, Governance & Sustainability Committee. Each standing Board committee operates pursuant to a charter, which may be viewed on our website at www.humana.com. From the www.humana.com website, click on “More Humana,” then click on “For Investors,” then click on “Corporate Governance,” then click on the “Committee Charters” subcategory. The number of Board committee meetings (virtual and in-person) held in 2025 and membership as of March 1, 2026, were as follows:
Director	Audit	Organization & Compensation	Nominating, Governance & Sustainability	Technology	Investment	Clinical Quality
Kurt J. Hilzinger
James A. Rechtin
Raquel C. Bono, M.D.
Frank A. D’Amelio
David T. Feinberg, M.D.
Wayne A. I. Frederick, M.D.
John W. Garratt
Karen W. Katz
Marcy S. Klevorn
Jorge S. Mesquita
Gordon Smith
Number of Meetings in 2025	9	3	3	3	4	10
= Chair	= Member
Audit Committee
Committee Responsibilities
Pursuant to its charter, the Audit Committee:
•
assists the Board of Directors with the oversight of the integrity of our financial statements and disclosures and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and the independent registered public accounting firm;

•
bears responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attest services;

•
pre-approve all permitted non-audit services to be performed by the independent registered public accounting firm and establish policies and procedures for the independent registered public accounting firm to provide such non-audit services;

Corporate Governance • 2026 Proxy Statement | Humana	25

•
reviews with the independent registered public accounting firm, our internal audit department, and our financial and accounting personnel, the effectiveness of our accounting and financial controls and, where appropriate, makes recommendations for the improvement of these internal control procedures;

•
reviews the scope, funding and results of our internal audit function, including the independence and authority of our reporting obligations, the proposed audit plans for the year, and the coordination of these plans with the independent registered public accounting firm;

•
reviews the scope, funding and results of our Enterprise Risk Management program and compliance program, including receiving, at least quarterly, updates regarding any significant matters regarding the Company’s risk management and compliance with regulatory requirements and contracts with government entities, respectively;

•
collaborates with the Technology Committee to regularly receive updates on risks, and risk mitigation measures, related to Company’s information technology, internal controls, information security, cyber security, business continuity and disaster recovery programs, and emerging technologies such as artificial and augmented intelligence (AI);

•
reviews the financial statements and other information contained in our Annual Report and other reports to stockholders with management and the independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the stockholders and reviews any changes in accounting principles;

•
confers independently with our internal auditors, Chief Audit and Risk Officer, Chief Compliance Officer and key members of management, and the independent registered public accounting firm;

•
determines and approves the appropriateness of the fees for audit and permissible non-audit services performed by the independent registered public accounting firm;

•
discusses with management our compliance with applicable legal requirements and with our internal policies regarding related party transactions and conflicts of interest;

•
discusses our policies with respect to risk assessment and risk management;

•
maintains free and open means of communication between the members of our Board of Directors, the independent registered public accounting firm, our internal audit department, our Chief Audit and Risk Officer, our internal compliance department, and our financial management; and

•
annually evaluates its performance and the adequacy of its Charter.

Corporate Governance Determinations
The Board of Directors has determined that each of the members of the Audit Committee at February 18, 2026 is independent according to SEC and NYSE requirements, and each is financially literate, as defined in the NYSE listing standards. The Board of Directors has determined further that Messrs. D’Amelio and Garratt and Dr. Bono each meet the definition of “audit committee financial expert.” PricewaterhouseCoopers LLP, our independent registered public accounting firm, reports directly to the Audit Committee. No member of the Board’s Audit Committee serves on the audit committees of more than three publicly traded companies. The Report of the Audit Committee for the year ended December 31, 2025, is set forth in this proxy statement under the caption “Audit Committee Report.”
Organization & Compensation Committee
Committee Responsibilities
Pursuant to its charter, the Organization & Compensation Committee:
•
reviews and approves our goals and objectives relevant to the compensation of our CEO, evaluates the CEO’s performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors, determines and approves the CEO’s compensation level based on this evaluation;

•
reviews and approves all elements of compensation paid to our current or prospective executive officers, including without limitation, annual base salaries, incentive-compensation plans (including both cash- and equity-based awards and opportunities), employment, change in control or severance programs and agreements, and any special compensation or benefits, including supplemental retirement benefits and any perquisites;

•
makes recommendations to the Board with respect to proposed changes in compensation and benefits for non-employee directors;

•
approves equity-based grants to our executive officers and other associates;

26	Humana | 2026 Proxy Statement • Corporate Governance

•
reviews and discusses with management the Company’s compensation plans and policies for all employees (including the Named Executive Officers) with respect to risk management and risk-inducing incentives;

•
ensures preparation of the Compensation Discussion and Analysis and the Compensation Committee Report as required by SEC regulations and compliance with requirements to obtain stockholder approval of certain executive compensation matters and equity compensation plans;

•
monitors compliance of executive officers and non-employee directors with relevant stock ownership guidelines, including the director stock ownership policy;

•
reviews with management periodically, as it deems appropriate, management succession and inclusion and diversity practices;

•
administers our stock compensation plans, Executive Management Incentive Compensation Plan and other substantially similar or successor incentive compensation plans; and

•
annually evaluates its performance and the adequacy of its Charter.

Scope of Authority, Processes and Procedures
The Organization & Compensation Committee acts on behalf of the Board of Directors to establish the compensation of our executive officers and provides oversight of our compensation philosophy, as described in this proxy statement under the caption “Compensation Discussion and Analysis.” The role of the executive officers and the outside compensation consultant in establishing executive compensation is discussed in this proxy statement under the caption “Compensation Discussion and Analysis.” Other than routine administrative matters and the ability of our CEO to approve grants of equity awards subject to certain individual and annual thresholds, no executive compensation decisions are delegated to management.
Compensation Committee Interlocks and Insider Participation
No member of the Organization & Compensation Committee: (i) is or has ever been an officer or employee of the Company; or (ii) is or was, during the last fiscal year, a participant in a “related person” transaction requiring disclosure under Item 404 of the SEC’s regulations (see discussion in this proxy statement under the caption “Certain Transactions with Management and Others”); or (iii) is an executive officer of another entity at which one of our executive officers serves either as a director or on its compensation committee.
Corporate Governance Determinations
During 2025, Wayne A. I. Frederick, M.D. (Chair until January 1, 2026), Karen W. Katz, Brad D. Smith and Gordon Smith (Chair as of January 1, 2026) served as members of our Organization & Compensation Committee. Considering (i) the source of each director’s compensation, including any consulting, advisory or other compensatory fees paid by the Company; and (ii) whether each director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company, the Board has determined that each member of the Organization & Compensation Committee at February 18, 2026, is independent, as defined by the SEC and the NYSE, and is considered to be a “non-employee director” as defined by Section 16 of the Securities Exchange Act of 1934, as amended.
Compensation Risk Determination
In early 2026, the Organization & Compensation Committee reviewed management’s assessment of the risks associated with the Company’s compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. Following a review of this assessment, the Organization & Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.
Nominating, Governance & Sustainability Committee
Committee Responsibilities
Pursuant to its charter, the Nominating, Governance & Sustainability Committee:
•
recommends to the full Board criteria for the selection and qualification of the members of the Board;

•
evaluates and recommends for nomination by the Board candidates to be proposed for election by the stockholders at each annual meeting;

Corporate Governance • 2026 Proxy Statement | Humana	27

•
seeks out and assists in the recruitment of highly qualified candidates to serve on the Board;

•
recommends for Board approval candidates to fill vacancies on the Board which occur between annual meetings;

•
develops, periodically reviews and recommends to the Board revisions to the Guidelines;

•
studies and reviews with management the overall effectiveness of the organization of the Board and the conduct of its business, and makes appropriate recommendations to the Board;

•
reviews the overall relationship of the Board and management;

•
reviews issues and developments pertaining to corporate governance;

•
reviews our public policy and political spending practices through regular reviews of our policy on political expenditures, expenditures and payments made with corporate funds, and overall political activity, including review of our Political Contributions and Related Activity Report;

•
reviews the Company’s programs and policies relating to significant ESG and sustainability matters, and periodically receive updates from the Company’s management regarding significant ESG and sustainability undertakings; and

•
annually evaluates its performance and the adequacy of its Charter.

Technology Committee
Committee Responsibilities
Pursuant to its charter, the Technology Committee:
•
receives, reviews and provides feedback on the Company’s annual IT strategy report which includes a summary view of the strategic technology investments, execution roadmap and IT capital plan;

•
receives, reviews and provides feedback on the Company’s Enabling Technologies Strategy which contemplates investments in technology capabilities which may be considered foundational investments that are non-specific to one or more business strategies, but create capabilities and conditions to enable business strategies;

•
receives, reviews and provides feedback on certain High Impact Use Cases (i.e., purpose-driven applications of technology) which management considers highly representative of transformational business capabilities or consumer and provider experiences. Such use cases inform required investments in business and technology capabilities;

•
receives, reviews and provides feedback on the Company’s annual scan, assessment and report on emerging technologies and innovations deemed likely to be relevant to the Company’s future competitiveness and which may represent opportunities or threats to the Company;

•
receives, reviews and provides feedback on the Company’s Competitive Analysis of the technology capabilities and investments in industry-relevant capabilities being made by Healthcare IT companies, market moving “technology titans,” as well as traditional and non-traditional competitors;

•
receives, reviews and provides feedback on the Company’s IT Operating Strategy, including governance models, operating model and talent assessment; and

•
in conjunction with the Audit Committee, receives, reviews and provides feedback on the Company’s ongoing assessment and plan to address IT risks including information technology (IT) internal controls, cybersecurity, business continuity and disaster recovery initiatives, and emerging technologies such as artificial and augmented intelligence (AI).

Senior leadership also briefs the Technology Committee and board members on matters relating to the Company’s strategic technology capabilities, including information security capabilities. Senior leadership provides briefings to the Audit Committee and Technology Committee on information technology controls and risk as least once per year, and separately updates the full Board of Directors on cybersecurity matters at least once per year. Briefings are also provided as needed in response to industry or company specific developments or material events.
Investment Committee
Committee Responsibilities
Pursuant to its charter, the Investment Committee establishes investment objectives and policies for our various investment portfolios and investment options available under our employee benefit plans, reviews investment results, and annually evaluates its performance.

28	Humana | 2026 Proxy Statement • Corporate Governance

Clinical Quality Committee
Committee Responsibilities
Pursuant to its charter, the Clinical Quality Committee:
•
in conjunction with the Company’s management, periodically evaluates new developments and current trends with respect to patient experience and quality care that may affect companies in the healthcare industry;

•
receives, reviews and provides feedback on the Company’s efforts to integrate clinical experience and care models that: (a) positively impact member/patient health outcomes; (b) reduce the cost of care and improve health care affordability; (c) improve access to cost-effective, high-quality care; (d) address social determinants of health and reduce health disparities; and (e) improve member/patient experience and satisfaction;

•
receives, reviews and provides feedback on the Company’s clinical practices, policies and innovations, including value-based care strategies, clinical and quality trends, and strategic priorities;

•
receives, reviews and provides feedback on the quality of the Company’s healthcare services operations, including the quality of the Company’s pharmacy solutions, medical clinic operations and in-home care solutions; member/patient experience; and provider-led models for the delivery of care; and

•
annually evaluates its performance and the adequacy of its Charter.

Corporate Governance Policies
Majority Vote Policy for Director Elections
Under our Bylaws, a director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. In contested elections, those in which a stockholder has nominated a person for election to the Board, the voting standard is a plurality of votes cast. The Board has also adopted a policy to require the Board to nominate for election only nominees who agree that, if they are elected to the Board, they will tender an irrevocable resignation conditioned on, first, the failure to achieve the required vote for re-election at any future meeting at which they face re-election, and second, the Board’s acceptance of their resignation following that election. In addition, the Board may fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors, as described above. The Nominating, Governance & Sustainability Committee will submit a recommendation for prompt consideration by the Board whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The Bylaws also require stockholder nominees for director election to notify the Company whether or not such nominees intend to tender the same type of resignation required of the Board’s director nominees.
Change in Director’s Primary Position
The Board has adopted a policy requiring that a director whose primary position or affiliation changes must promptly notify the Board and the Nominating, Governance & Sustainability Committee of the change so that a determination may be made as to the value of his or her continued service on the Board.
Additional Public Company Board Service
As part of its commitment to ensuring that each of our directors have the capacity to devote sufficient time and effort to his or her duties as a director, the Board has adopted a policy under which (a) a director (other than a director who is the chief executive officer of a public company) may not be a director on more than four (4) public company boards (including the Company), and (b) a Director who is the chief executive officer of a public company may not be a member of more than two (2) public company boards (including the Company).
Director Stock Ownership Policy
Our Board believes that directors should be stockholders and have a significant personal financial stake in the Company. Consequently, the Board has adopted the following stock ownership guidelines for non-employee directors:
•
Each non-employee director must maintain a minimum equity ownership level of five times the annual cash retainer.

•
Shares deferred at the election of the director are considered owned for purposes of the calculation of the ownership requirement.

Corporate Governance • 2026 Proxy Statement | Humana	29

•
Any Shares owned by a non-employee director (or Shares received upon the exercise of options or vesting of restricted stock or restricted stock units, less an amount to cover the exercise price and/or current tax liabilities) must be held by the director until the minimum equity ownership level is reached and thereafter maintained.

•
Once the minimum equity ownership level has been achieved, any Shares received upon the vesting of restricted stock or restricted stock units, less an amount to cover current tax liabilities, must be held by the director until one year following the vesting date.

Compliance with these guidelines is monitored by the Organization & Compensation Committee.
Director Attendance
The Board has developed a number of specific expectations of directors to define their responsibilities and to promote the efficient conduct of the Board’s business. With respect to the level of commitment expected of directors and related attendance protocols, as part of the Guidelines, the Board formally adopted a policy that all directors should make every effort to attend all meetings of the Board and the Committees of which they are members, and the Company’s Annual Meeting of Stockholders. Attendance by telephone or video conference may be used to facilitate a Director’s attendance.
During 2025, apart from Committee meetings, the Board of Directors met 11 times. All incumbent director nominees elected at the 2025 Annual Meeting of Stockholders attended at least 75% of the scheduled meetings of the Board of Directors and meetings held by Committees of which they were members. Further, all director nominees serving as directors at that time attended the Annual Meeting of Stockholders held on April 17, 2025.
Executive Sessions of Non-Management Directors
In 2025, our non-management directors held regularly scheduled, formal executive meetings, separate from management and were led by our Chairman. Additional executive sessions of the Board are held as necessary or appropriate or upon the request of the Chairman, the Nominating, Governance & Sustainability Committee or any two other non-management directors. In addition, our non-management directors who qualify as independent within the meaning of our director independence guidelines meet together in executive session at least once annually; during 2025 they met in connection with each regularly scheduled Board of Directors meeting.
Code of Ethics and Code of Business Conduct
The Company has adopted the “Code of Conduct for the Chief Executive Officer and Senior Financial Officers,” which we refer to as the Executive Code of Ethics, violations of which are reported to the Audit Committee. In addition, we operate under the omnibus Humana Inc. Ethics Every Day, which we refer to as the Code of Ethics, which applies to all associates (including executive officers) and directors. The Humana Ethics Office is responsible for the design and enforcement of our ethics policies, the goal of which is to create a workplace climate in which ethics is so integral to day-to-day operations that ethical behavior is self-enforcing. All employees are required annually to review and affirm in writing their acceptance of the Code of Ethics. The Code of Ethics and the Executive Code of Ethics may be viewed on our website at www.humana.com. Any waiver for directors or executive officers from the provisions of the Code of Ethics or the Executive Code of Ethics must be made by the Board of Directors and will be disclosed within four days of the waiver on our website at www.humana.com. To see either the Code of Ethics or the Executive Code of Ethics or any waivers to either policy, go to www.humana.com, then click on “More Humana,” then click on “For Investors,” then click on “Corporate Governance,” and then click on the relevant link.
Policy Regarding Employee, Officer and Director Hedging
The Company has a policy prohibiting all associates (including executive officers and independent directors) from hedging or pledging transactions using Company stock, including: (1) engaging in short sales of Company securities; (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities, on an exchange or in any other organized market; or (3) engaging in certain monetization transactions, including holding Company securities in margin accounts or pledging Company securities as collateral.
Advocacy and Public Policy
With a focus on improving clinical outcomes and advancing affordability and access, our Company’s approach to advocacy and public policy is built around people (that is, the members, patients, providers, and communities we serve). To that end, our day to day efforts are centered around supporting policies that strengthen Medicare Advantage, accelerate value-based care in the home, expand opportunities to serve patients through primary and home-based care, integrate clinical solutions, create affordability for prescription drugs, and address barriers to care by addressing the root causes of poor health, as well as leveraging our

30	Humana | 2026 Proxy Statement • Corporate Governance

capabilities to remove barriers to access and partnering with clinicians to improve quality. This focus raises the bar for the care we provide to help move toward a future in which everyone has a fair and just opportunity to be as healthy as possible.
The Company has also established and sponsors a Political Action Committee (PAC), for which Company associates may voluntarily contribute. The PAC is registered with the Federal Election Commission (FEC) and certain states nationwide as required by applicable law. As a matter of policy, all Company political activities must promote the interests of the Company and must be made without regard for the private political preferences of Company officers or executives. Distributions from the PAC are made to federal and state office candidates (and related election committees) or to other PACs on a non-partisan basis when, like the Company, such persons are solution-oriented and believe in building a high-quality, accessible and affordable health care system. The PAC is also committed to supporting diverse candidates at the state and federal level. While the PAC has its own separate board of directors to oversee its operations, the Company’s Board — through its Nominating, Governance & Sustainability Committee — has responsibility for (i) reviewing the political contributions and political activities of the Company and the PAC and (ii) overseeing compliance with the overall policy, process and contribution criteria with respect to such contributions and activities. The Board reviews occur semi-annually, along with semi-annual publication of a Contributions and Related Activity Report (PAC Report). To learn more about our public policy and to review the most recent PAC Report, visit our website at www.humana.com, then click on “About Humana,” then click on either “Public policy” or “Political contributions.”
Communication with Directors and Management
Stockholders and other interested parties may communicate directly with our Chairman, non-management directors as a group, or any other individual director by using the “Contact the Board of Directors” form published on our website. Specifically, interested parties may visit our website at www.humana.com then click on “About Humana,” then click on “Board of Directors,” where instructions for contacting these persons are available. All directors have access to correspondence received through this mechanism. Additionally, stakeholders can use this mechanism to direct questions or concerns to members of the Company’s management on topics such as the Company’s business operations, business conduct, business relationships and conduct of Company personnel.
We use the staff of our Corporate Secretary to review correspondence received in this manner and will filter advertisements, solicitations, spam, and other such items. Concerns received that are related to accounting, internal controls or auditing matters are required to be brought immediately to the attention of our Chief Legal Officer and the Board and handled in accordance with procedures established by the Audit Committee with respect to such matters. Other concerns may be escalated to our Executive Resolution team for review and that team will work with members of management to address the issue with the stakeholder.
Member complaints, appeals and/or grievances related to Medicare Advantage, Medicaid or prescription drug coverage provided by our Company should not be directed through the above mechanism. Instead, members are encouraged to call the Customer Care number located on their Humana ID card or submit an online request for appeal, grievance or exception. Instructions for online submissions are located on our website at www.humana.com then click on “Complaints & Appeals.”

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Humana’s Impact

Board Oversight of Environmental, Social and Governance Matters
The Nominating, Governance & Sustainability Committee has responsibility for Board-level oversight of the Company’s environmental, social and governance (ESG) strategy, practices and reporting. The Nominating, Governance & Sustainability Committee receives formal ESG reports from management at least twice annually regarding the Company’s ESG initiatives, metrics and progress on established goals, as well as ad hoc ESG communications as necessary. The full Board is invited to attend and participate during these meetings and receives access to all ESG reporting. In addition, we have an internal ESG Steering Committee, overseen by our Chief Human Resources Officer and Chief Legal Officer, to guide the integration of our ESG efforts with our long-term business strategy. This ESG governance structure complements the long-standing responsibility of our Board and each of our Board committees in overseeing various aspects of the Company’s ESG-related risks and practices, as illustrated below:

32	Humana | 2026 Proxy Statement • Humana’s Impact

Our Strategic Focus
We realize that the future of our business is linked with the well-being of our associates, members and patients, the communities we serve, the healthcare system, and the environment. It is with our stakeholders in mind that we have established five key measure categories (collectively, the “Categories” or “Category”) of our ESG program that align to our strategic business goals, supporting our commitments to sustainable business and improving health outcomes. These Categories are the driving force behind our impact platform and guide our ESG program. They also correlate to the short and long-term strategic measures included in our compensation programs, creating an interconnectedness toward achievement. For additional information refer to the “Compensation Discussion & Analysis” in this proxy statement.
We have developed quantitative and/or qualitative factors within each Category to monitor, measure and report our performance. Transparent disclosures are a top priority, as such, we have mapped our disclosures to frameworks established by the Sustainability Accounting Standards Board (SASB) Managed Care Standard, the Task Force on Climate-Related Financial Disclosures (TCFD), and the Global Reporting Initiative (GRI).
Our Impact Platform
We have set our intentions to have a positive well-being impact among all of our stakeholder groups and have developed a platform where we believe we can make the most difference. Our impact platform sets the direction for how we will advance health equity, address needs in our communities and drive sustainable change with shared value. The Categories may connect to one or more areas within the impact platform, reinforcing the interconnectedness of our holistic approach to ESG. While we provide highlights of our ESG strategy herein, the Humana Impact Report is the primary source of reporting on our progress across the Categories and for detailed framework disclosures. The Impact Report is published annually in April and is available for download on our website at www.humana.com, then click “Humana’s Impact.”

For each person, we make it simpler for people to reach their best health.	For each community, we work to advance health equity and population health.	For the healthcare system, we help build more sustainable business, governance and healthcare practices.	For the environment, we invest in the health and sustainability of our environment.
For Each Person
Human Capital Management
For each person starts with each of our associates, approximately 67,060 as of December 31, 2025, and our approach to human capital management. Not only are our associates intrinsically connected under each dimension of ESG, they’re also essential to our Company’s success in delivering on our core strategy, creating positive healthcare experiences, demonstrating our health first purpose and providing human care for our members. We are committed to recruiting, developing, and retaining strong and diverse teams.

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These efforts are overseen by our Board of Directors through the Organization & Compensation Committee, whose functions include oversight of the Company’s human capital management policies and practices, which are implemented under the direction of our Chief Human Resources Officer.
We leverage our Workday system to obtain voluntary self-disclosed demographic information of our associates, allowing us to provide transparent disclosures. The chart below represents our workforce demographics as of December 31, 2025.
Our Culture, Engagement and Approach to Work
We believe that our members’ experience is linked to our associates’ experience — engaged, productive associates are the key to building a healthy company and caring environment where our associates go above and beyond for our members and patients, driving innovation, and offering fulfilling experiences that incentivizes them to stay with us over the long-term. We provide opportunities for our associates to add to their personal well-being experiences that go beyond health to enhance their individual need for purpose, belonging and security. With an average tenure of 7 years, our associates’ loyalty reflects our culture and commitment to growth. We believe that voluntary turnover rate (VTR) is an important indicator of workforce satisfaction as we strive for our associates to choose us over other opportunities. During 2025, our VTR was 13.8%, representing a decrease from 14.4% in 2024. We measure VTR using data generated via Workday and include any full or part-time, regular associates who left voluntarily during each year; contractors and variable staffing pool (VSP) are excluded, as are associates resulting from 2025 acquisitions not yet transitioned to Humana’s Workday system at yearend.
We regularly measure our success and seek opportunities to advance engagement, through an Annual Engagement Survey (AES) and continuous listening campaigns. Continuous listening involves our proactive solicitation, analysis and response to associate feedback throughout the year using pulse surveys. By regularly surveying samples of our workforce, we are able to continuously assess our effectiveness and act when needed, which in turn helps to strengthen our culture and support associate engagement.
We aim to conduct our confidential, third-party administered AES on an annual basis and encourage all of our associates to participate. The AES is an in-depth survey covering a variety of dimensions that align to the Company’s strategy and associate engagement. We aggregate survey results, provide them to our entire associate population and encourage leaders to use the information to create open, honest action plans with their teams to build upon our collective engagement. In 2025, the AES response rate improved to 79%, up from 78% in 2024, and showed that 84% of employees were highly engaged, an improvement from 83% in 2024.
Pay and Benefits Philosophy, Compensation and Financial Security
We believe a fair and transparent workplace is essential for associate trust and engagement. To that end, our Company advances pay transparency and equity to ensure compensation decisions are unbiased, competitive and aligned with our commitment to support every associate’s success. Each year, we conduct a comprehensive pay equity/gap analysis to identify and address potential pay disparities between associates performing similar work in similar capacities. Our pay and benefits structure are designed to attract, motivate, incentivize, retain, and reward our associates, at all levels of the organization, for their skill development, demonstration of our values and performance — fostering an engaged and talented team. Humana’s Total Rewards program complements these efforts by providing competitive compensation, robust benefits and resources that support health, financial security and work-life balance. While our programs vary by location, associate type and business, they generally include:

34	Humana | 2026 Proxy Statement • Humana’s Impact

Talent Development and Growth Opportunities
We are committed to promoting continuous learning and growth by offering associates a variety of resources to enhance their skills and advance their careers. Our professional development initiatives ensure associates have access to tools, mentorship and opportunities that enable them to succeed in their current roles and prepare for future growth opportunities, strengthening our organization and driving innovation. We also offer our associates education and certification program assistance through partner organizations and reduce or eliminate cost barriers to support achievement of their educational and career goals.
Addressing the Needs of Our Members and Patients
We are committed to helping people achieve their best health regardless of geography, background or circumstances. We believe health should be fair, supported and within reach for everyone. That’s why we work to remove obstacles that stand in the way of quality care. Through targeted programs, products and resources, including our CenterWell healthcare services businesses, we expand access and support so every person can connect with the resources they need.
We also collaborate closely with primary care physicians (PCPs) to create healthcare experiences that improve outcomes, reduce hospital stays, and lower costs for our Medicare Advantage (MA) members. With value-based care (VBC), PCPs serve as true partners in their patients’ health journeys. They go beyond the clinic walls, understanding their patients’ daily lives — their challenges, aspirations, and unique needs. Refer to our Value-Based Care Report for more information on these efforts.
For Each Community
At Humana, we believe health is shaped by more than clinical care — it is influenced by the strength of the communities where we live, work and connect. That’s why we partner with local organizations, nonprofits and civic leaders to address and remove social and economic barriers and build stronger, more equitable communities. Through volunteerism, philanthropy and strategic investments, we advocate for environments that support whole-person health.
We also invest in communities and support initiatives that address specific geographical health challenges, delivering on our commitment to improve access to healthcare, enhance quality and reduce barriers to healthy living. By focusing on community-centered solutions, we advance our mission to create healthier communities and help everyone to achieve their best health.
For the Healthcare System
Our mission is to deliver high-quality care and experiences to our members, patients, associates and communities. Through clinical excellence, integrated care, value-based models and interoperability, we endeavor to enhance healthcare delivery and outcomes. Our holistic, integrated approach to care and longstanding commitment to caring for vulnerable populations also afford us a unique opportunity to address the effects of health disparities in the U.S. healthcare system. We have established policies and programs that illustrate our commitment to responsible business practices and leverage our provider partnerships and procurement strategies in effort to shape a more efficient, effective, sustainable and higher quality healthcare system.

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Governance and Accountability
Throughout our operations, we are dedicated to ensuring that every business decision we make reflects our Standards of Excellence, commitment to accountability, health equity and improving health and well-being. Our governance practices and policies reflect strong controls that provide a solid foundation for our continued success.
Product Quality and Safety Assurance. As a services-focused healthcare company, we understand that our members and patients expect high-quality service offerings with careful attention to safety measures. We believe that the quality of our services and health plan offerings is not only a factor in a person’s decision to obtain and retain our services but also sets us apart in the healthcare industry. We have well-established and rigorous quality reviews and assessment processes for all insurance and CenterWell offerings have been consistently proven by prominent accreditations.
Further, in a healthcare industry increasingly driven by quality, we have a corporate Quality Improvement (QI) program — with practicing network physicians as members of various quality subcommittees — to monitor, evaluate and facilitate improvement in the quality of health care services provided to our members. The QI program is overseen by our Corporate Quality Improvement Committee (CQIC), which among other things, promotes alignment to the third dimension of quality (experience and outcomes) through collaboration with stakeholders, personal accountability and speaking up when quality does not meet our standards.
Ethics and Compliance. Our associates are integral to responsibly running our Company and key to our ethics and compliance practices. Through our comprehensive ethics and compliance training programs, we empower our associates to navigate the landscape of healthcare and corporate governance with a clear understanding of their roles and responsibilities, including our standard of conduct. That’s why we require Humana’s independent directors, executive officers and all other associates, and contractors to complete an annual ethics and compliance training course, which includes detailed training in enterprise risk management, cybersecurity, whistleblowers, conflicts of interest and more. In addition to required annual training, our Enterprise Compliance team regularly communicates and engages with associates on ethics and compliance topics throughout the year.
We also enforce a public Ethics Every Day policy as our standard of conduct, have an established Corporate Compliance Program, and adhere to a public set of Standards of Excellence. Additionally, we enforce Humana’s standards of conduct and compliance policies specifically designed for our contracted healthcare providers and third parties to deter fraud, waste and abuse. We require our contracted healthcare providers and third parties to uphold a similar commitment to ethical conduct and assure that they, their employees and downstream entities who support our Company comply with the guiding principles outlined in the compliance policy.
Responsible Data Use and Data Privacy. We recognize it is our responsibility to protect member data and patient privacy, as well as use enterprise-level analytics as we continue to innovate for those we serve. Integrating digital capabilities across the organization will further accelerate our Company’s move toward differentiated experiences for our customers at the intersection of healthcare and lifestyle, tailored especially to the needs of seniors. We adhere rigorously to the Health Insurance Portability and Accountability Act (HIPAA), a federal law designed to ensure the privacy of personal and health information, and in upholding our commitment to operational transparency we have made our Privacy Policy and Privacy Practices publicly available on our website at www.humana.com.
We further understand it is our duty to establish stable governance structures and controls as we continue to explore and integrate emerging technology within our services and product offerings. To that end, we have proudly adopted a Statement of AI Principles to guide our use of Artificial and Augmented Intelligence (AI) technology and have established interdisciplinary committees to support governance over the deployment and quality of AI models.
Cybersecurity. Trust is the foundation of healthcare relationships, and we take our responsibility to protect sensitive information seriously. We are also committed to continuously enhancing and strengthening our technology infrastructure and security protocols to protect against security breaches. Further, we have established formal data governance, which includes accountability, oversight, processes and controls to ensure our data usage transparency and nonrepudiation, and we refresh our data privacy and security policies at least annually. We employ best-practice precautions to safeguard information and protect our members’ data by deploying defensive practices against the ever-evolving cyber threat landscape. Examples of these practices include:
•
Employing a qualified Chief Information Security Officer

•
Maintaining tools to identify malicious cyber activity

•
Maintaining a 24/7 Cybersecurity Operations Center to monitor, detect and respond to cyber events and incidents

•
Maintaining a program of identity and access management, penetration testing and vulnerability scanning, and security monitoring

•
Monitoring risks posed by threat actors, including through partnerships with industry groups and government agencies

•
Providing annual cybersecurity training to our associates

•
Testing our associates’ knowledge through internal phishing simulations

36	Humana | 2026 Proxy Statement • Humana’s Impact

•
Hosting a multi-day learning event annually during National Cyber Security Awareness Month, an opportunity for all of our associates and contractors to learn more about cybersecurity awareness, hear from industry and cyber-crime experts, and collaborate with colleagues

•
Reporting data breaches, as required by law, to the U.S. Department of Health and Human Services (HHS), Office for Civil Rights (OCR), and various state agencies; our reports are publicly available, free of charge, and can be obtained through the OCR Portal at https://ocrportal.hhs.gov/ocr/breach

•
Maintaining a program to identify cybersecurity risks associated with certain third-party vendors, which is one component of an overall vendor risk management capability

To further reinforce our accountability in this area and verify compliance with state laws and regulations, we engage independent third-party firms to perform annual audits of the Service Organizational Controls 2 (SOC 2) of enterprise claims platforms within the following Trust Services Criteria: availability, confidentiality, security and processing integrity. Our information protection policies, standards and enterprise procedures are based on industry frameworks, security industry best practices and regulatory requirements that address several compliance objectives and substantiate the efficacy of our world-class security program.
For the Environment
We believe that putting health first for our members, patients and associates is inherently connected to the health of our planet and environment. The wellbeing of individuals and the communities we serve cannot be achieved without considering the broader ecosystem where we all live. We continue to invest our time and our resources where we can yield the most environmental impact, finding new ways to drive energy efficiencies, embrace renewable energy sources, and engage with suppliers who share our environmental values.
Our Workplace Solutions (WPS) Environmental Sustainability team — whose activities are accountable to our Chief Human Resources Officer — aims to support our Company’s lifelong well-being strategy by ensuring that we are doing our part to take on environmental factors that impact our health. The WPS Environmental Sustainability team is responsible for day-to-day planning, coordination and implementation of the Company’s operational environmental sustainability policies, including those around energy management and climate-change mitigation/adaptation.
We provide a full report of our greenhouse gas (GHG) emissions, energy consumption and water usage within the Humana Impact Report, available on our website at www.humana.com, then click “Humana’s Impact,” then refer to the “Environmental Year-over-year Data Inventory Table.” We also align our environmental reporting to the framework established by the Task Force on Climate-Related Financial Disclosures (TCFD). We encourage you to review our Environmental Sustainability Policy Statement and our CDP Report to learn more about our sustainability efforts and areas of concentration. These materials are available on our website at www.humana.com, then click “More Humana,” then click “For Investors,” then locate the respective document under “Featured Documents.”
Reducing Emissions Through Science-based Targets
Our environmental and sustainability strategies are grounded in near-term science-based targets (SBT), validated by the Science Based Targets initiative (SBTi), aligning our goals with a 1.5°C trajectory that encompasses Scope 1, 2 and 3 emissions. Our SBT are designed to reduce climate impacts and other environmental risks that affect health outcomes. In 2025, we expanded our SBT commitment with the approval of a new financial institution target. This important milestone highlights the Company’s continued dedication to sustainability and reinforces our commitment to improving health and well-being, while aiming for meaningful emissions reductions across the Company’s value chain. Refer to the Humana Impact Report for details on our 2025 SBT progress.

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Director Compensation

2025 Director Compensation Program
During 2025, our non-employee directors were compensated pursuant to the following schedule:
Annual Retainer(1)(4)	$125,000
Non-Employee Chairman of the Board Additional Annual Retainer	$240,000
Committee Chairperson fee per year: 1. Audit Committee Chair 2. Organization & Compensation Committee Chair 3. Nominating, Governance & Sustainability Committee Chair 4. All other Committee Chairs	$25,000 $20,000 $20,000 $15,000
Common Stock per year (1st Business Day of January)(2)(5)	$200,000 in common stock (variable # of shares)
Charitable Contributions Annual Match	up to $40,000
Group Life and Accidental Death Insurance – (except Chairman)(6)	$150,000 of coverage
Group Life and Accidental Death Insurance – Chairman(6)	$400,000 of coverage
Business Travel Accident Insurance	$250,000 of coverage
Restricted Stock Units Granted Initial Date of Election(3)	Restricted Stock Unit grant equal to the dollar value of the then current annual stock grant for directors

(1)
The annual cash retainer for each non-employee director is paid in equal amounts on a monthly basis during the service year. If a director ceases service on the Company’s Board of Directors during a year, the final cash retainer payment will be for the final month during any portion of which the director serves on the Company’s Board of Directors. A non-employee director will receive the full annual cash retainer amount for the initial year in which the director serves on the Company’s Board of Directors, regardless of the director’s initial date of election.

(2)
The annual common stock retainer is paid in the form of restricted stock units, vests at the end of the year of service related to the retainer and will be pro-rated for any service of less than the full year in respect of which the award is granted.

(3)
The initial award of restricted stock units is forfeited if the director serves less than one year on the Company’s Board of Directors. This initial award is in lieu of the annual common stock retainer for the year in which the director was first elected to the Board, but the director would receive the annual common stock retainer commencing in January of the year following election.

(4)
Pursuant to our revised Directors Stock Retention Policy, each non-employee director must maintain a minimum equity ownership level of five times the annual cash retainer. For additional information, please refer to “Corporate Governance — Corporate Governance Policies — Director Stock Ownership Guidelines” in this proxy statement.

(5)
Pursuant to the Company’s 2019 Amended and Restated Stock Incentive Plan, in no event shall any non-employee director of the Company be granted Awards that would result in total compensation for such director in connection with their service on the Company’s Board of Directors in excess of (a) with respect to a non-employee director, $1,000,000, and (b) with respect to a non-employee Chairman of the Board, $1,500,000, in each case, in any calendar year.

(6)
Coverage amount decreases 50% at age 70.

38	Humana | 2026 Proxy Statement • Director Compensation

2025 Compensation of Our Directors
The following table shows the compensation earned by our non-employee directors in connection with their service on our Board of Directors during all or a portion of the 2025 fiscal year:
Name(1)(2)(3)	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(3)(4)(5)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)
Raquel C. Bono, M.D.	125,000	200,092	—	—	—	27,286	352,378
Frank A. D’Amelio	150,000	200,092	—	—	—	2,786	352,878
David T. Feinberg, M.D.	140,000	200,092	—	—	—	1,188	341,280
Wayne A. I. Frederick, M.D.	145,000	200,092	—	—	—	40,414	385,506
John W. Garratt	140,000	200,092	—	—	—	774	340,866
Kurt J. Hilzinger	365,000	200,092	—	—	—	44,986	610,078
Karen W. Katz	145,000	200,092	—	—	—	40,486	385,578
Marcy S. Klevorn	140,000	200,092	—	—	—	42,286	382,378
Jorge S. Mesquita	125,000	200,092	—	—	—	40,992	366,084
Brad D. Smith	41,667	66,697	—	—	—	396	108,760
Gordon Smith	125,000	200,092	—	—	—	—	325,092

(1)
During 2025, Mr. Rechtin served as President and Chief Executive Officer of the Company, and therefore, as an employee director, did not earn compensation in connection with his service on our Board. Mr. Rechtin’s compensation as our Chief Executive Officer is discussed under “Executive Compensation” in this proxy statement.

(2)
Mr. Brad Smith did not stand for re-election at the April 17, 2025 Annual Meeting of Stockholders. Compensation disclosed represents amount earned for service during 2025 prior to his departure from our Board.

(3)
Under the Humana Inc. Deferred Compensation Plan for Non-Employee Directors, which we refer to as the Deferred Compensation Plan, non-employee directors may make an irrevocable election each year to defer compensation paid to them by the Company in the form of cash or stock for services rendered as Board members. For 2025, Mmes. Katz and Klevorn, Drs. Bono, Feinberg, and Frederick, and Messrs. D’Amelio, Garratt, Hilzinger, and Gordon Smith each deferred their stock compensation. The number of Shares that have been deferred by each director is set forth under footnote 1(c) to the section titled “Stock Ownership Information — Security Ownership of Directors and Executive Officers” in this proxy statement. A director electing to defer cash can choose any of the investment options offered in the Deferred Compensation Plan using Charles Schwab’s Retirement Plan Services (other than the Humana Common Stock Fund) or can invest in stock units that have a value relative to that of our common stock. For 2025, Ms. Katz, Dr. Feinberg, and Messrs. Hilzinger, and Gordon Smith each elected to defer a portion or all of their cash compensation under the Deferred Compensation Plan.

(4)
On January 2, 2025, when the fair market value of our common stock was $255.54, each director in office at that time, other than Mr. Rechtin, was granted a restricted stock unit award of 783 Shares, representing the annual grant of approximately $200,000 in common stock. The amount shown in this column is the per Share grant-date fair market value multiplied by the number of Shares awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718.

(5)
Vested restricted stock units with a payout deferral election made by the director accrue quarterly dividend equivalent rights that are reinvested into the director’s account as additional restricted stock units and will be included in the final restricted stock unit payment when the Shares are issued in accordance with the director’s payout election. This column does not include dividend equivalent units that have accrued through December 31, 2025 or dividend equivalent rights paid on any such deferred Shares.

(6)
Pursuant to equity award agreements, unvested restricted stock units will be prorated upon vesting for any portion of the year that the director did not serve. Mr. Brad Smith received a prorated number of restricted stock units upon vesting on December 31, 2025 based on service through the end of his term in April 2025. The value represented in this column is the prorated value of the number of Shares that vested in 2025, using the fair market value on the grant date of $255.54.

(7)
We pay for or reimburse our directors’ travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board, committee and stockholder meetings, which amounts are not included in the table above. From time to time, we may transport on Company aircraft one or more directors and members of their immediate family to and from such meetings or other Company business, or other personal use by a director, which amounts are represented in the table below under the column labeled “Other.” Directors may elect to participate in the medical and dental benefit programs offered to all of our associates at a rate comparable to the rate paid by associates and any premiums paid by the Company in connection with such plans are not included in the table below. In 2025, Ms. Katz and Mr. Garratt elected to participate. Under the terms of our director compensation policy, each non-employee director who participates in medical and

Director Compensation • 2026 Proxy Statement | Humana	39

dental plans provided by the Company will, for two years following the date of completion of a change in control, be eligible to participate in medical and dental plans on substantially the same terms as immediately prior to the change in control, including the requirement to pay premiums at the same rates as our associates. We also reimburse directors for other reasonable expenses related to board service, such as director education, which amounts are not included in the table above. In addition, we pay certain life and accidental death insurance premiums per outside director and provide a matching charitable gift program, in each case as disclosed below. The “All Other Compensation” amount above includes the following amounts earned in connection with service on our Board of Directors:
Director	Matching Charitable Gift ($)	Life Insurance ($)	Other ($)	Total − All Other Compensation ($)
Raquel C. Bono, M.D.	25,000	2,286	—	27,286
Frank A. D’Amelio	500	2,286	—	2,786
David T. Feinberg, M.D.	—	1,188	—	1,188
Wayne A. I. Frederick, M.D.	40,000	414	—	40,414
John W. Garratt	—	774	—	774
Kurt J. Hilzinger	40,000	3,168	1,818	44,986
Karen W. Katz	38,200	2,286		40,486
Marcy S. Klevorn	40,000	2,286	—	42,286
Jorge S. Mesquita	39,804	1,188	—	40,992
Brad D. Smith	—	396	—	396
Gordon Smith	—	—	—	—

40	Humana | 2026 Proxy Statement • Director Compensation

Stock Ownership Information

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and reports of changes in ownership of our Shares and our other equity securities. These reports generally are due within two business days of the transaction. Executive officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all the forms they file.
During the year ended December 31, 2025, based solely on a review of the reports furnished to the Company, or written representations by persons subject to Section 16(a), the Company believes that all executive officers, directors, and greater than ten percent beneficial owners of our Shares complied with Section 16(a) filing requirements applicable to us.
Security Ownership of Certain Beneficial Owners of Company Common Stock
We know of no person or entity that may be deemed to own beneficially more than 5% of our outstanding Shares except for:
	Number of Shares	Percent of Class Outstanding(1)
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	9,309,848 Shares	7.7%(2)
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	10,198,040 Shares	8.5%(3)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,199,071 Shares	11.8%(4)

(1)
The percentage of ownership is based on 120,591,312 Shares outstanding as of December 31, 2025.

(2)
Based upon a Schedule 13G/A filed with the SEC for the period ended March 31, 2025, BlackRock, Inc. reports that through various subsidiaries, it has sole power to vote 8,444,199 Shares and has sole dispositive power over 9,309,848 Shares.

(3)
Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2024, Dodge & Cox reports that it has sole power to vote 9,631,475 Shares and has sole dispositive power over 10,198,040 Shares.

(4)
Based upon a Schedule 13G/A filed with the SEC for the period ended June 30, 2025, The Vanguard Group reports that through various subsidiaries, it has shared power to vote 145,508 Shares, sole dispositive power over 13,623,001 Shares, and shared dispositive power over 576,070 Shares.

Stock Ownership Information • 2026 Proxy Statement | Humana	41

Security Ownership of Directors and Executive Officers
The following table shows stock ownership as of January 15, 2026, by (i) each of our director nominees; (ii) James A. Rechtin, our President and Chief Executive Officer; (iii) Celeste M. Mellet, our Chief Financial Officer; (iv) Susan M. Diamond, our former Chief Financial Officer; (v) each of our three other highest compensated executive officers serving as of December 31, 2025, (we collectively refer to these officers in this proxy statement as our Named Executive Officers, or NEOs); and (vi) by all our director nominees and executive officers as a group, including those named above.
	Company Common Stock Beneficially Owned as of January 15, 2026(1)(2)	Percent of Class as of December 31, 2025(3)
Raquel C. Bono, M.D.	397
Frank A. D’Amelio	20,634
David T. Feinberg, M.D.	441
Wayne A.I. Frederick, M.D.	440
John W. Garratt	173
Kurt J. Hilzinger	19,448
Karen W. Katz	590
Marcy S. Klevorn	436
Jorge S. Mesquita	3,361
Gordon Smith	765
James A. Rechtin	44,251
Celeste M. Mellet	8,669
Susan M. Diamond(4)	41,715
Japan A. Mehta	2,406
Michelle A. O’Hara	769
Sanjay K. Shetty, M.D.	9,052
All directors and executive officers as a group (20 in number, including those named above)	254,101	0.20%

(1)
Beneficial ownership of Shares, for purposes of this proxy statement, includes Shares as to which a person has or shares voting and/or investment power. Therefore, any restricted stock for which a person has voting power and all share equivalents in the Humana Retirement Savings Plan are included. These footnotes describe whenever an individual shares voting and/or investment power over the Shares beneficially owned by them.

The number of Shares listed:
(a)
Includes certain Share equivalents held for the benefit of the individuals in the Humana Retirement Savings Plan as of December 31, 2025, over which the employee participant has voting power and investment power. As of December 31, 2025, our Named Executive Officers held 0 of such Share equivalents in the Humana Retirement Savings Plan, while all of our executive officers as a group (10 in number, including our NEOs) held 813 of such Share equivalents.

(b)
Includes unvested restricted stock unit awards of our directors and executive officers which are scheduled to vest within 60 days after January 15, 2026, as follows (performance-based restricted stock units are shown at the maximum level):

Celeste M. Mellet	7,763
Susan M. Diamond	7,056
Japan A. Mehta	1,682
All directors and executive officers as a group (20 in number, including our NEOs)	29,669

42	Humana | 2026 Proxy Statement • Stock Ownership Information

(c)
Includes Shares which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after January 15, 2026 under the 2019 Amended and Restated Stock Incentive Plan. As of January 15, 2026, none of our non-employee directors held exercisable options. Exercisable options held by our NEOs and other executive officers as of January 15, 2026, or exercisable within 60 days thereof, were as follows:

James A. Rechtin	30,000
Susan M. Diamond	24,332
Sanjay K. Shetty, M.D.	7,023
All executive officers as a group (10 in number, including our NEOs)	126,148

(d)
Does not include stock awards to certain of our directors that have been deferred pursuant to our Deferred Compensation Plan for Non-Employee Directors. As of January 15, 2026, the Shares deferred were as follows (includes accrued dividend equivalent units on deferred Shares and deferred cash that was invested in stock units that have a value relative to that of our common stock):

Raquel C. Bono, M.D.	2,480
Frank A. D’Amelio	28,845
David T. Feinberg, M.D.	2,347
Wayne A.I. Frederick, M.D.	2,481
John W. Garratt	1,181
Kurt J. Hilzinger	43,163
Karen W. Katz	3,520
Marcy S. Klevorn	2,058
Gordon Smith	1,293

(e)
Does not include the January 2, 2026 annual stock retainer of 766 restricted stock units granted to each of our directors (other than Mr. Rechtin) pursuant to our director compensation program, which restricted stock units are expected to vest in full on December 31, 2026. The restricted stock units represent approximately $200,000 and were determined using the grant date fair market value of our Shares of $261.02.

(2)
As of March 1, 2026, no Shares are pledged by any of our executive officers or directors in accordance with our policy prohibiting pledging or hedging transactions.

(3)
Based on 120,591,312 Shares outstanding as of December 31, 2025. Unless indicated, ownership is less than 1% of the class.

(4)
In connection with her transition from the role of Chief Financial Officer, Ms. Diamond entered into an agreement with the Company on January 11, 2025 (the “Diamond Agreement”), under which Ms. Diamond received continued vesting of equity compensation in accordance with applicable provisions under the Company’s stock incentive plan. For additional information on the Diamond Agreement, see the section titled, “Potential Payments Upon Termination or Change in Control of the Company — Ms. Diamond’s Transition Agreement” in this proxy statement.

Stock Ownership Information • 2026 Proxy Statement | Humana	43

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) presents in detail our executive compensation policies and practices, describing each element of compensation and the decision-making process by our Organization & Compensation Committee (“Committee”) that supports it. We encourage you to read this CD&A in conjunction with the compensation tables that follow for additional context to the Committee’s decisions with respect to the 2025 compensation of our Named Executive Officers (“NEOs”), as listed below.
2025 Named Executive Officers	James A. Rechtin President and Chief Executive Officer
Celeste M. Mellet Chief Financial Officer
Japan A. Mehta Chief Information Officer
Michelle A. O’Hara Chief Human Resources Officer
Sanjay K. Shetty, M.D. President, CenterWell
Susan M. Diamond(1) Former Chief Financial Officer

(1)
Susan Diamond, our former Chief Financial Officer, transitioned from that role on January 11, 2025. For a description of the terms of her transition agreement, as previously disclosed, please refer to footnote (7) to the section titled “Potential Payments Upon Termination or Change In Control of the Company” in this proxy statement.

CD&A Table of Contents

44	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Executive Summary
Compensation Program Highlights
The Committee is dedicated to maintaining a robust, structured and balanced compensation program designed to motivate, focus and reward the Company’s executives to drive Humana’s performance. In 2025, the Committee maintained this discipline while also continuing to oversee changes in executive leadership, including a successful transition of the Chief Financial Officer and several other members of our Enterprise Leadership Team. The Committee focused on ways to address the challenging environment that the Company is facing as the Medicare Advantage industry continues to navigate a complex and dynamic period. Compensation decisions made in 2025 reflect a holistic evaluation of Company and NEO performance, positioning the Company for continued success and aligning executive compensation with stockholder experience, while also recruiting and retaining the talent necessary to execute on the Company’s strategy. The chart below identifies key elements of our compensation program.
PROGRAM SUMMARY & KEY ACTIONS TAKEN IN 2025

Incentive Plans. Our executive compensation program includes both short-term incentive (STI) and long-term incentive (LTI) plans. These plans are designed with the goal of balancing short-term decisions with creating long-term stockholder value; we aim to drive focus on achieving key short-term enablers that will lead to successful outcomes on long-term strategic initiatives. In 2025, the Committee chose key financial and strategic metrics aligned with our overall strategy and made changes to certain measures from prior years to incentivize performance through measures within the Company’s control.

Equity Awards. We offer our executive officers performance-based and time-based restricted stock units (PSUs and RSUs), respectively, to align their interests with the creation of long-term stockholder value. In 2025 we moved away from granting stock options to executive officers in order to better align with current market practice, resulting in a 2025 long-term incentive plan comprised of 60% performance-based stock and 40% restricted stock units.

Long-Term Performance Measures. Performance-based stock units (“PSUs”) for our executive officers (60% of their annual LTI awards) are measured against financial and strategic goals. For the 2025 LTI awards, those measures included three-year relative TSR (“rTSR”), as well as Stars Ratings performance recovery and operational productivity goals (which measures improvement in operating expense ratio) over that same three-year period. We introduced rTSR as a core financial metric (a change from prior years in which rTSR served as a multiplier) to emphasize our long-term focus and further align our executive officers with stockholder interests.

Vesting Periods. We offer time-based equity awards that vest annually in one-third increments over a three-year period, and performance-based equity awards that vest on the third anniversary of the grant date based on achieved performance results against preset performance targets.

Committee Discretion. Our Committee maintains discretion to adjust performance outcomes following a holistic review of Company and executive performance. In 2025 the Committee exercised negative discretion on the AIP funding rate to align executive and broader stockholder experience, reinforcing its pay for performance commitment.

Stock Ownership Guidelines. We require our CEO and other executive officers to maintain minimum stock ownership levels (7x and 3x base salary, respectively). These requirements illustrate our belief in aligning the interests of our executives with the interests of our stockholders.

Market-based Compensation. We perform regular market compensation analysis to maintain competitiveness of our executive compensation program.

Peer Group and rTSR Comparator Group. We leverage a robust peer group comprised of companies in the managed care industry, health care services and facilities industry, and financial and other insurance-related industries to benchmark and assess our compensation programs and practices. We revised the rTSR comparator group for PSUs to an industry index to support transparency and year-over-year consistency in measuring the Company’s performance against a broad industry standard.

Change in Control and Executive Severance Policies. We have a Severance Policy and Change in Control Policy, applicable to the CEO and other executive officers with restrictive covenants that align with the applicable severance period for any benefits. Our Severance Policy was amended by the Board of Directors effective on February 18, 2026. A copy of each policy is filed with the SEC as an exhibit to our most recent annual report on Form 10-K.

Clawback Policy. We maintain a clawback policy that both complies with recently adopted regulatory requirements and continues to apply to all incentive-based compensation in connection with improper conduct. Our current policy was adopted by the Board of Directors effective October 2, 2023 (replacing our prior policy in its entirety).

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	45

Leadership Changes and Related Compensation Decisions
January 2025 Chief Financial Officer Transition
As previously disclosed in our 2025 proxy statement, in late 2024, following an extensive search process, Humana’s Board named Celeste Mellet our Chief Financial Officer, effective in January 2025 (the “CFO Transition”).
As previously disclosed, in addition to standard compensation elements of base salary and short- and long-term incentive awards, to replace certain elements of compensation to which Ms. Mellet was entitled or eligible in connection with her prior employment that were forfeited, and to attract her to Humana, Ms. Mellet received (i) a cash sign-on payment (“Sign-On”) in the aggregate amount of $7,300,000, payable in three installments (and all or a portion of which is repayable by Ms. Mellet if she voluntarily leaves employment with the Company prior to completing certain service requirements), and (ii) an initial equity award comprised of restricted stock units with a value equal to approximately $6,000,000 on the date of grant and vesting in three equal annual installments on the first, second and third anniversary of the date of the grant.
The Committee believes that Ms. Mellet’s annual compensation as our Chief Financial Officer aligns with our overall pay for performance compensation philosophy and is comprised of the same equity mix as our other named executive officers to ensure full alignment of our enterprise leadership team. Further details of Ms. Mellet’s annual compensation structure and equity grant are discussed in the section titled “Overview of Compensation Elements” in this CD&A.
Other NEO Changes — Senior Management Succession
As discussed in our 2025 proxy statement, in addition to the CFO Transition described above, the Board oversaw the succession process and talent acquisition of new members of our Enterprise Leadership Team at the end of 2024. As part of that process, in January 2025, Michelle O’Hara joined the Company as our Chief Human Resources Officer and Japan Mehta joined the Company as our Chief Information Officer. Ms. O’Hara brings more than 20 years of experience shaping and executing enterprise human capital strategies, driving organizational transformation, and ensuring the Company’s talent, leadership and culture capabilities enable long-term value creation; she oversees the Company’s enterprise people strategy and associate experience, in service of Humana’s members and patients. Mr. Mehta brings more than 20 years of experience leading technology teams in largescale, regulated industries focused on delivering customer-centric solutions and he oversees our digital and technology organization and data systems, as well as sets the technology transformation vision for Humana to better connect consumers to their caregivers and enable better clinical decision making, while also driving greater efficiencies through technology modernization.
In addition to standard compensation elements of base salary and short- and long-term incentive awards, to replace certain elements of compensation to which Ms. O’Hara and Mr. Mehta were entitled to or eligible for in connection with each of their prior employment that were forfeited, both Ms. O’Hara and Mr. Mehta received sign-on awards. Ms. O’Hara received (i) a cash Sign-On of $3,200,000 (all or a portion of which is repayable by Ms. O’Hara if she voluntarily leaves employment with the Company prior to completing certain service requirements) and (ii) a time-based restricted stock unit grant valued at approximately $1,800,000 that vests in three equal annual installments on the first, second and third anniversary of the date of the grant. Mr. Mehta received (i) a cash Sign-On bonus of $4,300,000 (all or a portion of which is repayable by Mr. Mehta if he voluntarily leaves employment by the Company prior to completing certain service requirements) and (ii) a time-based restricted stock unit grant valued at approximately $1,300,000 that vests in three equal annual installments, on the first, second and third anniversary of the date of the grant.
The Committee believes that the annual compensation package for each of Ms. O’Hara and Mr. Mehta is aligned with our overall compensation philosophy and program design for our named executive officers to ensure full alignment of our enterprise leadership team. Further details of the annual compensation structure and equity grants for Ms. O’Hara and Mr. Mehta are discussed in the section titled “Overview of Compensation Elements” in this CD&A.
March 2025 Transformational Incentive Award — Dr. Sanjay Shetty
In consideration of the Company’s integrated health strategy and the importance of our CenterWell primary care, home health and pharmacy businesses to that strategy, our Board and the Committee believed that it was important and in the best interests of stockholders to further incentivize certain key leaders to drive transformational growth in our CenterWell segment. To that end, in March 2025, the Committee approved the grant of a one-time award of performance-based stock units to Dr. Shetty, the President of our CenterWell segment. The award had a grant date value of $2,000,000, structured with performance-based vesting over a three-year performance period beginning January 1, 2025, based on the achievement of certain levels of Controllable 2027 Core CenterWell Pre-Tax Income, with threshold, target and maximum opportunities based on multi-year planning for CenterWell’s performance. The Committee and Board view this special incentive grant, which is intended to drive transformational growth for CenterWell while creating stability in the organization during a time of change, as a non-routine grant only to be done under certain limited circumstances, such as a time of leadership transition and strategic repositioning of the Company’s business.

46	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Compensation Framework
Compensation Program Design Principles
Our executive compensation program is designed to attract, retain, focus and motivate leaders to achieve strategic milestones and performance objectives that advance and grow our integrated care-delivery model. We design our executive compensation programs to challenge participants as well as reward them for superior performance for our Company and our stockholders. Our compensation program is predicated on three interconnected design principles:
Key Compensation Program Governance Components
Our robust and structured compensation program reflects the Committee’s belief that strong corporate governance is imperative for prudent compensation decision-making. Below are key governance elements of our compensation programs. We also identify certain common pay practices that we do not follow because they do not align with the strict standard of governance that we apply to our compensation programs.
WHAT WE DO	WHAT WE DON’T DO
Design incentive plans with the majority of executive pay at risk	No stock option repricing without stockholder approval
Maintain a Clawback Policy that complies with regulatory requirements and applies to all incentive-based compensation in connection with improper conduct	No single trigger vesting of equity or cash severance payments upon change in control
Include double-trigger provisions under our Change in Control Policy and equity agreements applicable to our executive officers	No hedging or pledging of Humana securities by associates (including executive officers and directors)
Require minimum stock ownership levels for executive leadership	No tax gross-ups for our NEOs or other executive officers
Maintain commitment to stockholder engagement	No excessive perquisites for senior leaders; all perquisites require specific business rationale
Conduct an annual compensation risk assessment	No positive discretion for incentive-based awards
Utilize an independent compensation consultant hired and overseen by the Committee	No dividends or dividend equivalents on unearned PSUs or RSUs
No employment contracts with CEO, NEOs or other executive officers and senior leaders

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	47

Overview of Compensation Elements
The material components of our executive compensation programs are: (i) base salary; (ii) short-term cash incentives; and (iii) long-term equity incentives. We believe that having a combination of pay elements motivates and challenges our executives to achieve positive results for our Company and our stockholders. Each element of compensation is summarized below.
Fixed Compensation	Base Salary	Cash	• Market competitive fixed compensation, reflecting executive’s scope of responsibility • Annually reviewed for market alignment, with adjustments as appropriate
At Risk Compensation	Short-Term Incentives	Cash
•
Cash-based incentive compensation to reward performance for achievement of short-term business objectives

•
Measures aimed at optimizing the level of year-over-year profitability in the short-term while contributing to the long-term success of the organization

	Long-Term Incentives	Humana Equity
•
Promote retention of our executive talent

•
Motivate executives to optimize the long-term success of the organization

•
Mitigate excessive risk taking by encouraging executives to act in the best long-term interests of the organization

48	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Inputs Into Compensation Decisions
For 2025, the Committee received input from a number of sources and reference points to guide its design of the Company’s executive compensation programs and individual pay decisions. These various perspectives allow the Committee to have visibility into our peer companies’ practices, investor viewpoints, changes in external market practices and each executive’s individual performance, as part of its review of compensation. The Committee regularly reviews input and data received from its independent compensation consultant, our stockholders, external market practice surveys and individual performance assessments to make informed compensation decisions for our NEOs. In addition, the Committee regularly reviews tally sheet information that provides a comprehensive look at total compensation for each of our NEO’s. The table below further describes the primary sources contributing to the Committee’s decision-making process.
Committee Inputs Into Compensation
Market Information and Independent Compensation Consultant	Stockholder Outreach and Say-on-Pay	Peer Group	Management
✓ The Committee’s independent consultant provides the Committee with objective information and analysis needed to make informed decisions in the best interests of our stockholders.
✓
We regularly engage with our stockholders to strengthen our understanding.

✓
The Committee considers the results of the annual advisory vote (say-on-pay) in determining the Company’s compensation policies and decisions.

✓
For more information, please refer to the section titled “Stockholder Engagement” in this proxy statement and the section titled “Say-on-Pay Support” in this CD&A.

✓
Our peer group, reviewed annually, is comprised of companies with whom we may compete for talent and whose revenues, market capitalization and business focus are generally similar to our own.

✓
The peer group provides reference points to making compensation decisions on pay levels and plan designs applicable to all incentive plans.

✓
Our CEO provides input regarding the duties and responsibilities of his direct reports and the results of his evaluation of their annual performance.

✓
Our CEO provides recommendations for the compensation of his direct reports and rationale for those recommendations.

Independent Compensation Consultant
For 2025, the independent compensation consultant for the Committee was Farient Advisors, LLC (Farient). A representative of Farient attended all of the regularly scheduled Committee meetings in 2025 including, when invited, executive sessions. In accordance with the Committee’s Charter, the Committee has the sole authority to determine the compensation for, and to terminate the services of, the independent compensation consultant.
The Committee considered certain factors to determine whether Farient’s service as a compensation consultant raised a conflict of interest, including, among other things:
•
Whether the firm provided other services to the Company;

•
The amount of fees received by the firm from the Company, as a percentage of such firm’s total revenue;

•
The firm’s policies and procedures that are designed to prevent conflicts of interest;

•
Whether the firm’s representatives providing services to the Committee have any business or personal relationship with a member of the Committee;

•
Whether the firm’s representatives providing services to the Committee own Company stock; and

•
Whether the firm’s representatives providing services to the Committee, or the firm itself, have any business or personal relationship with any of our executive officers.

After considering all of the above factors, the Committee determined that the service provided to the Committee as an independent compensation consultant by Farient in 2025 did not raise any conflict of interest.

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	49

Say-on-Pay Support
Our 2025 say-on-pay proposal maintained strong approval with 89% of our stockholders voting in favor of the Company’s compensation strategy. We believe that the result of our 2025 say-on-pay proposal, and our continued dialogue with stockholders on this topic, indicate that stockholders continue to be generally supportive of our executive compensation program. Therefore the Committee made no material changes to the executive compensation program as a result of this vote, but considered stockholder feedback to date in evaluating committee actions on plan design and award decisions, and related disclosures (as described below).
Peer Group
Our peer group is used as a reference point in making compensation decisions, such as developing base salary ranges, developing short-term and long-term incentive award grant value and payout ranges, determining competitiveness of the total compensation package for our NEO’s and comparing our performance and market practices in order to inform our compensation program decisions.
The Committee uses the framework below, in consultation with its independent compensation consultant (Farient), to filter and select a broad group of potential peers. This framework yields multiple perspectives that enrich our understanding of competitive executive pay practices while also ensuring that our peer group is comprised of companies with whom we may compete for talent and whose revenues, market capitalization, and business focus are similar to our own.
Peer Group Considerations and Characteristics
Industry	Operates in a similar industry (Managed Care, Healthcare, Primary Care, Home, Pharmacy)
Strategic Interest	Similar strategic interest (Well-being, Research, Informatics)
Talent	Compete for executive talent
Capital	Compete for capital investments
Growth Profile	Similar growth profile/trajectory
Constituents	Similar customers, providers, or product offerings
The peer group is reviewed at least annually and includes an assessment of current peers as well as potential peers in the context of industry and business model criteria, revenue size reflective of our revenue growth, and M&A activity that could impact the relevancy of our current peers. Following its annual review, the Committee determined that no modifications were needed and subsequently approved the following peer group (the “Peer Group”) for 2025 compensation decisions:

50	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Managed Care Peers	Healthcare Services & Facilities Peers	Financial & Insurance Peers
☐ Centene Corporation	☐ Cencora	☐ Aflac, Inc.
☐ CVS Health Corp	☐ Cardinal Health, Inc.	☐ Allstate Corporation
☐ Elevance Health, Inc.	☐ DaVita Inc.	☐ MetLife, Inc.
☐ Molina Healthcare	☐ HCA Healthcare, Inc.	☐ Progressive Corporation
☐ The Cigna Group	☐ Laboratory Corporation of America Holdings, Inc.	☐ Prudential Financial, Inc.
☐ UnitedHealth Group Inc.	☐ McKesson Corp
☐ Walgreens Boots Alliance, Inc.*

*
To be removed going forward as Walgreens Boots Alliance, Inc. went private in August 2025.

Humana's 2025 Peer Group Financial Comparison
Humana's % Rank
Revenue ($MMs)
$87,637
$129,664
52%
Net Income ($MMs)
$3,379
$1,188
30%
Market Cap ($MMs)
$58,722
$23,215
22%
Peer Group Median
Humana Inc.

Plan Design and Award Decisions
Base Salary
On an annual basis, the Committee, in consultation with its independent compensation consultant, reviews the market data and current base salaries for our executives, considering adjustments as deemed appropriate. Salary increases, if any, must receive advance approval from the Committee. During its review, the Committee determined that base salary increases were necessary for certain of our executives in 2025 in order to maintain competitive market pay levels. In addition to market pay analysis, the 2025 determinations considered demonstration of contributions to enterprise value along with certain expansions of responsibilities. The table below represents base salaries for our CEO and other NEOs as of December 31, 2025.
Named Executive Officer	2025 Base Salary
James A. Rechtin	$1,375,000
Celeste M. Mellet	$975,000
Japan A. Mehta	$715,000
Michelle A. O’Hara	$750,000
Sanjay K. Shetty, M.D.	$720,000
Susan M. Diamond	$875,000

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	51

Short-Term Incentives
Our enterprise short-term incentive (STI) is administered through the Associate Incentive Plan (AIP), a discretionary, annual cash-based incentive plan. The goal of our plan is to recognize and reward participating associates, including our executive officers, for their contributions to the Company’s overall performance, while also uniting associates around a common purpose for the year.
Associate Incentive Plan
The AIP plan year is effective January 1 through December 31 of each fiscal year. Associates who participate in other Company incentive plans, such as Sales Incentive/Commission Plans and Targeted Incentive Plans, are not dually eligible to participate in the AIP. Associates may not participate in more than one incentive plan. For our executive officers, the AIP is administered through the Executive Incentive Compensation Plan, as filed with the SEC as an exhibit to our annual reports on Form 10-K and can be accessed on our website. From the www.humana.com website, click on “More Humana,” then click on “For Investors,” then click on “SEC Filings and Financial Reports,” and then click on “SEC Filings.”
AIP payout is calculated based on Annual Base Salary (or Annualized Base Salary for hourly associates) during the AIP Performance Period, as defined under the AIP Plan Document. Annual Base Salary under AIP excludes any unpaid leave or overtime and is pro-rated for the number of days eligible during the plan year. Further, in the event of a pay change during the plan year, the Annual Base Salary is pro-rated for the number of days at each base salary, which will result in a blended base salary. Refer to section titled “2025 AIP Performance Results” for discussion of AIP payout of our Named Executive Officers.
On an annual basis the Committee, in consultation with its independent compensation consultant, reviews and approves the AIP as illustrated below:

52	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

The Committee selected the following performance and strategic measures for the 2025 AIP, aligning our executives to the key financial and operational objectives of our overall strategy:
Pre-Tax Earnings	50% Weighting
•
Pre-tax earnings measures the adjusted consolidated income before taxes and equity in net earnings, a key metric reflecting the Company’s financial performance.

•
The 2025 threshold, target and maximum opportunities were determined by the Committee after taking into account the prior year’s performance, historical peer performance, the long-term operating plan as presented to stockholders during our 2025 Investor Day, and the volatile operating environment in which the Company is operating.

•
The Committee determined to move from Adjusted Earnings per Share (Adjusted EPS) to pre-tax earnings to incentivize performance utilizing a measure within the Company’s control, as EPS can be overly impacted by external factors outside of the Company’s control.

Stars Performance	20% Weighting
•
Achieving top-quartile Stars performance is a key strategic imperative. This metric measures the weighted composite of 16 Healthcare Effectiveness Data and Information Sets (HEDIS) and Patient Safety measures, in each case included in the Bonus Year 2028 Stars program (measuring year 2025).

•
These Stars measures are particularly relevant to an assessment of the clinical quality and beneficial health outcomes of our members, which is central to our efforts to deliver integrated healthcare, and represent the areas of focus within the Company’s control for the 2025 period.

Integrated Health	15% Weighting
•
Integrated health is a key strategic imperative as we believe it leads to better clinical outcomes and improved customer experience for our members. This performance measure is based on either (i) the number of Humana health plan members utilizing two or more of CenterWell’s health services offerings (pharmacy, primary care, and home) or (ii) the net growth of Humana health plan members in CenterWell primary care.

•
The Committee believes that focusing on “two plus” utilization and net growth of CenterWell primary care drives (a) better clinical outcomes, and (b) more touchpoints with our members and patients, balanced against the highest value of integration through growth in the primary care business.

Clinical Innovations	15% Weighting
•
This measure incentivizes continued focus on reducing medical costs through advanced clinical innovation, better clinical outcomes and customer experiences.

•
Performance is measured based on actual cost reductions, with a threshold, target and maximum opportunity based upon previous years’ experience and the Company’s five-year financial plan.

As noted above, the Committee elected to change the financial metric for the 2025 AIP from Adjusted EPS to Pre-Tax Earnings. In making that determination, the Committee considered the importance of using a financial metric within the Company’s control, rather than one that can be overly impacted by external factors outside of the Company’s control, resulting in a compensation program that is more likely to drive overall Company performance against key strategic measures while also continuing to retain and incentivize executive officers. Considering historical performance, the Company’s five-year financial plan, and the current volatility in the external environment, the Committee determined that the threshold or minimum (50%) level for Pre-Tax Earnings would be $2.45 billion, the target level (100%) for Pre-Tax Earnings would be a range from $2.63 billion to $2.77 billion and the maximum (200%) level for Pre-Tax Earnings would be $2.96 billion.
Under our AIP, individual performance and contributions are taken into consideration when determining each associate’s final payout.

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	53

2025 AIP Performance Results
In determining performance for our NEOs under the 2025 AIP, the Committee reviewed the Company’s overall financial and operating results, evaluating them against the AIP performance measures developed by the Committee in February 2025. Following that review and certification of the results by our Chief Financial Officer, the Committee approved performance under the AIP as follows.
Performance Measure	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)	Results	Performance Rate	Performance Weighting Under Plan
Pre-Tax Earnings	50%	$2.45B	$2.63B-$2.777B	$2.96B	$2.841B	137.2%	68.6%
Stars Performance	20%	78.1%	78.4%	78.7%	80.71%	200.0%	40%
Integrated Health	15%	135,000 or 20,000	137,500 or 25,000	140,000 or 30,000	140,500	200.0%	30%
Clinical Innovation	15%	$500M	$600M	$700M	$905M	200.0%	30%
	Final Performance Under Plan:						168.6%
In determining the final AIP plan funding, the Committee considered the Company’s performance across both Insurance and CenterWell segments, as well as significant progress on strategic measures amidst ongoing, complex structural changes affecting the Medicare Advantage industry. The Committee also considered the Company’s share price performance throughout the year relative to the broader market, largely impacted by these external factors, and the importance of aligning overall compensation outcomes with stockholder experience. Therefore, upon recommendation from management the Committee determined to apply negative discretion to the overall payout. As a result of the application of this negative discretion, the AIP funded at 112%, despite overall plan performance of 168.6%, resulting in the following payouts for our NEOs:
Named Executive Officer	2025 Annualized Base Salary(1)	2025 Target Opportunity	Funding Rate	Actual Payout
James A. Rechtin	$1,354,795	200%	112%	$3,034,740
Celeste M. Mellet	$948,288	125%		$1,327,603
Japan A. Mehta	$654,274	100%		$732,787
Michelle A. O’Hara	$750,000	100%		$840,000
Sanjay K. Shetty, M.D.(2)	$716,767	120%		$963,335
Susan M. Diamond	$875,000	125%		$1,225,000

(1)
Blended base salary applied to Mr. Rechtin and Dr. Shetty due to a pay increase during the AIP performance period.

(2)
Effective January 1, 2025, Mr. Shetty’s target opportunity increased from 100% to 120%.

Long-Term Incentives
Our long-term incentives (LTI) provide a vital link between the long-term results achieved for our stockholders and the financial rewards provided to our NEOs. The Committee, in consultation with its independent compensation consultant, annually determines the aggregate amounts and terms of long-term incentive compensation awards for our executive officers using (i) compensation programs and competitive pay practices of peer companies and (ii) the outstanding equity information for each executive officer using tally sheets to examine the value of prior compensation decisions.
The Committee believes that a mix of long-term incentives, combined with both financial and non-financial performance measures:
•
Aligns executives with the interests of our stockholders;

•
Allows executives to focus on measures they have the ability to influence while also balancing stockholder expectations of using a relative measure; and

•
Adjusts to general economic conditions that would impact all companies in our Peer Group.

54	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Design of Long-Term Incentives Granted in 2025
In determining the structure and mix for long-term incentives granted to the Company’s NEOs in February 2025, the Committee considered the current environment for the Company and feedback from the stockholders, and determined that it was important to return to a three-year performance period for the financial metric in 2025 (Relative TSR) after having a one-year financial metric in 2024 (EPS) in order to address financial uncertainty at that time. The Committee also concluded that it was consistent with the goals for the Company to continue to have a three-year performance period for the strategic measures, which for the long-term incentives granted in 2025 are Stars Rating recovery and operational productivity goals. In addition, the Committee reviewed the mix of long-term incentive awards for the executive officers with the independent compensation consultant and, after considering the equity mix of peer companies, it was determined that in order to be more aligned with peer companies and the need to return to long-term financial targets, it was in the best interest of the Company and its stockholders to (i) move away from granting stock options in 2025 and instead use a mix of 40% restricted stock units and 60% performance-based stock units and (ii) adjust the overall design of our performance-based stock units, as discussed further below.
2025 Equity Award Summary
Restricted Stock Units
40%

•
Promotes retention of our executive talent

•
Aligns executive officers’ interests with the interests of our stockholders

•
Allows executive officers to build stock ownership positions

•
Offers long-term financial opportunities to our executives beyond salary

Performance-Based Stock Units
60%

After temporarily changing our approach to the overall design of our performance-based stock units in 2024 (using a one-year financial measure as a result of the uncertainty in setting long-term financial targets), in 2025 the Committee returned to our historical design by approving a PSU structure with three-year financial and strategic metrics. Those measures included relative TSR (rTSR), a financial metric measured over a three-year period (2025-2027), as well as operational and strategic measures, including Star Ratings performance and productivity goals, in each case measured over the same three-year period.
In addition, the Committee considered the appropriate comparator group for rTSR and determined that it was in the best interests of the Company and its stockholders to use the Dow Jones U.S. Select Health Care Provider Index to measure relative performance, rather than a bespoke peer group utilized in prior years. The Committee believes using this change further supports transparency and year-over-year consistency in measuring the Company’s performance against a broad industry standard. This also aligns to the Company’s peer group that is used for purposes of our Pay vs. Performance disclosures in our Annual Report on Form 10-K.
Generally, the performance-based stock units granted in 2025:
•
Reinforce our pay-for-performance culture and align to our external commitments;

•
Introduce rTSR as the core financial metric measured over a three-year period to emphasize our long-term focus and further align our executive officers with stockholder interests, rather than using a +/-20% multiplier as in prior years;

•
Measure performance against key operational and strategic measures to create sustainable customer value and drive long-term strategic performance; and

•
Correlate highly with value creation for our stockholders.

Financial Measure
•
Relative TSR — 50% weighting, measured as a percentile of the Company’s peer group performance

Strategic Measures
•
Stars Performance(1) — 30% weighting, measured as a percentage above median peer group performance(2)

•
Productivity — 20% weighting, measured as percentage improvement over the previous year

(1)
The Committee considered the inclusion of Stars Performance as a strategic measure in both the AIP and PSU structure and determined its inclusion was important as achieving top-quartile Stars performance is a key strategic imperative that the executive team is focused on executing on in the near-term and foundational to positioning the Company for long-term growth.

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	55

(2)
Peer group for Stars Performance: Humana Inc., UnitedHealth Group Inc., CVS Health Corp, Centene Corporation, The Cigna Group/HSCS, and Elevance Health, Inc. Any changes to companies during the performance period will result in automatic adjustments to the peer group for calculation purposes.

The table below reflects 2025 stock-based compensation approved by the Committee for our CEO and other NEOs in connection with our annual compensation program.(1) In determining Mr. Rechtin’s 2025 award (his first as CEO) the Committee took into consideration his leadership through a complex and dynamic period for the company and MA industry and the importance of further aligning his interests with those of the Company’s long-term shareholders and Company performance. The target LTI opportunity moves Mr. Rechtin closer in-line with industry peers, which the Committee viewed as important to support retention in a competitive market for executive talent, particularly as the Company executes its multi-year strategy.
Named Executive Officer	PSUs 60%(2)	RSUs 40%	Total 2025 LTI Award
James A. Rechtin	$7,335,000	$4,890,000	$12,225,000
Celeste M. Mellet	$2,460,000	$1,640,000	$4,100,000
Japan A. Mehta	$1,380,000	$920,000	$2,300,000
Michelle A. O’Hara	$1,620,000	$1,080,000	$2,700,000
Sanjay K. Shetty, M.D.	$1,620,000	$1,080,000	$2,700,000
Susan Diamond(3)	$0	$0	$0

(1)
The amounts reflected in the table above reflect only amounts granted in connection with our annual compensation program, and do not include initial equity awards granted to Mmes. O’Hara and Mellet and Mr. Mehta upon joining the Company or a one-time award for Dr. Shetty that are, in each case, discussed further in the section above titled “Leadership Changes and Related Compensation Decisions.”

(2)
Performance-based stock units are shown at target value.

(3)
Ms. Diamond was not eligible for an annual equity grant in 2025 following her transition from CFO.

Results of Our Performance-Based Restricted Stock Units Granted in 2023
Design Framework
In 2023, the Committee granted performance-based stock unit awards to our then-serving NEOs (Ms. Diamond, and Dr. Shetty), with performance criteria for these awards based on both the Company’s Adjusted EPS and certain long-term strategic measures, in each case measured against an established set of targets over the three-year period beginning January 1, 2023 and ending December 31, 2025, referred to herein as our “2023-2025 PSU Awards.” The 2023-2025 PSU Awards also included a rTSR modifier that could adjust final payout results up or down based on the Company’s TSR ranking against an approved Comparator Group.
The Committee chose the strategic measures in order to drive management focus on the Company’s long-term transformation to become an integrated healthcare company and improve the quality of care delivered to our members. Key to this transformation is increasing the number of members covered under a value-based home health model and paneled to our CenterWell primary care clinics, as we believe those initiatives result in better clinical outcomes, customer experience, and member retention. These strategic measures, complemented by a long-term focus on delivering returns on invested capital through an Adjusted EPS measure and three-year productivity improvement target, drive long-term incentives aligned with our stockholders.

56	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

The following discloses the three-year cumulative goals included in the 2023-2025 PSU Awards, which provide for incremental payout between steps:
2023-2025 PSU Awards
	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)
Financial Measure Adjusted EPS	70%	$34.50	$37.00	$39.50
Strategic Measures	30%
# of MA lives covered by full Value-Based Home Health Model	10%	2.34M	2.6M	2.86M
Increase # patients paneled to CenterWell Primary Care Clinics	10%	180k	200k	220k
Improve annual operating leverage beginning in 2024	10%	15bps	20bps	25bps
rTSR Modifier	+ /-20%
TSR Modifier (2023 Peer Group as Comparator Group)

Ranked on a percentile basis against peers; +/- 20% is determined after Adjusted EPS performance is measured, and is applied as follows (with maximum payout capped at 200% of target opportunity and incremental modification using linear interpolation if performance is within the ranges noted below):

< 25th Percentile:	-20%
45th – 55th Percentile:	No Modifier Applied
> 75th Percentile:	+ 20%
Performance Achievement Results
When determining the vesting value of the 2023-2025 PSU Awards, the Committee reviewed final Company results showing Adjusted EPS of $17.14 in 2025, results under each of the strategic measures, and the Company’s rTSR ranking in the 7.3rd percentile of the comparator group. Together, the Company’s performance across these measures resulted in overall performance of 48.0% achievement under the 2023-2025 PSUs.
In considering the final performance, the Committee recognized that 2023 and 2024 were dynamic and challenging years for the Medicare Advantage industry, our company and our stakeholders, as we and industry peers found ourselves responding to significant and unanticipated increases in medical cost trends. Although our team worked tirelessly in late 2023 to offset the impact through areas such as administrative cost containment and productivity initiatives, we were ultimately unable to fully offset these trends as they continued to accelerate in the fourth quarter of 2023. That trend ultimately resulted in a reset of earnings expectations for the entire industry that continued into 2025. For Humana, accelerated trend resulted in 2023 and 2024 earnings growth that failed to meet our expectations, and final 2025 Adjusted EPS well below the threshold performance level under the 2023-2025 PSUs. Although we have continued to advance our long-term strategy and have achieved strong growth in our individual MA, Medicaid and senior-focused value-based care CenterWell businesses, the Committee ultimately noted that our Adjusted EPS results over the period had finished below the threshold level of performance set forth in the 2023-2025 PSUs, and made no exceptions or other positive adjustments to the Adjusted EPS target.
The Committee also reviewed our strong performance on the strategic measures for the 2023-2025 PSUs, and their impact on positioning the Company for long-term success through the advancement of our healthcare services platform.

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	57

During its February 2026 meeting, based on the review described above, the Committee approved an award payout at 48.0% of target amounts, as determined under the terms of the 2023-2025 PSU Awards, with no discretionary exceptions or adjustments, as shown below:
	Final Result	Funding Rate	Weighting	Modifier	Final Payout Results
Adjusted EPS	$17.14	0%	70%		0%
Strategic Measures	Maximum	200%	30%		60%
rTSR Modifier	7.3rd percentile			(20.0)%
Final Payout					48%
The Committee believes the above results are appropriate given the substantial process made on long-term strategic objectives and the overall financial and operational performance of the Company during the 3-year performance period, with an appropriate reduction as reflected by the rTSR Modifier.
Other Benefits and Perquisites
We operate in a highly competitive, complex and consolidating industry and offer certain benefits that we believe are critical to attract and retain talent. In general, our NEO’s are eligible for the same benefits as our associate population. We offer a limited number of perquisites to attract and retain our executive officers but we do not provide any tax reimbursements or “gross-ups” for these benefits.
Health and Retirement Benefits

•
Our executive officers participate in the broad-based associate health and retirement programs under the same terms and conditions as all other eligible associates.

•
Such benefits include: medical, dental, vision, disability, wellness, life and accidental death and dismemberment (AD&D) insurance, as well as 401(k) retirement plan, supplemental 401(k) plan and the option to participate in our Nonqualified Deferred Compensation Plan.

Perquisites

•
We provide limited perquisites to our executive officers, which are aligned with market practices and are reviewed on a regular basis.

•
Perquisites may include limited personal use of the Company aircraft, personal security and security systems (including cybersecurity protection and monitoring), an annual physical, a matching charitable gift program, a supplemental life insurance benefit, financial planning assistance, and, if applicable, relocation assistance.

Executive Severance and Change in Control

•
The Severance Policy, adopted by the Board of Directors on February 15, 2023 and as amended on February 18, 2026, provides for benefits in the event employment is terminated without cause, for a defined severance period during which certain restrictive covenants would apply (e.g., non-compete, non-solicit and non-disparagement covenants):

– CEO: 24 months base salary and target bonus, with two-year restrictive covenants
– Other NEOs: 18 months base salary and target annual bonus, with 18-month restrictive covenants

•
The Change in Control Policy (CIC Policy) provides for benefits in the event that employment is terminated under certain circumstances in connection with a Change in Control transaction, with restrictive covenants binding the executive during the applicable severance period:

– CEO: lump sum payment of 30 months base salary and target bonus, with 30-month restrictive covenants

–
Other NEOs: lump sum payment of 24 months base salary and target bonus, with 24-month restrictive covenants

•
A copy of each policy is filed with the SEC as an exhibit to our most recent Annual Report on Form 10-K.

58	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Compensation Risk Management, Policies and Practices

We review our compensation programs to ensure appropriate governance and risk management practices. We believe that our policies and practices align with evolving best practices, while ensuring appropriate balance of risk and reward. Certain key risk management policies that pertain to executive compensation are as follows:
Clawback Policy

We have adopted a Compensation Recoupment Policy (“Recoupment Policy”) that covers each of our executive officers and complies with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual with respect to the mandatory recovery of certain specified financial-based incentive compensation in connection with specified accounting restatements, without regard to the fault of an executive officer. In addition, our Recoupment Policy also incorporates our long-standing recoupment policies in the event that an executive officer engages in certain specified improper conduct that in the discretion of the Committee is likely to cause or has caused material financial, operational or reputational harm to the Company. A potential recoupment in connection with improper conduct applies to all forms of incentive compensation. A copy of our Recoupment Policy has been filed with the SEC as an exhibit to our most recent Annual Report on Form 10-K.
Anti-Hedging and Pledging Policy

All of our associates and members of our Board are prohibited from engaging in short-term, speculative transactions in Company securities and therefore prohibits any hedging or pledging of Company securities, including puts, calls or other derivative securities.
Equity Grant Policy and Procedures

We did not grant stock options in 2025. In prior years our policy was to grant stock options and similar awards in the ordinary course of business in connection with our annual compensation program, hiring new employees, and in recognition of the retention or promotion of employees from time to time. We do not grant stock options or similar awards in anticipation of the release of material nonpublic information, such as a significant positive or negative earnings announcement, and do not time the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which the Company is aware of material nonpublic information about our Company, including (i) during “blackout” periods established in connection with the public release of earnings information under our insider trading policy (each, a “Blackout”) or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information (each, a “Filing Window”).
In prior years, stock option grants to our executive officers were generally approved annually at a meeting of the Committee that is held during the first quarter of each year, and the grants were generally effective on the first trading day after the meeting on which the grants are eligible to be made under our grant policies discussed above. For example, if the meeting occurs during a Blackout or a Filing Window, the stock option grants will not be effective until after the first business day following the earnings announcement, unless such day is within a Filing Window, in which case such grants will not be effective until after the first business day following the filing of the applicable report with the Securities and Exchange Commission.
As noted above, during the period covered by this report we did not grant stock options. As a general matter, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Compensation Discussion and Analysis • 2026 Proxy Statement | Humana	59

Stock Ownership Guidelines

•
Our stock ownership guidelines link a significant amount of our executives’ current and potential net worth to the Company’s success in alignment with the interests of our stockholders.

•
Ownership guidelines are expressed as a multiple of base salary and must be held until the relevant multiple is reached and maintained thereafter, as follows:

– Chief Executive Officer: 7x base salary
– CEO Direct Reports (including all NEOs): 3x base salary
– Senior Vice Presidents: 1x base salary
Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Policy Regarding Transactions in Company Securities, Inside Information and Confidentiality, which we refer to as our Insider Trading Policy, governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and all employees, that expressly prohibits purchasing or selling any securities of the Company (including, without limitation, a gift, loan, pledge or hedge, contribution to a trust, or any other sale or transfer, regardless of how the securities are held), while aware of material, non-public information concerning the Company. We believe that out Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards of the New York Stock Exchange applicable to us. A copy of our Insider Trading Policy is filed with the SEC as an exhibit to our most recent annual report on Form 10-K.

60	Humana | 2026 Proxy Statement • Compensation Discussion and Analysis

Organization & Compensation Committee Report

The Organization & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2025 with management. In reliance on these reviews and discussions, the Organization & Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, the inclusion of this Compensation Discussion and Analysis in this proxy statement.
All members of the Organization & Compensation Committee of the Company whose names follow submit the foregoing report:
ORGANIZATION & COMPENSATION COMMITTEE Gordon Smith, Chair Wayne A. I. Frederick, M.D. Karen W. Katz
*
Please refer to Appendix A to this proxy statement for a reconciliation of non-GAAP to GAAP financial measures. We encourage each stockholder to read our full financial statements for the year ended December 31, 2025 contained in our Annual Report on Form 10-K, filed with the SEC on February 19, 2026.

Organization & Compensation Committee Report • 2026 Proxy Statement | Humana	61

Executive Compensation

Summary Compensation Table
The following Summary Compensation Table shows the compensation earned for the time period served as a named executive officer during the last three fiscal years by (i) James A. Rechtin, our President and Chief Executive Officer; (ii) Celeste M. Mellet, our Chief Financial Officer; (iii) Susan M. Diamond, our former Chief Financial Officer; and (iv) each of our three other highest compensated executive officers serving at December 31, 2025 (we collectively refer to these officers in this proxy statement as our “Named Executive Officers” or “NEOs”).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
James A. Rechtin President and Chief Executive Officer	2025	1,348,558	—	13,868,141	—	3,034,740	—	505,636	18,757,075
	2024	1,105,769	—	7,317,483	4,495,979	1,943,477	—	716,768	15,579,476
Celeste M. Mellet(5) Chief Financial Officer	2025	900,000	6,000,000	10,651,166	—	1,327,603		43,935	18,922,704
Susan M. Diamond(9) Former Chief Financial Officer	2025	961,075	—	—	—	1,225,000	—	196,855	2,382,930
	2024	846,192	—	6,733,897	948,087	911,377	—	177,961	9,617,514
	2023	790,000	—	2,802,776	898,145	—	—	239,812	4,730,733
Japan A. Mehta(7) Chief Information Officer	2025	618,750	4,300,000	3,908,903	—	732,787	—	4,123	9,564,563
Michelle A. O’Hara(6) Chief Human Resources Officer	2025	715,385	2,500,000	4,863,176	—	840,000	—	24,077	8,942,638
Sanjay K. Shetty, M.D.(8) President, CenterWell	2025	715,769	250,000	5,063,055	—	963,335	—	163,520	7,155,679
	2024	694,808	550,000	3,798,420	623,769	661,107	—	107,159	6,435,263
	2023	493,269	1,400,000	1,401,072	449,844	—	—	837,756	4,581,941

(1)
The amounts listed under the column “Stock Awards” in the Summary Compensation Table above disclose the aggregate grant date fair value of equity awards granted in fiscal years 2023, 2024 and 2025, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Note 14 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, describes the assumptions used to determine the grant date fair value for overall Company equity awards. Performance-based units are disclosed at target value — for a presentation of the ranges of potential values of these performance-based awards at vesting dependent upon the achievement of performance measures, please refer to the table titled, “Grants of Plan-Based Awards” in this proxy statement.

The aggregate grant date fair value of each 2025 performance-based restricted stock unit award assuming that the highest level of performance conditions will be achieved is shown below. Refer to the section “Compensation Discussion and Analysis — Design of Long-Term Incentives Granted in 2025 — 2025 Equity Award Summary” in this proxy statement for more information on the design of 2025 performance-based restricted stock units.

62	Humana | 2026 Proxy Statement • Executive Compensation

Named Executive Officer	Grant Date Fair Value at Maximum Performance
James A. Rechtin	$14,670,074
Celeste M. Mellet	$4,919,992
Susan M. Diamond	—
Japan A. Mehta	$2,759,758
Michelle A. O’Hara	$3,240,095
Sanjay K. Shetty, M.D.	$3,240,095

(2)
No Option Awards were granted during 2025. The amounts listed under the “Option Awards” column in the Summary Compensation Table above disclose the aggregate grant date fair value of stock option awards granted in fiscal years 2023 and 2024, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The assumptions used for valuing the historical Option Awards are set forth in our previous proxy statement disclosures.

(3)
For a discussion of the potential ranges that could have been earned in 2025 under our short-term incentive compensation plan, refer to the table titled, “Grants of Plan-Based Awards,” and for a discussion of the determination of the actual amounts awarded to our Named Executive Officers in light of the Company’s performance, see the section titled, “Compensation Discussion and Analysis — Plan Design and Award Decisions — Short-Term Incentives — 2025 AIP Performance Results” in this proxy statement.

(4)
The amounts listed under the column titled “All Other Compensation” in the Summary Compensation Table above include: Company contributions to the Humana Retirement Equalization Plan and the Humana Retirement Savings Plan; the incremental costs to the Company associated with personal use of Company aircraft; contributions made pursuant to a matching charitable gift program; financial planning assistance; security systems and services; basic life insurance premiums; well-being programs and physicals, in each case, as set forth in the table below. This table does not include earnings on the Company’s deferred compensation plans — see the section titled “Nonqualified Deferred Compensation” below for a discussion of earnings under such plans.

	Company Contributions to Humana Retirement Equalization Plan ($)(a)	Company Contributions to Humana Retirement Savings Plan ($)	Personal Use of Company Aircraft ($)(b)	Matching Charitable Contributions ($)	Financial Planning ($)	Other ($)(c)(d)
James A. Rechtin	220,653	26,250	143,304	40,000	18,000	57,429
Celeste M. Mellet	0	0	0	30,000	0	13,935
Susan M. Diamond	77,692	26,250	40,071	29,060	18,000	5,782
Japan A. Mehta	0	0	0	0	0	4,123
Michelle A. O’Hara	0	0	0	20,000	0	4,077
Sanjay K. Shetty, M.D	77,016	26,250	0	30,000	18,000	12,254

(a)
This amount is also listed in the Nonqualified Deferred Compensation table.

(b)
The costs of personal use of Company aircraft were based on the aggregate incremental costs to the Company, including the lost tax deduction to the Company and personal deadhead hours.

(c)
Includes security systems and cybersecurity protection, basic life insurance premiums, well-being programs and physicals.

(d)
For Mr. Rechtin, this amount also includes physical security and, as previously disclosed, a temporary living allowance.

(5)
As previously disclosed, in connection with joining the Company in January 2025, the Company agreed to (i) pay Ms. Mellet a cash sign-on payment of $7,300,000, with (x) $6,000,000 payable within 45 days of her start date with the Company; (y) $700,000 payable on the first anniversary of her start date; and (z) $600,000 payable on the second anniversary of her start date and (ii) make an initial equity grant to Ms. Mellet valued at approximately $6,000,000 comprised wholly of time-based restricted stock units, vesting in three equal annual installments on the first, second and third anniversary of the date of grant, subject to Ms. Mellet’s continued employment through each vesting date. These amounts were intended to replace certain elements of compensation to which Ms. Mellet was entitled or eligible in connection with her prior employment that were forfeited. Ms. Mellet is required to repay or forfeit all or a portion of these amounts if she voluntarily leaves the Company prior to completing certain service requirements. Also in February 2025, Ms. Mellet received an annual long-term equity incentive grant as part of the Company’s standard compensation program for its executive officers. For additional information on the Company’s long-term incentive plan and 2025 annual grants to its named executive officers, see the section titled, “Compensation Discussion and Analysis — Plan Design and Award Decisions — Long-term Incentives — Design of Long-Term Incentives Granted in 2025” in this proxy statement.

Executive Compensation • 2026 Proxy Statement | Humana	63

(6)
In connection with joining the Company in January 2025, the Company agreed to (i) pay Ms. O’Hara a cash sign-on payment of $3,200,000, with (x) $2,500,000 payable within 45 days of her start date with the Company and (y) $700,000 payable on the first anniversary of her start date and (ii) make an initial equity grant to Ms. O’Hara valued at approximately $1,800,000 comprised wholly of time-based restricted stock units, vesting in three equal annual installments on the first, second and third anniversary of the date of grant, subject to Ms. O’Hara’s continued employment through each vesting date. These amounts were intended to replace certain elements of compensation to which Ms. O’Hara was entitled or eligible in connection with her prior employment that were forfeited. Ms. O’Hara is required to repay or forfeit all or a portion of these amounts if she voluntarily leaves the Company prior to completing certain service requirements. Also in February 2025, Ms. O’Hara received an annual long-term equity incentive grant as part of the Company’s standard compensation program for its executive officers. For additional information on the Company’s long-term incentive plan and 2025 annual grants to its named executive officers, see the section titled, “Compensation Discussion and Analysis — Plan Design and Award Decisions — Long-term Incentives — Design of Long-Term Incentives Granted in 2025” in this proxy statement.

(7)
In connection with joining the Company in February 2025, the Company agreed to (i) pay Mr. Mehta a cash sign-on payment of $4,300,000, payable within 45 days of his start date with the Company and (ii) make an initial equity grant to Mr. Mehta valued at approximately $1,300,000 comprised wholly of time-based restricted stock units, vesting in three equal annual installments on the first, second and third anniversary of the date of grant, subject to Mr. Mehta’s continued employment through each vesting date. This amount was intended to replace certain elements of compensation to which Mr. Mehta was entitled or eligible in connection with his prior employment that were forfeited. Mr. Mehta is required to repay or forfeit all or a portion of this amount if he voluntarily leaves the Company prior to completing certain service requirements. Also in February 2025, Mr. Mehta received an annual long-term equity incentive grant as part of the Company’s standard compensation program for its executive officers. For additional information on the Company’s long-term incentive plan and 2025 annual grants to its named executive officers, see the section titled, “Compensation Discussion and Analysis — Plan Design and Award Decisions — Long-term Incentives — Design of Long-Term Incentives Granted in 2025” in this proxy statement.

(8)
In March 2025, Dr. Shetty received a Transformational Incentive Award, granting him performance-based restricted stock units valued at approximately $2,000,000 with a three-year performance period, vesting in full on February 24, 2028. For more information on the Transformational Incentive Award, refer to the section titled “Compensation Discussion and Analysis — Leadership Changes and Related Compensation Decisions — March 2025 Transformational Incentive Award — Dr. Shetty” in this proxy statement.

(9)
As previously disclosed, in connection with her transition from the role of Chief Financial Officer, Ms. Diamond entered into the Diamond Agreement under which she agreed to continue to provide strategic advisory services after her transition date until December 31, 2025. For additional information on the Diamond Agreement, see the section titled, “Potential Payments Upon Termination or Change in Control of the Company — Ms. Diamond’s Transition Agreement” in this proxy statement.

64	Humana | 2026 Proxy Statement • Executive Compensation

Grants of Plan-Based Awards
The following table provides information about equity awards granted in 2025 under our Amended and Restated Stock Incentive Plan, which we refer to as the Stock Plan, and the range of potential payments earned in 2025 under our short-term incentive compensation plan. A discussion of the features of each type of award is included in the footnotes that follow the table.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A. Rechtin	03/01/2025	1,375,000	2,750,000	5,500,000
	02/24/2025				14,278	28,556	57,112				255.00	8,978,202
	02/24/2025							19,037			255.00	4,889,939
Celeste M. Mellet	03/01/2025	614,250	1,218,750	2,437,500
	02/13/2025							23,291			252.88	6,000,111
	02/24/2025							6,385			255.00	1,640,083
	02/24/2025				4,788	9,577	19,154				255.00	3,010,972
Japan A. Mehta	03/01/2025	357,500	715,000	1,430,000
	02/13/2025							5,046			252.88	1,299,925
	02/24/2025							3,582			255.00	920,090
	02/24/2025				2,686	5,372	10,744				255.00	1,688,887
Michelle A. O’Hara	03/01/2025	375,000	750,000	1,500,000
	01/01/2025							7,061			253.71(6)	1,800,061
	02/24/2025							4,205			255.00	1,080,117
	02/24/2025				3,153	6,307	12,614				255.00	1,982,998
Sanjay K. Shetty, M.D.	03/01/2025	432,000	864,000	1,728,000
	02/24/2025							4,205			255.00	1,080,117
	02/24/2025				3,153	6,307	12,614				255.00	1,982,998
	03/12/2025				4,001	8,002	16,004				249.11	1,999,940
Susan M. Diamond	03/01/2025	360,000	875,000	1,440,000

(1)
Amounts calculated based upon percentage of each Named Executive Officer’s annualized base salary that such Named Executive Officer was eligible to earn under the Company’s Associate Incentive Plan (the “AIP”), rather than actual amounts paid, for 2025. The actual amounts earned by each Named Executive Officer in respect of the AIP based on the Company’s achievement of applicable performance goals are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table under “Executive Compensation” in this proxy statement. In 2025, the threshold, target and maximum opportunity under the AIP, as a percentage of base salary, were as follows for each of our Named Executive Officers: Mr. Rechtin 100%, 200% and 400%; Ms. Mellet 63%, 125%, and 250%; Ms. Diamond 50%, 100%, 200%; Mr. Mehta 50%, 100% and 200%; Ms. O’Hara 50%, 100% and 200%; and Dr. Shetty 60%, 120% and 240%. For additional information regarding AIP payment opportunity and the actual award received for these Named Executive Officers for the 2025 AIP period, see the section titled, “Compensation Discussion and Analysis — Plan Design and Award Decisions — Short-Term Incentives — 2025 AIP Performance Results” in this proxy statement.

(2)
In 2025, our Named Executive Officers were awarded 60% of their equity awards in the form of performance-based restricted stock units. For a description of the performance-based restricted stock units granted in 2025, refer to the section titled, “Compensation Discussion and Analysis — Plan Design and Award Decisions — Long-Term Incentives — Design of Long-Term Incentives Granted in 2025 — 2025 Equity Award Summary” in this proxy statement. The performance-based restricted stock units generally vest three years from the date of grant to the extent that the underlying performance targets have been met and the Named Executive Officer continues to be employed through the applicable vesting date.

(3)
In 2025, our Named Executive Officers were awarded 40% of their equity grants in the form of time-based restricted stock units. The restricted stock units generally vest in equal annual one-third installments beginning in the year of grant, to the extent the Named Executive Officer continues to be employed through the applicable vesting date.

(4)
In 2025, our Named Executive Officers were not awarded equity grants in the form of stock options.

(5)
Discloses the aggregate grant date fair value of restricted stock unit awards granted in the fiscal year, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Performance-based restricted stock unit awards are disclosed at target value, based upon the probable outcome of the performance conditions.

(6)
The price used for this grant is the closing stock price on December 31, 2024.

Executive Compensation • 2026 Proxy Statement | Humana	65

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the stock option, restricted stock units and performance-based restricted stock unit holdings of our Named Executive Officers as of December 31, 2025.
		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(19)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) N/A	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) N/A
James A. Rechtin	9,743	19,487		458.1850	01/08/2031(6)
	5,257	10,515		367.2100	02/21/2031(7)
						4,366(8)	1,118,264
						1,362(9)	348,849
						12,692(13)	3,250,802
								8,170(16)	2,092,582
								28,556(17)	7,314,048
Celeste M. Mellet						23,291(12)	5,965,524
						4,257(13)	1,090,345
								9,577(17)	2,452,957
Susan M. Diamond	1,508	0		376.6100	02/22/2028(1)
	3,793	0		428.6767	08/01/2028(2)
	5,562	0		425.0550	02/21/2029(3)
	4,540	2,270		510.2425	02/24/2030(4)
	3,329	6,660		367.2100	02/21/2031(7)
						863(9)	221,040
						10,893(10)	2,790,024
								3,528(14)	903,627
								5,174(16)	1,325,217
Japan A. Mehta						5,046(12)	1,292,432
						2,388(13)	611,638
								5,372(17)	1,375,930
Michelle A. O’Hara						7,061(11)	1,808,534
						2,804(13)	718,189
								6,307(17)	1,615,412
Sanjay K. Shetty, M.D.	2,642	1,322		487.1602	04/01/2030(5)
	2,190	4,382		367.2100	02/21/2031(7)
						568(9)	145,482
						5,446(10)	1,394,884
						2,804(13)	718,189
								1,847(15)	473,072
								3,404(16)	871,867
								6,307(17)	1,615,412
								8,002(18)	2,049,552

(1)
Options granted on February 22, 2021, vesting ratably over three years with full vesting on February 22, 2024.

(2)
Options granted on August 1, 2021, vesting ratably over three years with full vesting on August 1, 2024.

(3)
Options granted on February 21, 2022, vesting ratably over three years with full vesting on February 21, 2025.

66	Humana | 2026 Proxy Statement • Executive Compensation

(4)
Options granted on February 24, 2023, vesting ratably over three years with full vesting on February 24, 2026.

(5)
Options granted on April 1, 2023, vesting ratably over three years with full vesting on April 1, 2026.

(6)
Options granted on January 8, 2024, vesting ratably over three years with full vesting on January 8, 2027.

(7)
Options granted on February 21, 2024, vesting ratably over three years with full vesting on February 21, 2027.

(8)
Restricted stock units awarded on January 8, 2024, vesting ratably over three years with an initial tranche vested on January 8, 2025, and full vesting on January 8, 2027.

(9)
Restricted stock units awarded on February 21, 2024, vesting ratably over three years with an initial tranche vested on December 15, 2024, and full vesting on December 15, 2026.

(10)
Restricted stock units awarded on February 21, 2024, vesting fully three years from the date of grant.

(11)
Restricted stock units awarded on January 1, 2025, vesting ratably over three years with an initial tranche vested on January 1, 2026, and full vesting on January 1, 2028.

(12)
Restricted stock units awarded on February 13, 2025, vesting ratably over three years with an initial tranche vested on February 13, 2026, and full vesting on February 13, 2028.

(13)
Restricted stock units awarded on February 24, 2025, vesting ratably over three years with an initial tranche vested on December 15, 2025, and full vesting on December 15, 2027.

(14)
Performance-based restricted stock units awarded on February 24, 2023, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of target performance goals.

(15)
Performance-based restricted stock units awarded on April 1, 2023, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of target performance goals.

(16)
Performance-based restricted stock units awarded on February 21, 2024, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of target performance goals.

(17)
Performance-based restricted stock units awarded on February 24, 2025, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of target performance goals.

(18)
Performance-based restricted stock units awarded on March 12, 2025, aligned with the February 24, 2025 vesting schedule of performance-based restricted stock units. The number of Shares reported is based upon achievement of target performance goals.

(19)
Based on the closing stock price of the Shares on December 31, 2025, which was $256.13.

Option Exercises and Stock Vested
The following table provides information on the Shares acquired upon the vesting of restricted stock units held by, our Named Executive Officers in 2025. Shares issued in respect of vested restricted stock units may or may not have been sold by a particular Named Executive Officer, and the inclusion in this table of such information should not be understood to imply the actual receipt of monies. None of our Named Executive officers exercised any stock options in 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Rechtin	—	—	9,889	2,659,616
Celeste M. Mellet	—	—	2,128	574,890
Susan M. Diamond	—	—	4,714	1,235,714
Japan A. Mehta	—	—	1,194	322,565
Michelle A. O’Hara	—	—	1,401	378,487
Sanjay K. Shetty, M.D.	—	—	2,276	614,873

(1)
The Value Realized on Vesting is based on the fair market value of our Shares as reported on the composite tape by the NYSE on the date of vesting.

Executive Compensation • 2026 Proxy Statement | Humana	67

Nonqualified Deferred Compensation
The following table and narrative that follows provides information on contributions and earnings for the Humana Retirement Equalization Plan and the Humana Deferred Compensation Plan for the Named Executive Officers in 2025.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James A. Rechtin	—	220,653	—	—	220,653
Celeste M. Mellet	—	—	—	—	—
Susan M. Diamond	—	77,692	82,020	—	715,759
Japan A. Mehta	—	—	—	—	—
Michelle A. O’Hara	—	—	—	—	—
Sanjay K. Shetty, M.D.	—	77,016	1,428	—	93,009

(1)
The amounts listed above under column labeled “Registrant Contributions in Last FY” are also included under the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.

We have a 401(k) plan, the Humana Retirement Savings Plan, and a nonqualified, unfunded, defined contribution plan, the Humana Retirement Equalization Plan. The Internal Revenue Code imposes limitations on the contributions that may be made to a qualified plan, like our Humana Retirement Savings Plan. In 2025, once an individual is paid $350,000 in compensation, both individual and Company contributions to the Pretax Savings Account of the Humana Retirement Savings Plan must cease. Any Company matching contributions that would have been made to the Pretax Savings Account of the Humana Retirement Savings Plan are credited to the Pretax Savings Account of the Humana Retirement Equalization Plan.
The benefits accrued under the Humana Retirement Equalization Plan are those Company contributions that cannot be made to the qualified Humana Retirement Savings Plan due to limitations imposed by the Internal Revenue Service. The maximum percentage of compensation (base salary and incentive compensation) that can be contributed by a highly compensated employee to the Humana Retirement Savings Plan is 35% for 2025. The Company matches 125% of the first 6% of employee salary deferrals. An employee must complete a year of service before being eligible for the Company’s match. Accruals under the Humana Retirement Equalization Plan, which is unfunded, are deemed to be invested in the accounts selected by the participants. The Humana Retirement Equalization Plan allows daily rebalancing of funds and direction of investment elections. Benefits in the Humana Retirement Equalization Plan, as directed by the participants, are distributable upon termination of employment, death, total disability, retirement or a change in control of the Company. Distribution of benefits may take the form of a lump sum payment or periodic installments not to exceed twenty (20) years — if the Humana Retirement Equalization Plan balance exceeds $100,000. All of the Named Executive Officers eligible for a contribution under the Humana Retirement Equalization Plan in 2025 will receive a lump sum payment upon termination.
We also maintain a Humana Deferred Compensation Plan, which is designed to provide certain key employees of the Company and its subsidiaries with the opportunity to defer receipt of a portion of certain incentive compensation to which they may become entitled while the plan is in effect. The Humana Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that is maintained for the purpose of allowing deferred compensation to certain highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, whose annual rate of base compensation exceeds the limitation provided in IRS Code Section 401(a)(17) for the plan year. For 2025, participants may elect to have the payment of up to 80% of his or her incentive compensation for a plan year deferred pursuant to the Humana Deferred Compensation Plan; provided, that such amount must be equal to or greater than $25,000. If a participant’s deferral election results in a deferral amount of less than $25,000, then the deferral amount shall be zero. Deferral elections under the Humana Deferred Compensation Plan are made annually and are irrevocable. The deferral account accrues interest using the established two-year U.S. Treasury note rate. Distributions from the Humana Deferred Compensation Plan are distributable upon the payment commencement date, as determined upon the participant’s deferral election, which may be (i) the date that is six months following the date of the participant’s separation from the Company; (ii) a date specified by the participant in his or her deferral election; or (iii) the earlier of either the date that is six months following the date of (i) or (ii). Distributions may take the form of a lump sum payment or periodic installments (quarterly or annually) not to exceed ten (10) years — if the deferral balance is less than $100,000, then payment will be made in lump sum regardless of the participant’s election. During 2025, none of our Named Executive Officers participated in the Humana Deferred Compensation Plan.

68	Humana | 2026 Proxy Statement • Executive Compensation

Potential Payments Upon Termination or Change in Control of the Company
The table and footnotes below disclose amounts payable to our Named Executive Officers under various scenarios had such occurred as of December 31, 2025. The Named Executive Officers would each receive certain payments upon termination from the Company which vary in amount depending on the reason for termination. Each Named Executive Officer would also receive a specified payment in connection with a change in control of the Company. The table below provides dollar amounts for all potential payments that would be paid by us to each Named Executive Officer under various scenarios involving either a termination or a change in control. The payments to our Named Executive Officers are governed by the various agreements or arrangements described in the footnotes to the table. The timing of the payments described below to the Named Executive Officers may also be subject to the provisions of Section 409A which may delay payment.
Name and Form of Payment(7)	Voluntary Termination $	Involuntary Termination without Cause(1) $	Involuntary Termination for Cause $	Retirement(5) $	Death or Disability(2) $	Involuntary Termination in Connection with a Change in Control(3) $
James A. Rechtin
• Severance	0	8,250,000	0	0	0	10,312,500
• Life, Health & Other Benefits(6)	0	0	0	0	0	63,208
• Stock Options (accelerated)(2)	0	0	0	0	0	0
• Restricted Stock Units (accelerated)(2)	0	0	0	0	14,175,016	14,175,016
Subtotal: Termination Related Payments	0	8,250,000	0	0	14,175,016	24,550,724
• Stock Options (vested)(2)	0	0	0	0	0	0
• Supplemental Retirement Plan(4)	220,653	220,653	220,653	220,653	220,653	220,653
Subtotal: Currently Vested Amounts	220,653	220,653	220,653	220,653	220,653	220,653
Mr. Rechtin’s Totals	220,653	8,470,653	220,653	220,653	14,395,669	24,771,377
Celeste M. Mellet
• Severance	0	1,462,500	0	0	0	4,387,500
• Life, Health & Other Benefits(6)	0	0	0	0	0	62,256
• Stock Options (accelerated)(2)	0	0	0	0	0	0
• Restricted Stock Units (accelerated)(2)	0	0	0	0	9,584,308	9,584,308
Subtotal: Termination Related Payments	0	1,462,500	0	0	9,584,308	14,034,064
• Stock Options (vested)(2)	0	0	0	0	0	0
• Supplemental Retirement Plan(4)	0	0	0	0	0	0
Subtotal: Currently Vested Amounts	0	0	0	0	0	0
Ms. Mellet’s Totals	0	1,462,500	0	0	9,584,308	14,034,064
Japan A. Mehta
• Severance	0	1,072,500	0	0	0	2,860,000
• Life, Health & Other Benefits(6)	0	0	0	0	0	58,428
• Stock Options (accelerated)(2)	0	0	0	0	0	0
• Restricted Stock Units (accelerated)(2)	0	0	0	0	3,300,370	3,300,370
Subtotal: Termination Related Payments	0	1,072,500	0	0	3,300,370	6,218,798
• Stock Options (vested)(2)	0	0	0	0	0	0
• Supplemental Retirement Plan(4)	0	0	0	0	0	0
Subtotal: Currently Vested Amounts	0	0	0	0	0	0
Mr. Mehta’s Totals	0	1,072,500	0	0	3,300,370	6,218,798

Executive Compensation • 2026 Proxy Statement | Humana	69

Name and Form of Payment(7)	Voluntary Termination $	Involuntary Termination without Cause(1) $	Involuntary Termination for Cause $	Retirement(5) $	Death or Disability(2) $	Involuntary Termination in Connection with a Change in Control(3) $
Michelle A. O’Hara
• Severance	0	1,125,000	0	0	0	3,000,000
• Life, Health & Other Benefits(6)	0	0	0	0	0	57,600
• Stock Options (accelerated)(2)	0	0	0	0	0	0
• Restricted Stock Units (accelerated)(2)	0	0	0	0	4,169,164	4,169,164
Subtotal: Termination Related Payments	0	1,125,000	0	0	4,169,164	7,226,764
• Stock Options (vested)(2)	0	0	0	0	0	0
• Supplemental Retirement Plan(4)	0	0	0	0	0	0
Subtotal: Currently Vested Amounts	0	0	0	0	0	0
Ms. O’Hara’s Totals	0	1,125,000	0	0	4,169,164	7,226,764
Sanjay K. Shetty, M.D.
• Severance	0	1,080,000	0	0	0	3,168,000
• Life, Health & Other Benefits(6)	0	0	0	0	0	57,924
• Stock Options (accelerated)(2)	0	0	0	0	0	0
• Restricted Stock Units (accelerated)(2)	0	0	0	0	7,292,618	7,292,618
Subtotal: Termination Related Payments	0	1,080,000	0	0	7,292,618	10,518,542
• Stock Options (vested)(2)	0	0	0	0	0	0
• Supplemental Retirement Plan(4)	93,009	93,009	93,009	93,009	93,009	93,009
Subtotal: Currently Vested Amounts	93,009	93,009	93,009	93,009	93,009	93,009
Dr. Shetty’s Totals	93,009	1,173,009	93,009	93,009	7,385,627	10,611,551
(1) Severance Policy
We have an Executive Severance Policy (the “Severance Policy”) that covers all of our Named Executive Officers, or NEOs. Under the Severance Policy our NEOs, if involuntarily terminated for reasons not meeting the definition of Cause, would receive salary continuation during the Severance Period (24 months for the CEO; eighteen (18) months for other NEOs) following the termination date at their respective Severance Rate. As of December 31, 2025, the Severance Rate for all NEOs is equal to their then current Annual Base Salary, with the CEO’s Severance Rate also including the target annual incentive compensation calculated as if goals had been met during the Company’s then-current fiscal year, pursuant to the relevant incentive compensation plan. All other terminated NEOs would remain eligible to receive prorated incentive compensation to be paid at the normal time after year end, provided plan targets and other plan provisions were met. The calculations in the table assume a December 31, 2025 termination and the prior payment in full of incentive compensation earned in the year of termination, such that the incentive compensation payment in connection with an involuntary termination without cause is $0. Each NEO is also entitled to 12 months of financial planning and outplacement services following a qualifying termination of employment, and amounts related to such benefits are not included in the table above. For a description of treatment under the Severance Policy, as amended in February 2026, refer to the section titled “Compensation Discussion & Analysis — Other Benefits and Perquisites — Executive Severance and Change in Control” in this proxy statement.
Under the terms of the Severance Policy, each Named Executive Officer is required to execute (and not revoke) a general release of claims in a form provided by the Company and enter into a written agreement containing certain restrictive covenants, including, non-compete and non-solicitation provisions as well as provisions relating to non-disparagement and cooperation, in each case for the duration of the applicable Severance Period.
(2) Stock Option and Restricted Stock Unit Agreements
At December 31, 2025, the NEOs have stock options and restricted stock units (with both time-based and performance-based vesting) outstanding under our Stock Plan. The treatment of these equity awards will vary depending upon the nature of the

70	Humana | 2026 Proxy Statement • Executive Compensation

termination. The amounts disclosed in the table assume treatment of stock options and restricted stock units based on the December 31, 2025 fair market value of $258.87.
Voluntary Termination. Under the Stock Plan, upon a voluntary termination for reasons not having to do with Cause or Retirement, in each case as defined below, each NEO would have 90 days to exercise any vested options, but in no event beyond the expiration date. Any unvested stock options held by our NEOs would be forfeited. Any unvested restricted stock units held by our NEOs would also be forfeited upon a voluntary termination for reasons not having to do with Cause or Retirement, in each case as defined below; provided, however, that the Committee may determine, in its sole discretion, that the restrictions on some or all of such unvested restricted stock units shall immediately lapse upon such termination.
Involuntary Termination Without Cause. Under the Stock Plan, upon an involuntary termination by the Company for reason other than Cause, each NEO would have 90 days to exercise any vested options, but in no event beyond the expiration date. Any unvested stock options held by our NEOs would be forfeited. Any unvested restricted stock units held by our NEOs would also be forfeited. In addition, our equity grant agreements contain non-compete and non-solicit provisions that only remain in full force and effect following an involuntary termination by the Company for reasons other than Cause if we pay an amount at least equal to the NEO’s then current annual base salary. Any such amounts that could be paid post-termination to enforce non-compete and non-solicit provisions are not included in the table above.
Involuntary Termination for Cause. Under the Stock Plan, in the event of termination for Cause, all vested and unvested options and restricted stock units are forfeited for all NEOs. Under the Stock Plan, Cause is defined as “a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.”
Retirement. Under the Stock Plan, an eligible Retirement means a combination of age and years of service with the Company totaling 65 or greater, with a minimum required age of 55 and a minimum requirement of five years of service. In the event of an eligible Retirement by a NEO, any outstanding options and restricted stock units will vest pro rata based on the number of months that the NEO has been employed since the grant date of the option or restricted stock award, as applicable, divided by the number of months in the current vesting period, multiplied by the total number of options or restricted stock units that were scheduled to vest on the next scheduled vesting date. Any remaining outstanding options or restricted stock units would then be forfeited.
Death or Disability. Under the Stock Plan, in the event of death or Disability of a NEO, all outstanding options shall become immediately exercisable in full and the NEO, or his estate or representative shall have two years to exercise the options regardless of the expiration date. Under the Stock Plan, in the event of death or Disability of a NEO, any unvested restricted stock units shall immediately vest, and any unvested Shares of performance-based restricted stock units will vest at the target level.
Change in Control. Under the Stock Plan, in the event of a termination other than for Cause or resignation for Good Reason within two years following a Change in Control, (x) all outstanding options shall become immediately exercisable in full and the NEO shall have two years to exercise the options, but in no event beyond the expiration date, and (y) any unvested restricted stock units shall immediately vest, and any unvested Shares of performance-based restricted stock units will vest at the target level.
(3) Change in Control Policy and Severence Benefits
We have a Change in Control Policy (CIC Policy), as adopted by the Organization & Compensation Committee. The CIC Policy provides certain benefits in the event an eligible employee’s employment is terminated by the Company without Cause or by the employee with Good Reason within twenty-four months following a Change in Control, or by the Company without Cause under certain circumstances prior to a Change in Control. For the period ended December 31, 2025, all of our NEOs, including the CEO were eligible under the CIC Policy. The table above assumes each NEO is eligible to receive benefits under the CIC Policy.
Under the CIC Policy for the period ended December 31, 2025, NEOs would be entitled to receive a Cash Severance equal to twice the sum of each individual’s Annual Base Salary, excluding the CEO whose Cash Severance is equal to two and one-half times Annual Base Salary, as well as the target incentive compensation payable to him or her. Assuming a Change in Control and subsequent termination event had occurred at December 31, 2025, the payments set forth in the table above would have been made within fifteen business days of the termination event (or such later date as may be required by Section 409A) by the surviving company in the Change in Control. The treatment of each NEO’s equity awards upon certain terminations of employment in connection with a Change in Control, is set forth above under Note (2) to this table titled “Stock Option and Restricted Stock Unit Agreements.”
Further, under the CIC Policy, each NEO is entitled to receive all life insurance, health insurance, dental insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the NEO and/or the NEO’s dependents and beneficiaries participated immediately prior to the date of termination. Each NEO is also entitled to 12 months of financial planning and outplacement services following a qualifying termination of employment, and amounts related to such

Executive Compensation • 2026 Proxy Statement | Humana	71

benefits are not included in the above table. These benefits shall continue for 24 months (or for the CEO 30 months) following termination. These benefits are valued at the amounts listed in the table above for the applicable period. Pursuant to our long-standing Company policy, the CIC Policy does not include an excise tax gross-up provision with respect to payments contingent upon a change in control.
(4) Pension and Retirement Plans
In the event of termination of an NEO’s employment, each NEO would receive their account balance under the Humana Retirement Equalization Plan and the Humana Deferred Compensation Plan, as disclosed in the Nonqualified Deferred Compensation table, together with their Humana Retirement Savings Plan benefit. The Humana Retirement Savings Plan is a qualified 401(k) plan generally available to all Humana associates.
The Humana Retirement Savings Plan amounts are payable under various forms of distribution, the specific form to be elected by the participant. The forms of distribution are a single lump sum in cash or our Shares (if invested in the Humana common stock fund); substantially equal monthly, quarterly, or annual installments for a period of 5, 10, 15 or 20 years not to exceed the life expectancy of the participant, or the joint and last survivor expectancy of the participant and a designated beneficiary.
At December 31, 2025, the account balances under the Humana Retirement Savings Plan — which include both the individual’s contribution and the Company’s contributions — for the NEOs are as follows (which amounts are not included in the table above):
James A. Rechtin	$93,852
Celeste M. Mellet	$27,502
Japan A. Mehta	$36,340
Michelle A. O’Hara	$25,514
Sanjay K. Shetty, M.D.	$182,486
(5) Retirement
As noted above, participants in the Stock Plan become eligible for retirement upon their attainment of a combination of age and years of service with the Company totaling 65 or greater, with a minimum required age of 55 and a minimum requirement of five years of service. For additional information on the stock options and restricted stock units held by each of our NEOs, please refer to the table titled “Outstanding Equity Awards at Fiscal Year End” in this proxy statement. The table above does not include amounts that would be realized from continued vesting of stock option and restricted stock unit awards.
(6) Life, Health and Other Benefits
Upon termination (other than a qualifying termination in connection with a Change in Control as described above), all officers elected by our Board of Directors, including our NEOs, are eligible for continuation of health and dental coverage pursuant to COBRA. Such coverage is not included in the table above (except for a Change in Control, where a two-year expense for health benefits is included, assuming a 10% increase in premiums year over year).
In the event of death, the estate of each NEO is entitled to receive a life insurance benefit in the amount of three times the current base salary of the officer (up to a maximum of $3 million), reduced by 50% when the age of 70 has been attained. As of December 31, 2025, the amount payable under such death benefit, which is not included in the table above, is as follows for our NEOs:
James A. Rechtin	$3,000,000
Celeste M. Mellet	$2,925,000
Japan A. Mehta	$2,145,000
Michelle A. O’Hara	$2,250,000
Sanjay K. Shetty, M.D.	$2,160,000

72	Humana | 2026 Proxy Statement • Executive Compensation

(7) Ms. Diamond’s Transition Agreement
In connection with her transition from the role of Chief Financial Officer, Ms. Diamond entered into the Diamond Agreement, under which she agreed to continue to provide strategic advisory services after the Transition Date until December 31, 2025 (the “Transition Period”), and thereafter transition to the Company’s variable staffing pool (temporary worker status) until March 1, 2027 (the “VSP Period”). During the Transition Period, Ms. Diamond will continue to receive her current base salary, annual incentive plan opportunity and benefits. During the VSP Period, Ms. Diamond will not receive a salary, but will be paid an hourly rate for any work performed for the Company, including: (i) continuing to serve on the boards of various joint venture and minority investment companies in the Company’s investment portfolio, (ii) advising the Company’s business teams as requested regarding ongoing operational and regulatory matters, including participating in public policy matters, and (iii) serving as a strategic consultant to the Company to assist in the transition of her duties. Under the Diamond Agreement, Ms. Diamond will not receive any additional compensation or benefits, other than continued vesting of equity in accordance with applicable provisions under the Company’s stock incentive plan, and other existing compensation and benefits programs generally available to the Company’s associates, including variable staffing pool associates. At the end of the VSP Period, Ms. Diamond will be eligible to receive separation pay and benefits under the Executive Severance Plan and any remaining equity awards will be treated in accordance with the applicable award agreements, as set forth in more detail above under Note (2) to this table titled “Stock Option and Restricted Stock Unit Agreements.”
CEO Pay Ratio
As detailed further within the “Human Capital Management” section of this proxy statement, our associates’ total compensation may include base pay, incentive pay, overtime and other supplemental pay. We regularly review associate compensation and conduct benchmarking of our pay to the external market where we compete for talent, along with internal reviews of associate pay compared to those doing similar work in similar capacities across the Company — all to ensure we are competitive and aligned with industry standards. With respect to our CEO and other Named Executive Officers, as discussed further within the “Compensation Discussion and Analysis” section of this proxy statement, the Organization & Compensation Committee believes that current levels of compensation are appropriate based on the Committee’s multifaceted review.
Methodology Considerations
Our 2025 CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. Outlined below is the process that was applied for identifying our median employee (or median associate) for our comparative compensation analysis of the median associate to our CEO.
Associate Population and Median Associate
We identified the median associate using 64,533 global full-time, part-time, temporary and seasonal associates employed as of December 31, 2025, (the “Measurement Period”) which excludes approximately 382 associates who joined us during 2025 as a result of acquisitions and business combinations, as well as 1,351 associates from the Dominican Republic (representing less than 5% of our associate base) in accordance with SEC rules.
To identify the median associate within our associate population, we reviewed W-2 statements for the Measurement Period, and consistently applied these earnings as the compensation measure, except for the addition of the final 2026 AIP payment to our median associate, which is earned in 2025 but payable during 2026. We then calculated our median associate’s compensation in the same manner as the Named Executive Officers in the “Summary Compensation Table.”
CEO Compensation
For the Measurement Period, the annual total compensation of Mr. Rechtin, our CEO, was calculated using all applicable compensation elements reported in the “Summary Compensation Table” (“CEO Compensation”).

Executive Compensation • 2026 Proxy Statement | Humana	73

CEO Pay Ratio Calculation
Applying the above methodologies, our CEO Pay Ratio is calculated as follows:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Compensation ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James A. Rechtin(1) President and Chief Executive Officer	2025	1,348,558	—	13,868,141	3,034,740	—	505,636	18,757,075
Median Employee	2025	79,308	—	—	1,378	—	2,249	82,935
							Pay Ratio	226:1

(1)
For more information regarding Mr. Rechtin’s compensation, refer to the Summary Compensation Table and corresponding footnotes in this proxy statement.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the “PvP Rules”), we are providing the following: (1) tabular compensation and performance disclosure for 2021, 2022, 2023, 2024, and 2025; (2) an unranked list of three performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs for 2025 to Company performance; and (3) additional disclosure relative to the relationship between the “Compensation Actually Paid” (“CAP”) set forth in the Pay versus Performance Table and each of the performance metrics set forth in the Pay versus Performance Table and between the Company’s and the Peer Group TSR, in each case over 2021-2025.
For further information concerning Humana’s variable pay-for-performance philosophy and how Humana aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”
Pay Versus Performance Table
Pursuant to the PvP Rules, the Pay versus Performance Table (set forth below) is required to include for each year the CAP to the CEO and the average CAP for non-CEO named executive officers. CAP represents a calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, as well as from the way in which the Organization and Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. For example, the CAP calculation for a given year includes the change in fair value of multiple years of equity grants that are outstanding and unvested during the year, whereas the Summary Compensation Table calculation includes only the grant date fair value of equity awards that are granted during the year. These differences result in a CAP calculation that may be higher or lower than the corresponding Summary Compensation Table calculation, and that also may be more significantly impacted by changes in stock price. It is also important to note that outstanding equity awards may be represented in more than one year of the Pay versus Performance Table.
Equity grants (performance-based restricted stock units, restricted stock units and stock options) constitute a meaningful portion of compensation for the CEOs and other NEOs. The value of equity grants will not be realized before applicable restriction periods and/or conditions lapse (including, with respect to the performance-based restricted stock units, the achievement of pre-determined performance goals) and the ultimate value of such awards is subject to changes in stock price. While each participant was awarded a target number of performance-based restricted stock units, the actual number of performance-based restricted stock units earned could vary from zero (0) up to two (2) times target, if performance objectives are meaningfully exceeded, and no participant will receive any portion of performance-based restricted stock units if the threshold performance objectives are not met.

74	Humana | 2026 Proxy Statement • Executive Compensation

	Summary Compensation Table Total for		Compensation Actually Paid to		Average Summary Compensation Table Total for	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On:
Year	PEO 1 ($)(1) (b)(1)	PEO 2 ($)(1) (b)(2)	PEO 1 ($)(2) (c)(1)	PEO 2 ($)(2) (c)(2)	Non-PEO NEOs ($)(3) (d)	Non-PEO NEOs ($)(4) (e)	Total Shareholder Return ($)(5) (f)	Peer Total Shareholder Return ($)(6) (g)	Net Income ($mm)(7) (h)	Adjusted EPS ($)(8) (i)	Pre-Tax Earnings ($mm)(9) (j)
2025	18,757,075	N/A	18,828,255	N/A	9,393,703	9,469,480	65	108	1,203	—	2,841
2024	15,579,477	12,057,164	9,229,775	184,356	10,066,604	6,262,690	64	107	1,214	16.21	2,702
2023		16,327,384		(37,708)	3,866,828	1,654,500	114	115	2,484	26.09	4,369
2022		17,198,844		30,353,498	4,154,126	6,537,728	126	116	2,802	25.24	4,181
2021		16,528,036		25,833,960	4,111,051	5,872,201	114	125	2,934	20.64	3,356

(1)
The dollar amounts reported in column (b)(1) are the amounts of total compensation reported for Mr. Rechtin (PEO 1) (our current President and Chief Executive Officer) and the dollar amounts reported in column (b)(2) are the amounts of total compensation reported for Mr. Broussard (PEO 2) (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table” in the proxy statement.

(2)
The dollar amounts reported in column (c)(1) represent the amount of CAP to Mr. Rechtin and the dollar amounts reported in column (c)(2) represent the amount of CAP to Mr. Broussard, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rechtin or Mr. Broussard during the applicable year. In accordance with the requirements of PvP Rules, the following adjustments were made to Mr. Rechtin’s total compensation for the most recent fiscal year to determine the PEO 1 CAP:

Year	Summary Compensation Table Total ($)	Equity Deductions from SCT Total(a) ($)	Equity Additions to SCT Total(b) ($)	Pension Deductions / Additions to SCT Total ($)	Compensation Actually Paid ($)
2025 PEO 1(2)	18,757,075	13,868,141	13,939,321	N/A	18,828,255

(a)
The amount in this column represents the grant date fair value of equity-based awards granted during each year. Pursuant to the requirements of Item 402(c)(2)(v) and (vi) of Regulation S-K, the Summary Compensation Table is required to include only those equity awards granted during the particular year. These equity awards are generally made in the first quarter of the year.

(b)
The equity award adjustments for the most recent fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the most recent fiscal year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the most recent fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the most recent fiscal year; (iii) for awards that are granted and vest in the most recent fiscal year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the most recent fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the most recent fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the most recent fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the most recent fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Current Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025 PEO 1	12,243,372	(140,338)	89,146	1,714,133	0	33,008	13,939,321

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Messrs. Rechtin and Broussard) in the “Total” column of the Summary Compensation Table in each applicable

Executive Compensation • 2026 Proxy Statement | Humana	75

year. The names of each of the NEOs (excluding Messrs. Rechtin and Broussard) included for purposes of calculating the average amounts in each applicable year are (a) for 2025, Celeste M. Mellet, Susan M. Diamond, Japan A. Mehta, Michelle A. O’Hara, and Sanjay K. Shetty; (b) for 2024, Susan M. Diamond, David E. Dintenfass, Sanjay K. Shetty, and George Renaudin II; (c) for 2023, Susan M. Diamond, Sanjay K. Shetty, Joseph C. Ventura, and George Renaudin II; (d) for 2022, Susan M. Diamond, T. Alan Wheatley, Timothy S. Huval, and Joseph C. Ventura; and (e) for 2021, Susan M. Diamond, Brian A. Kane, T. Alan Wheatley, Timothy S. Huval, and William K. Fleming.
(4)
The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Messrs. Rechtin and Broussard), as computed in accordance with the PvP Rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Messrs. Rechtin and Broussard) during the applicable year. In accordance with the requirements of the PvP Rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rechtin) for the most recent fiscal year to determine the CAP, using the same methodology described in Note 2:

Year	Summary Compensation Table Total ($)	Equity Deductions from SCT Total ($)	Equity Additions to SCT Total ($)	Pension Deductions / Additions to SCT Total ($)	Compensation Actually Paid ($)
2025(3)	9,393,703	4,897,260	4,973,037	N/A	9,469,480
The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Year End Fair Value of Current Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	4,586,889	30,996	10,876	330,886	0	13,391	4,973,037

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Dow Jones U.S. Select Health Care Providers Total Return Index.

(7)
The dollar amounts reported represent the amount of Net Income reflected in the Company’s audited financial statements for the applicable year. While the Company does not use net income as a performance measure in its executive compensation program, the measure of net income is correlated with the measure Pre-Tax Earnings, which the company does use when setting goals in the Company’s short-term incentive compensation program.

(8)
Adjusted EPS is defined at page A-1 of this proxy statement, under “Appendix A — Reconciliation of Non-GAAP Financial Measure.” For periods 2021-2024, the Company used Adjusted EPS as the financial performance measure to link CAP to the Company’s NEOs, for the then most recently completed fiscal year, to Company performance.

(9)
Pre-Tax Earnings measures the adjusted consolidated income before taxes and equity in net earnings. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Pre-Tax Earnings, which it uses for setting goals in the Company’s short-term incentive compensation program, is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs.

Pay Versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis set forth in this proxy statement, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders.
The two performance measures listed below represent an unranked list of the “most important” performance measures that Humana used to align CAP to the NEOs for 2025 and company performance. While these financial measures are the most important measures the company used to align CAP to the NEOs for 2025 and company performance, additional financial and other measures were also used to align pay and performance, as further described in the Compensation Discussion and Analysis section of this proxy statement.

76	Humana | 2026 Proxy Statement • Executive Compensation

The most important performance measures are:
•
Pre-Tax Earnings

•
Relative Total Shareholder Return

These financial quantitative measures generally reflect those used internally to measure our performance and externally to report to investors, and we believe that, taken together, they provide a holistic measure of Company growth, shareholder value and overall financial performance. As noted above, we have deemed Pre-Tax Earnings as the “most important” financial measure used to link our NEO’s compensation with performance and, as previously disclosed, it is being used as our Company Selected Measure. For more detail on these measures and why we believe that they are important in structuring our incentive compensation programs and linking pay with performance, please see the discussion under “Plan Design and Performance Measures” in this proxy statement.
Analysis of the Information Presented in the Pay Versus Performance Table
While Humana uses several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table set forth herein. Moreover, Humana generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with PvP Rules) for a particular year. In accordance with the PvP Rules, Humana is providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.
Compensation Actually Paid and Pre-Tax Earnings
The following graphs depict the relationship between EPS and CAP to Humana’s CEOs and the NEOs, respectively.

Compensation Actually Paid and Net Income
The following graphs depict the relationship between Net Income and CAP to Humana’s CEOs and the NEOs, respectively.

Executive Compensation • 2026 Proxy Statement | Humana	77

Compensation Actually Paid and Relative TSR
The following graphs depict the relationship between TSR and CAP to Humana’s CEOs and the NEOs, respectively.

78	Humana | 2026 Proxy Statement • Executive Compensation

Certain Transactions with Management and Others

The Board of Directors has determined that there are no material transactions involving a current director or director nominee of the Company. For a discussion of the transactions reviewed, please see the discussion under “Independent Directors” herein.
The Board of Directors has adopted a policy for review, approval and monitoring of transactions involving the Company and directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock. The policy covers any related person transaction that meets the minimum threshold for disclosure under the SEC’s regulations. The Related Party Transaction Approval Policy may be viewed on our website. From the www.humana.com website, click on “More Humana,” then click on “For Investors,” then click on “Corporate Governance,” and then click on the link titled “Policy Regarding Related Person Transactions.” Pursuant to that policy, our Board of Directors has reviewed certain transactions for 2025 and determined that in each case, the amount paid is comparable to similar transactions entered into in the ordinary course of business between unrelated parties, is not material to the Company, and does not represent a direct or indirect material interest to the related party.

Certain Transactions with Management and Others • 2026 Proxy Statement | Humana	79

Audit Committee Report

Our Audit Committee currently is comprised of four directors. All members are independent and are financially literate as defined in the NYSE listing standards. The Board of Directors has determined that Messrs. D’Amelio and Garratt and Dr. Bono each meet the definition of “audit committee financial expert.” The Board of Directors has adopted a written charter for the Committee.
As set forth in its Charter, our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attestation services. The Audit Committee has retained PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for fiscal year 2026. PwC has been retained as the Company’s independent registered public accounting firm continuously since 1968.
The Audit Committee reviews Humana’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025, with Humana’s management and its independent registered public accounting firm, PwC. Management is responsible for the financial statements and the reporting process, including its assessment of our internal control over financial reporting. PwC is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with PwC its independence from Humana and its management including the matters in the written disclosures required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.
During 2025, the Audit Committee met independently with our Chief Audit and Risk Officer, our Chief Legal Officer, our Chief Compliance Officer, key members of management, and PwC regarding our business, current and planned audit activities, and risks that could impact the Company and management actions to mitigate those risks. The Audit Committee, in consultation with management, Internal Audit, and PwC, reviewed our quarterly financial statements and earnings releases. The Audit Committee reviewed our annual financial statements. Audit Committee members individually reviewed our monthly operating and financial information as well as internal audits of controls over operations, financial processes, and compliance with laws and regulations.
The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the listing standards of the NYSE regarding audit committee procedures and responsibilities, including a review of our internal controls and procedures.
The Audit Committee reviewed and approved the services provided by PwC to us consisting of the following:
	For The Years Ended December 31
	2025	2024
Audit Fees	$7,498,000	$7,182,000
Audit Related Fees	$2,155,507	$1,740,000
Tax Fees	$191,421	$217,107
All Other Fees	$350,000	$352,000
TOTAL	$10,194,928	$9,491,107

•
Audit Fees include activities relating to the audit of our consolidated financial statements, the audit of internal control over financial reporting, statutory and other separate Company audits, work performed in connection with registration statements, and audit procedures related to miscellaneous SEC and financial reporting matters.

•
Audit Related Fees include other assurance and related services including the audits of our employee benefit plans, Service Organization Controls (SOC) reports and other mandated regulatory and compliance attestation services. No amounts were paid for financial systems design and implementation.

•
Tax Fees include activities relating to tax compliance, consultation and support services.

•
All Other Fees include activities related to advisory services and the annual renewal of software licenses.

80	Humana | 2026 Proxy Statement • Audit Committee Report

The Audit Committee discussed with our internal auditors and with PwC the overall scope and plans for their respective audits. At each meeting, the Audit Committee is provided the opportunity to meet with the internal auditors and with PwC with and without management present, and, in fact, met with the internal auditors and with PwC with and without management present in connection with each regularly scheduled Board of Directors meeting in 2025.
The Audit Committee has established policies and procedures for pre-approving all audit, review and attest services that are required under the securities laws and all other permissible tax and non-audit services necessary to assure PwC’s continued independence. The Audit Committee annually pre-approves the following permissible non-audit services:
•
related assurance and attestation services;

•
risk and control services;

•
transaction services; and

•
tax services.

The fees shown in the table above were all pre-approved in accordance with these policies and procedures. The Audit Committee separately will consider any proposed retention of the independent registered public accounting firm for permissible non-audit services other than those listed above. The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of PwC.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Humana Annual Report on Form 10-K for the year ended December 31, 2025.
All members of the Audit Committee of the Company whose names follow submit the foregoing report:
AUDIT COMMITTEE Frank A. D’Amelio, Chair Raquel C. Bono, M.D. John W. Garratt Marcy S. Klevorn

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Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm

Background
The Board of Directors, in accordance with the recommendation of its Audit Committee, believes that the continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders, and therefore has appointed PwC to audit the consolidated financial statements of the Company for the year ending December 31, 2026. In making this appointment, the Board considered the performance and independence of PwC, including whether any non-audit services performed by PwC are compatible with maintaining independence. The Audit Committee and Board of Directors believe that PwC has invaluable long-term knowledge of Humana. While preserving that knowledge, partners and employees of PwC engaged in audits of Humana are periodically changed, giving Humana access to new expertise, experience and perspectives.
We are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Charter, Bylaws, Delaware law or otherwise, the Board is submitting the appointment of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the appointment, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the appointment of a different firm for fiscal year 2027. Even if the appointment is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. We expect that representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions and Shares not present at the meeting have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP. Pursuant to NYSE regulations, brokers and other NYSE member organizations have discretionary voting power over the ratification of the appointment of the Company’s independent registered public accounting firm. If you timely submit a signed proxy but fail to specify instructions to vote with respect to this proposal, the accompanying proxy will be voted FOR this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

82	Humana | 2026 Proxy Statement • Proposal Two

Proposal Three Non-Binding Advisory Vote with Respect to the Compensation of the Company’s Named Executive Officers

Background
The Dodd-Frank Act requires that we include in our proxy statement a non-binding advisory stockholder vote with respect to the frequency of future advisory votes regarding the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement (commonly referred to as “Say-on-Pay”).
At our 2023 Annual Meeting, held on April 20, 2023, our stockholders recommended an annual Say-on-Pay vote, and our Board of Directors subsequently adopted that recommendation. In 2026, we are therefore asking our stockholders to vote on the following resolution:
RESOLVED, that the stockholders of Humana Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s proxy statement.
The compensation of our Named Executive Officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy statement. As discussed in those disclosures, our philosophy is that compensation should be market-based, competency-paced and contribution-driven. Our compensation programs are designed to challenge participants as well as reward them for superior performance for our Company and our stockholders, with an emphasis on pay for performance principles to align the interests of our Named Executive Officers with those of our stockholders. Our compensation practices and policies enable us to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Your vote on this Proposal Three is an advisory one, and therefore is not binding on the Company, the Organization & Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Board. Nevertheless, our Board and our Organization & Compensation Committee value the opinions of our stockholders and intend to consider any stockholder concerns evidenced by this vote. We will continue to evaluate and disclose whether any actions are necessary to address those concerns.

Proposal Three • 2026 Proxy Statement | Humana	83

Vote Required and Recommendation of the Board of Directors
This proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal for the approval of the non-binding advisory vote with respect to the compensation of the Company’s Named Executive Officers. Abstentions, Shares not present at the meeting and broker non-votes have no effect on the approval of this non-binding advisory vote. Pursuant to NYSE regulations, brokers do not have discretionary voting power over this proposal, and therefore, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares will not be voted with respect to this proposal. If you timely submit a signed proxy but fail to specify instructions to vote with respect to this proposal, the accompanying proxy will be voted FOR this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

84	Humana | 2026 Proxy Statement • Proposal Three

Proposal Four Approval of the Humana Inc. 2026 Stock Incentive Plan

Background
Upon the recommendation of the Organization & Compensation Committee (the “Committee”), the Board has adopted the Humana Inc. 2026 Stock Incentive Plan (the “Stock Plan”), subject to stockholder approval at the April 16, 2026 Annual Meeting. If approved, the Stock Plan will replace, on a prospective basis, the current Humana Inc. Stock Incentive Plan (the “Prior Plan”) and all further grants of equity or equity-based awards to directors, executive officers, and other employees or consultants of the Company and its subsidiaries will be made under the Stock Plan.
We are asking our stockholders to approve the Stock Plan at the 2026 Annual Meeting. The Board believes that in order to attract, retain and reward valuable personnel, it is important for the Company to maintain a flexible, long-term, stock-based incentive plan with terms that are competitive with and responsive to rapidly changing industry standards. The Stock Plan provides the Company with the ability to establish and maintain incentive programs that address the demands of the marketplace and are aligned with stockholder interests.
Set forth below is an executive summary of this proposal as well as a brief description of the Stock Plan. The description of the Stock Plan in this proxy statement is qualified in its entirety by reference to the Stock Plan, which is attached to this proxy statement as Appendix B, located at page B-2 of this proxy statement. You may also obtain a copy of the Stock Plan by accessing this proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website, www.humana.com, or by contacting our Corporate Secretary.
Executive Summary of Proposal and Selected Plan Information
Introduction
On February 18, 2026, the Board approved and adopted, subject to stockholder approval, the Stock Plan to replace the Prior Plan. If approved by our stockholders, going forward all grants of equity-based awards to our employees and directors will be made under the Stock Plan and shares currently available under the Prior Plan will no longer be available for issuance. Any equity or equity-based awards granted under the Prior Plan prior to the date that the Stock Plan is approved by our stockholders will remain outstanding under such plan and will continue to vest and/or become exercisable in accordance with their original terms and conditions. If the stockholders do not approve the Stock Plan, we will continue to grant awards under the Prior Plan until the expiration of the Prior Plan in 2029 or the date that shares authorized for issuance under the Prior Plan are completely depleted, whichever occurs first. As of February 27, 2026, 63,829 shares remain available for grant under the Prior Plan.
Considerations for the Approval of the Stock Plan
The Stock Plan incorporates certain corporate governance best practices to further align our equity compensation program with the interests of our stockholders. The following is a list of some of these best practices, which are intended to protect the interests of our stockholders:
✓
No annual “evergreen” provisions.

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No “liberal share recycling” of shares withheld to cover tax or payment of option exercise price with respect to any awards granted under the Stock Plan.

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No dividends or dividend equivalents on options or stock appreciation rights.

✓
Dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

✓
Minimum 100% fair market value exercise price as of the date of grant for options and stock appreciation rights, except for substitute awards granted through the assumption or substitution of awards from an acquired or merged company.

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No excise tax gross-ups.

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No automatic vesting upon a change in control: the Stock Plan allows for an acquiring corporation to assume or cancel outstanding awards and does not provide for automatic vesting upon a change in control.

✓
Awards granted under the Stock Plan are subject to our recoupment (clawback) policy.

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Limiting the value of the number of shares subject to awards made to a non-employee director under the Stock Plan in a single fiscal year, taken together with any other compensation paid to such non-employee director in respect of such fiscal year, to no more than $1,500,000 for the non-employee Chairman of the Board and $1,000,000 for all other non-employee directors in total value.

✓
Prohibits reducing the exercise price in effect for outstanding options or stock appreciation rights, cancelling and replacing options or stock appreciation rights with a grant with a lower exercise price, or a cash buyout of an underwater option or stock appreciation right, except for with stockholder approval or in connection with adjustments with respect to a change of control or an equitable adjustment in connection with certain corporate transactions.

Proposed Share Reserve
Subject to adjustment upon the occurrence of various corporate events as described in the Stock Plan, a total of 10,800,000 shares of common stock will be available for issuance pursuant to future awards granted under the Stock Plan (the “Share Reserve”), which is equal to approximately 8.3% of shares of common stock outstanding on a fully-diluted basis, assuming that the entire number is granted in options. Each award granted under the Stock Plan other than options or stock appreciation rights shall be counted against the Share Reserve as two and eighty-six hundredths (2.86) for every one share granted.
Any shares granted between February 27, 2026 and the date the new plan is approved by the shareholders will reduce the total shares requested by the number of shares granted.
The Board believes that the number of shares available for issuance under the Stock Plan are necessary to permit us to continue to provide the type of long-term, performance-based compensation necessary to allow us to attract, retain and motivate our directors, executive officers, and other employees.
Impact on Dilution and Fully-Diluted Overhang
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team is focused on our strategic and long-term growth priorities. The total fully-diluted overhang as of February 27, 2026, assuming that the entire Share Reserve is granted in options, would be 10.2% and the total fully-diluted overhang, assuming the Share Reserve is granted in full-value awards only, would be 5.2%. The company is currently granting most awards in full-value shares, resulting in ultimate overhang closer to 5.2%. In this context, fully diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of February 27, 2026. Our Board believes that the number of shares of common stock that would be available for issuance under the Stock Plan represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.
Expected Duration of the Share Reserve
We expect that the Share Reserve under the Stock Plan, if this proposal is approved by our stockholders, will be sufficient for awards for at least three to four years. Expectations regarding future share usage could be impacted by a number of factors, such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Stock Plan’s Share Reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

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Run Rate
The following table sets forth information regarding our equity awards granted and performance-based equity awards earned over each of the last three fiscal years:
Year	Options Granted	Full- Value shares Granted	Total Granted	Weighted Avg. # of Common shares Outstanding	Run Rate
2025	—	1,049,000	1,049,000	120,454,000	0.87%
2024	149,000	686,000	835,000	120,571,000	0.69%
2023	63,000	437,000	500,000	123,866,000	0.40%
The table below represents the outstanding shares, as well as the number of shares available for grant under the Prior Plan, in each case as of February 27, 2026. If the Stock Plan is approved by our stockholders, going forward all grants of equity-based awards to our employees and directors will be made under the Stock Plan and shares currently available under the Prior Plan will no longer be available for issuance.
Number of RSUs and PSUs outstanding(1)	Options			Common shares Outstanding
	Options Outstanding	Weighted Average Exercise Price	Weighted Average remaining life
2,456,868	348,142	$408.05	3.66	120,054,462

(1)
Includes 38,331 shares deferred by members of the Board under the Humana Inc. 2003 Stock Incentive Plan.

SUMMARY OF THE STOCK PLAN
A summary of certain key provisions of the Stock Plan is provided below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Plan, a copy of which is attached to this proxy statement as Appendix B.
Key Provision	Description
Effective Date of the Stock Plan	• April 16, 2026, provided the Stock Plan is approved by our stockholders
Term of the Stock Plan
•
The earliest of: (i) the date that no additional shares are available for issuance under the Stock Plan; (ii) the date that the Stock Plan is terminated by the Board in accordance with its terms; or (iii) the day immediately preceding the ten year anniversary of its effective date, which, if approved by our stockholders, will be April 15, 2036.

Eligible Participants	• Our employees or employees of any of our subsidiaries and certain joint ventures and affiliated entities • Non-employee members of the Board • Key consultants

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Key Provision	Description
Total shares Authorized and Share Counting
•
10,800,000 shares for all types of stock incentive awards

•
Shares available under the Stock Plan are reduced by one share for each share underlying an option or stock appreciation right granted under the Stock Plan

•
Shares available under the Stock Plan are reduced by 2.86 shares for awards other than options or stock appreciation rights granted under the Stock Plan

•
Shares that are (i) withheld to cover tax withholding obligations of the participant (ii) tendered as payment to satisfy the exercise price of an option for an option exercise or (iii) repurchased by the Company using option exercise proceeds, in each case will reduce the Share Reserve

•
The following do not count against the aggregate number of shares available under the Stock Plan:

(i)
The payment in cash of dividends or dividend equivalents under any outstanding award;

(ii)
Any award that is settled in cash rather than by issuance of shares; or

(iii)
Awards granted through the assumption or conversion of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction

Award Limits
•
The amount of awards payable in shares that may be issued to any individual participant under the Stock Plan is limited to 20% of the Share Reserve

•
The amount payable in any calendar year in respect of Performance Unit awards denominated in dollars to any individual participant under the Stock Plan is limited to $3,000,000 for the Chief Executive Officer and $1,500,000 for any other participant

•
No more than 50% of the shares authorized under the Stock Plan may be issued upon the exercise of incentive stock options granted under the Stock Plan

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In no event will any non-employee director of the Company be granted awards that would result in total compensation in excess of $1,000,000 with respect to non-employee directors and $1,500,000 with respect to the non-employee Chairman of the Board, in any calendar year

Type of Stock Incentive Awards
•
Incentive stock options and nonqualified options with an exercise period no longer than ten years

•
Stock appreciation rights

•
Restricted stock and restricted stock units

•
Performance awards

•
Other awards in stock

Vesting and Exercise	• As determined by the Committee based on time vesting, upon achievement of performance targets, or both
Restrictive Features
•
No Stock Option Repricings. The Stock Plan prohibits the repricing of options without the approval of stockholders. This provision applies to both direct repricings lowering the exercise price of an option and indirect repricings cancelling an outstanding option and granting a replacement option with a lower exercise price

•
No annual “Evergreen” Provision. The Stock Plan provides for a fixed number of shares, and requires stockholder approval of any additional allocation of shares

•
No Discount Stock Options. The Stock Plan prohibits the grant of an option with an exercise price of less than the fair market value of the Company’s common stock on the date the option is granted

•
No Dividend Equivalents on Stock Options or Stock Appreciation Rights. The Stock Plan does not provide for the issuance of dividends or dividend equivalents on options or stock appreciation rights

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Administration
The Stock Plan will be administered by the Committee, with each member qualifying as (i) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended and (ii) an “independent” director under the current New York Stock Exchange standards for director independence.
In administering the Stock Plan, the Committee will determine, among other things: (i) the individuals to whom grants or awards will be made; (ii) the type and size of awards; and (iii) the terms of each award including, but not limited to, vesting schedule, grant price, restriction or performance criteria, and length of relevant performance, restriction or option periods.
The Committee may delegate to one or more individuals, or a committee of individuals, the power to grant and administer awards under the Stock Plan to participants who are not executive officers or directors. The Committee may also construe, interpret and correct defects, omissions and inconsistencies in the Stock Plan.
Participation
The Committee may grant Awards under the Stock Plan to any director, officer, employee or consultant of the Company or any of its subsidiaries, joint ventures and affiliated entities. The Company’s non-employee directors currently receive annual awards as described in this proxy statement under “Director Compensation”, and the Company’s Named Executive Officers received annual awards as described in this proxy statement under “Compensation Discussion and Analysis” and “Grants of Plan-Based Awards.” As of February 27, 2026, the Company had 10 non-employee directors, 10 executive officers, and approximately 8,900 employees who are, in each case, eligible to participate in the Stock Plan. There are no employees of joint ventures and affiliated entities of the Company who are eligible to participate in the Stock Plan. While consultants of the Company are also eligible for the Stock Plan, it is not anticipated that any consultants will receive an equity award under the Stock Plan.
Shares of Company Stock Available for Issuance
The Stock Plan authorizes the issuance of up to ten million and eight hundred thousand (10,800,000) shares. No participant may be granted more than twenty percent (20%) of the total shares authorized for the Stock Plan over the term of the Stock Plan. In addition, the maximum value of cash or property other than shares that may be paid or distributed in a calendar year to any participant pursuant to a grant of performance units is limited to $3,000,000 for the Chief Executive Officer and $1,500,000 for any other participant. The stock subject to the provisions of the Stock Plan will be authorized but unissued shares or treasury shares.
If an award granted under the Stock Plan, the Prior Plan or the Humana, Inc. 2011 Stock Incentive Plan is cancelled, expires, or lapses for any reason, the shares subject to such award shall be available for issuance under the Stock Plan (without depleting the Share Reserve); provided that, upon the cancellation, expiration or lapse of any award other than an option or a stock appreciation right, two and eighty-six hundredths (2.86) shares shall be added to the Share Reserve (if the award is initially granted pursuant to the Stock Plan) or three and thirty-five hundredths (3.35) shares shall be added to the Share Reserve (if the award was initially granted under the Prior Plan or the Humana, Inc. 2011 Stock Incentive Plan) and upon the cancellation, expiration or lapse of an option or stock appreciation right, one share shall be added to the Share Reserve. In addition, awards (or any portion thereof) that are settled in cash without the issuance of shares or are granted through the assumption or conversion of, or in substitution for, outstanding awards previously granted to individuals who become our employees due to a merger, consolidation, acquisition or any other action involving the Company or any subsidiary will not be counted against the Share Reserve.
Shares that (i) are withheld to cover tax withholding obligations of the participant (ii) are tendered as payment to satisfy the exercise price of an option for an option exercise or (iii) have been repurchased by the Company using option exercise proceeds will, in each, case count against the number of shares that may be issued under the Stock Plan.
Pursuant to the Stock Plan, the number and kind of shares to which awards are subject may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassification, recapitalization, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, or any similar transaction or change in corporate structure.
Types of Stock Incentive Awards to be Granted
Subject to the limits under the Stock Plan, the Committee has the discretionary authority to determine the size of the award, the type of award, and whether it will be tied to meeting performance-based requirements or will vest solely over time.

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The types of awards that may be made under the Stock Plan are as follows:
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Incentive stock options and nonqualified stock options are the right to purchase shares where the value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, which is not to exceed ten years, unless earlier terminated upon certain events, such as the termination of the participant’s service for Cause (as defined in the Stock Plan). The exercise price of options granted under the Stock Plan is determined by the Committee, but may not be less than the fair market value of a share on the date the option is granted, defined as the average of the highest and lowest sale price of Humana Inc. common stock reported on the composite New York Stock Exchange on that date. The amount of incentive stock options vesting in a particular year cannot exceed the maximum amount permitted under Section 422 of the Code, determined using the aggregate fair market value of the shares on the date of grant. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an option’s exercise will be in the form of restricted stock or other similar securities.

•
Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the exercise price (which may not be less than the fair market value on the grant date). Stock appreciation rights may be paid in cash, shares, other property or any combination thereof. A stock appreciation right related to an option, or the applicable portion thereof, may be exercisable at such time or times and only to the extent that the related option is exercisable and will terminate and no longer be exercisable upon the termination or exercise of the related option. Any option related to a stock appreciation right that is exercised will cease to be exercisable to the extent the related stock appreciation right has been exercised.

•
Restricted stock and restricted stock units are stock-based awards that do not require purchase by the recipient thereof, but which are not immediately available to the recipient until certain restrictions lapse, either based solely on continued employment or service with the Company for specified periods and/or based on the attainment of specified performance criteria. Upon vesting, restricted stock units may be settled in shares or in cash equal to the fair market value of the number of shares represented by the restricted stock unit. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•
Performance Awards are awards of restricted stock, units or cash in which the recipient vests only upon satisfaction of certain performance criteria during a performance period as may be determined by the Committee. With certain exceptions, vesting or payment with respect to performance awards will occur only after the end of the relevant performance period and subject to the satisfaction of applicable performance criteria. Performance units may be paid in cash, shares (including restricted shares), other property or any combination thereof, in the sole discretion of the Committee at the time of payment.

•
Other Stock Awards may be issued to participants that are valued in whole or in part by reference to, or are otherwise based on, shares. Such awards may be paid in shares, cash or any combination or other property as the Committee may determine.

Performance Objectives
The performance criteria established by the Committee with respect to any performance awards will be based on the following objectives: (i) earnings per share; (ii) share price; (iii) consolidated net income (iv) pre-tax profits; (v) earnings or net earnings; (vi) return on equity or assets; (vii) sales; (viii) cash flows from operating activities; (ix) return on invested capital; (x) membership; (xi) other performance objectives as determined by the Committee, or (xii) any combination of the foregoing. These performance objectives may absolute or relative, and may be established in respect to the performance of the Company, any of its subsidiaries, any of its divisions or any combinations thereof.
To preserve the intended incentives and benefits of an award based on performance objectives, performance objectives will be adjusted to reflect any of the following events, subject to such event resulting in a change to the applicable performance objective in excess of an aggregate threshold amount established by the Committee at the time of the granting of the applicable performance award; (i) the acquisition or disposition of a business, a merger, or a similar transaction, and the related integration costs including external costs such as legal, accounting and consulting fees and internal costs such as severance and benefits, contract cancellation costs, lease abandonment costs, overhead costs of integration including allocated wages and benefits and administrative costs in connection therewith; (ii) impact of securities issuances or repurchases in connection with an acquisition or disposition of a business, a merger, or a similar transaction, and related expenses including both direct and incremental costs incurred in connection therewith; (iii) changes in accounting principles, tax laws, or other laws, provisions or regulations; (iv) any litigation or regulatory investigations not in the ordinary course of business; (v) restructuring activity, including, but not limited to, reductions in force not in the ordinary course of business; (vi) impact of exit or disposal activities, such as the close of blocks of business, market or product exits, asset sales or abandonments, contracts placed in run-off, related premium deficiency reserves or capital charges; and (vii) any extraordinary, natural disaster, unusual and/or infrequent event, including, but not limited to those defined by Regulation S-K Item 10(e), as appropriate for reporting as non-GAAP financial measures. The Committee still in all events retains the discretion to reduce (but not increase) any award, regardless of the result of any adjustments described above.

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In addition, the Committee may determine at the time performance objectives are established or at any time thereafter that certain adjustments may apply to the objective formula or standard with respect to the applicable performance objective to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the performance period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year, or to the extent provided by the Committee, any prior year. Each of the adjustments described in this section may relate to the Company as a whole or any part of the Company’s business operations. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless the Committee designates another objective method of measurement.
Termination, Death or Disability
Termination for Cause
Except as otherwise determined by the Committee, if a participant is terminated for Cause, all rights of such participant under any outstanding award will terminate.
Retirement
Except as otherwise determined by the Committee, upon a participant’s Retirement (as defined below), any option or stock appreciation right that was exercisable at the date of such Retirement will remain exercisable for the two-year period after the date of such Retirement (but not beyond the expiration date of the option or stock appreciation right).
Except as otherwise determined by the Committee, to the extent any option, stock appreciation right, restricted stock, restricted stock units, or performance awards granted under the Stock Plan was not vested or exercisable, or to the extent the restrictions thereon had not lapsed (as applicable) as of the date of such Retirement:
•
If such award has been held by the recipient thereof for at least 12 months from the original date of grant, the unvested portion of the award shall continue to vest (and any restrictions will lapse) and become exercisable (as applicable) upon the regular vesting dates that would occur during the twelve-month period immediately following the date of such Retirement as if the participant continued to be employed by the Company; and

•
If such award has not been held by the participant for at least 12 months, a prorated portion of the award (and, in the case of performance awards, related dividend equivalent rights) that would have vested on the next scheduled vesting date (as set forth in the applicable award agreement) will vest (and any restrictions will lapse) and become exercisable (as applicable) upon the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the participant has been employed since the date of grant of the award or the most recent vesting date, as applicable, divided by (y) the number of months in the current vesting period, multiplied by (ii) the total number of shares subject to the award (taking into account achievement of the applicable performance goals) that were scheduled to vest, become exercisable or become unrestricted (as applicable) on the next scheduled vesting date.

Any option or stock appreciation right that vests and becomes exercisable pursuant to the foregoing will be exercisable for the two year period following the vesting date of such option or stock appreciation right (but not beyond the expiration date of the option or stock appreciation right).
Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the restrictions on some or all of the awards held by the participant as of the date of Retirement will immediately lapse as of the date of a participant’s Retirement.
The foregoing calculation of additional vesting for awards that were not held by the participant for at least 12 months is referred to herein as the “Pro-Rated Vesting Calculation.” For purposes of the Pro-Rated Vesting Calculation, a month is complete on the day in the following month that corresponds to the date of grant.
For purposes of the Stock Plan, “Retirement” means a participant’s retirement from the Company or a subsidiary, as applicable on or after the first day of the month coincident with or following the date on which all of the following will have occurred:
•
the participant has completed five years of retirement service;

•
the participant has reached at least age 55; and

•
the participant’s age plus years of retirement service equals or exceeds 65.

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A participant’s “years of retirement service” will be determined as provided for in the Humana Retirement Savings Plan, as may be amended from time to time.
Death or Disability
Except as otherwise determined by the Committee, upon a participant’s death or disability, all outstanding options and stock appreciation rights of that participant then outstanding will become immediately exercisable in full and will remain exercisable for two years after the date of death regardless of the expiration of the option or stock appreciation right, or two years after the date of determination of disability, regardless of the expiration of the option or stock appreciation right, except in each case for incentive stock options which may not be exercised later than the expiration date of the options. Except as otherwise determined by the Committee, upon death or disability, all restrictions or performance criteria applicable to any shares of restricted stock, restricted stock units or performance awards will immediately lapse (with performance awards being deemed vested at target levels), and such shares or other property will thereafter be immediately transferable and nonforfeitable.
Divestiture of the Business to which the participant Provides Services or Transfer to a Strategic Joint Venture
Except as otherwise determined by the Committee, upon a termination of a participant’s service due to a “divestiture” (as defined below) of the business to which the participant provides services or a “transfer to a strategic joint venture (as defined below):
•
To the extent any option or stock appreciation right (or a portion thereof) was exercisable at the date of such divestiture or transfer to a strategic joint venture, the stock option or stock appreciation right will remain exercisable for 90 days following the last date on which any portion of the option or stock appreciation right vests; and

•
To the extent any option, stock appreciation right, restricted stock or restricted stock units (or a portion thereof) was not vested or exercisable, or to the extent the restrictions thereon had not lapsed, as applicable, at the date of such divestiture or transfer to a strategic joint venture, such awards will continue to vest and become exercisable or unrestricted, as applicable, upon the regular vesting dates that would occur during the 12-month period immediately following the termination of the participant’s service as if the participant continued to provide services Company during such period, and, in the case of options and stock appreciation rights, the portion of the option or stock appreciation right that vests shall remain exercisable for 90 days following the last date on which any portion of the option or stock appreciation right vests; and

•
A prorated portion of any unvested performance awards (and related dividend equivalent rights) that would have vested on the next scheduled vesting date following the termination of a participant’s service shall vest on such scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the participant has provided services to the Company since the date of grant or the most recent vesting date, as applicable, divided by (i) the number of months in the current vesting period, multiplied by (ii) the total number of performance awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals).

For purposes of the Stock Plan, a “divestiture” means the sale or other transfer of equity securities of a subsidiary to a person or entity other than the Company or an affiliate of the Company, or if a subsidiary leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Committee may specify that such transaction or event constitutes a “divestiture.”
For purposes of the Stock Plan, a “strategic joint venture” means a business arrangement entered into by the Company with one or more other parties to own and operate an entity in which the Company continues to have a strategic interest.
Workforce Reduction or a Position Elimination
Except as otherwise determined by the Committee, upon a termination due to a “workforce reduction” or “position elimination” (each as defined below), to the extent any option or stock appreciation right (or a portion thereof) granted under the Stock Plan was not exercisable at the date of such termination, the unvested portion of the option or stock appreciation right will continue to vest, in accordance with the original vesting schedule, upon the regular vesting dates that would occur during the 12-month period following the termination as if the participant were continuing to provide services to the Company during such 12-month period, and any portion of the option or stock appreciation right that vests pursuant to the foregoing will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation right vests (but not beyond the expiration date of the option or stock appreciation right). To the extent any option or stock appreciation right granted under the Stock Plan was exercisable at the date of such termination, the option or stock appreciation right will be exercisable for the 90-day period following the last date on which any portion of the option or stock appreciation is scheduled to vest (but not beyond the expiration date of the option or stock appreciation right) and only to the extent it was exercisable on the date of such termination.
Except as otherwise determined by the Committee, upon a termination due to a “workforce reduction” or “position elimination”, (i) the unvested portion of any shares of restricted stock or unvested restricted stock units will continue to vest, in accordance with the original vesting schedule, upon the regular vesting dates that would occur during the 12-month period following the termination as if the participant were continuing to provide services to the Company during such 12-month period and (ii) any unvested

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performance awards will vest based on the Pro-Rated Vesting Calculation, provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the shares of restricted stock, restricted stock units or performance awards held by the participant as of the date of termination of employment will immediately lapse.
For purposes of the Stock Plan, a “Workforce Reduction” means a reduction in force, as determined by the Company in accordance with its standard coding procedures, and a “Position Elimination” means the elimination of the participant’s position in accordance with standard coding practices.
Treatment of Awards Upon a Change in Control
If an award is assumed, converted, continued or substituted in connection with a “Change in Control” (as defined in the Stock Plan), the award will continue to vest in accordance with its existing terms (with any award that vests based on the achievement of performance goals to have such performance goals deemed to have been achieved at target level but continue to be subject to any time-based vesting requirements); provided, however, that if the participant’s employment is terminated within two years immediately following the Change in Control (i) by the acquirer or successor for any reason other than Cause or (ii) by the participant for Good Reason (as defined in the Stock Plan) (each a “Qualifying Termination”):
•
any options and stock appreciation rights that are assumed, converted, continued or substituted in connection with a Change in Control and that are outstanding as of the date of the participant’s Qualifying Termination will become fully vested and immediately exercisable in its entirety and the options or stock appreciation rights will remain excisable until the second anniversary of the date of termination of the participant’s employment, but in no event beyond the applicable expiration date of the award; and

•
the restrictions, limitations and other conditions applicable to any restricted stock award, restricted stock unit, performance share, performance unit, or share award that are assumed, converted, continued or substituted in connection with a Change in Control and that are outstanding as of the date of the participant’s Qualifying Termination will lapse and the restricted stock award, restricted stock unit, performance share, performance unit, or share award will become free of all restrictions, limitations and conditions and become fully vested and, to the extent applicable, will settle in accordance with the terms of the applicable award agreement.

Other Terminations
Except as otherwise determined by the Committee, if the employment, directorship or consultancy of the participant is terminated for any reason other than for Cause, Retirement, death, disability, a divestiture of the business, workforce reduction, position elimination or the participant’s transfer to a strategic joint venture, any outstanding option or stock appreciation right will be exercisable by such participant at any time prior to the expiration date of the option or stock appreciation right or within ninety days after the date of such termination, whichever is the shorter period, but only to the extent the option or stock appreciation right was exercisable at the time of termination.
Except as otherwise determined by the Committee, any outstanding awards that are not exercisable or that do not vest, as applicable, in accordance with the above provisions will be forfeited upon the participant’s termination,
Effect of Certain Transactions
Generally, in the event of a liquidation or dissolution of the Company, or a merger, consolidation or reorganization of the Company, unless otherwise provided in the applicable award agreement, outstanding awards will either:
•
Unless otherwise provided in connection with the transaction, continue and be adjusted if and as provided in connection with the transaction, which may include in the discretion of the Committee, the assumption, conversion or continuation of the award by, or the substitution for such awards of new awards of, the successor (or a parent or subsidiary thereof), with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms as the Committee or the parties to the transaction agree; or

•
Terminate upon the transaction. In the event the awards are terminated, the holders of awards are entitled to receive in respect of each share subject to any award the same payment (whether in cash or other consideration, which value will be determined by the Committee in its discretion) that each holder of a share was entitled to receive in the transaction in respect of a share. The treatment of outstanding options and stock appreciation rights may include the cancellation of such options and stock appreciation rights in connection with the transaction if the holders of such affected options and stock appreciation rights are given a period of at least fifteen days prior to the date of the consummation of the transaction to exercise their options or stock appreciation rights (to the extent they were otherwise exercisable) or paid an amount equal to the excess of the consideration received by stockholders in the transaction over the exercise price of the option or stock appreciation right.

In the event of a Change in Control, to the extent the award is not assumed, converted, continued or substituted (i) any outstanding options and stock appreciation rights will become fully vested and immediately exercisable immediately prior to the Change in

Proposal Four • 2026 Proxy Statement | Humana	93

Control, (ii) the restrictions, limitations and other conditions applicable to any other awards will lapse and the award will become fully vested. Any award that vests based on achievement of performance goals will vest with such performance goals deemed to have been achieved at the target levels.
Effective Date, Term, Amendment and Termination
If approved by stockholders, the Stock Plan will become effective as of the date of such approval (April 16, 2026) and will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the Stock Plan is terminated by the Board in accordance with its terms, or (c) the day preceding the ten year anniversary of its effective date (April 15, 2036). The termination of the Stock Plan will not affect grants and awards then outstanding under the Stock Plan.
The Board may terminate or amend the Stock Plan at any time without stockholder approval, except for any amendment that would (i) increase the maximum number of shares issuable under the Stock Plan, (ii) reprice or replace options by reducing the exercise price, or (iii) change the individuals or class of individuals eligible to participate in the Stock Plan. No amendment may materially impair the rights of a participant with respect to outstanding awards without the participant’s consent.
Registration with the SEC
If the Stock Plan is approved by our stockholders, the Company intends to file a registration statement with the SEC to register the shares that could be awarded under the Stock Plan as soon as practicable after such approval.
Federal Income Tax Consequences
The Company believes that under present law, the following are the U.S. federal income tax consequences generally arising with respect to grants of stock under the Stock Plan:
•
Options. The grant of an option will create no tax consequences for a participant or the Company until the option is exercised. A participant will have no taxable income upon exercising an incentive stock option after the applicable incentive stock option holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, a participant must recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

•
Stock Appreciation Rights. The amount of any cash (or the fair market value of any shares) received upon the exercise of a stock appreciation right under the Stock Plan will be includable in a participant’s ordinary income. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the participant (subject to the limitations discussed below).

•
Restricted Stock. A participant generally will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse less any amount paid by the participant for the restricted stock. A participant who is eligible for Retirement at the time of a restricted stock grant, or who becomes eligible for Retirement during the vesting period of a restricted stock award, may be subject to income and employment taxes at the time of the restricted stock grant, or upon becoming eligible for Retirement, respectively. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the participant’s gross income (subject to the limitations discussed below). A participant may elect to be taxed at the time of the grant of restricted stock (rather than being taxed at the time that the respective restrictions lapse) and, if this election is made no later than 30 days after the date of grant, the participant will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the participant for such shares. The Company would be entitled to a correlative deduction.

•
Restricted Stock Units. A participant generally will not recognize taxable income upon the grant of restricted stock units, and the recognition of any income will be postponed until such units are settled in cash or shares. A participant who is eligible for Retirement at the time of a grant of restricted stock units, or who becomes eligible for Retirement during the vesting period of an award of restricted stock units, may be subject to income and employment taxes at the time of the grant of restricted stock units, or upon becoming eligible for Retirement, respectively. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the participant’s gross income (subject to the limitations discussed below).

94	Humana | 2026 Proxy Statement • Proposal Four

•
Performance shares. Generally, a participant will not recognize any taxable income upon the award of performance shares. Upon vesting of the common stock at the end of the applicable performance period free of all restrictions, the participant will recognize ordinary income equal to the fair market value of the shares on the date of vesting, and, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction at such time equal to the amount recognized by the participant (subject to the limitations discussed below). Alternatively, the participant may elect to be taxed at the time of the grant of the performance shares or restricted stock, as described above. The Company will be entitled to a deduction equal to the amount recognized by the participant (subject to the limitations discussed below) at the time such amount is recognized by the participant, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code.

•
Performance Units. Generally, a participant will not recognize any taxable income upon the award of performance units. At the end of the applicable performance period, an amount equal to the amount of cash or fair market value of common stock received will be recognized as ordinary income by the participant and, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction at such time equal to the amount recognized by the participant (subject to the limitations discussed below).

Section 162(m) Limit. Section 162(m) of the Internal Revenue Code provides that, subject to certain exceptions, Humana may not deduct compensation paid to any one of certain executive officers in excess of $1 million for any one fiscal year. In addition, the Patient Protection and Affordable Care Act amended Section 162(m) to provide that, in general, for compensation which is paid or would otherwise become deductible after 2012, no deduction will be allowed to the extent total compensation for an individual exceeds $500,000 for the year. This limitation applies to most individuals compensated by a health insurance provider such as Humana. As a result of changes promulgated by the Tax Cuts and Jobs Act, there is no longer an exclusion for performance-based compensation, whether pursuant to a plan such as the Stock Plan or otherwise.
New Plan Benefits
Because benefits under the Stock Plan will depend on the Committee’s actions and the fair market value of our Shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Stock Plan is approved by our stockholders. Information concerning awards under the Prior Plan is available in this proxy statement in the following tables and the narrative accompanying them: Summary Compensation Table, Grants of Plan Based Awards, Outstanding Equity Awards at Fiscal Year End, Option Exercises and Stock Vested, Director Compensation and Equity Compensation Plan Information. On February 27, 2026, the fair market value of our Shares was $190.54.
Additionally, while the benefits actually granted under the Stock Plan will depend on a number of factors and are not determinable at this time, the following table sets forth the number of options, common stock/restricted stock units and performance stock units granted in 2025 to the Company’s current executive officers and current non-employee directors (in each case who is an executive officer or non-employee director as of February 27, 2026), and all other employees of the Company:
Name and Position	# of Options	# of Common Stock/RSUs	# of PSUs	Total Number (#)	Total Value ($*)
James A. Rechtin President and Chief Executive Officer	—	19,037	28,556	47,593	13,868,141
Celeste M. Mellet Chief Financial Officer	—	29,676	9,577	39,253	10,651,166
Japan A. Mehta Chief Information Officer	—	8,628	5,372	14,000	3,908,903
Michelle A. O'Hara Chief Human Resources Officer	—	11,266	6,307	17,573	4,863,176
Sanjay K. Shetty, M.D. President, CenterWell	—	4,205	14,309	18,514	5,063,055
Current executive officers as a group (an aggregate of 10 participants including Named Executive Officers)	—	87,002	84,968	171,970	48,553,522
Current non-employee directors as a group (an aggregate of 10 of participants)	—	10,888	0	10,888	2,784,773
Employees (other than executive officers) as a group (an aggregate of approximately 3,670 participants)	—	736,285	128,956	865,241	223,312,479

*
Value determined based on grant date fair value of the equity awards granted in 2025 calculated in accordance with FASB ASC Topic 718 in a manner consistent with how values of equity awards are disclosed in the Summary Compensation Table.

Proposal Four • 2026 Proxy Statement | Humana	95

Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal is required for the approval of the Humana Inc. 2026 Stock Incentive Plan. Shares not present at the meeting and shares voting “abstain” or broker non-votes have no effect on the approval of the Humana Inc. 2026 Stock Incentive Plan. Pursuant to NYSE regulations, brokers do not have discretionary voting power over the approval of the incentive compensation plan. Therefore, if you hold shares through a bank, broker or other nominee and do not provide voting instructions to your bank, broker or other nominee, your shares may not be voted with respect to this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE HUMANA INC. 2026 STOCK INCENTIVE PLAN.

96	Humana | 2026 Proxy Statement • Proposal Four

Proposal Five Stockholder Proposal Requesting Shareholder Approval Requirement for Excessive Golden Parachutes

Background
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, holder of 15 shares of the Company’s Shares, has notified the Company of his intent to present a proposal at the Annual Meeting. In accordance with SEC rules, the Company has set forth below the proposal, along with the supporting statement of the stockholder proponent, for which the Company and the Board accept no responsibility. The stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting. As explained below, the Board unanimously recommends that you vote “AGAINST” the stockholder proposal.
The proponent’s proposal is as follows:
Proposal 5 — Shareholder Approval Requirement for Excessive Golden Parachutes
Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company or similar document.
“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
There was a dispute between Humana and the proponent of this proposal on whether the 2025 version of this proposal was properly submitted to Humana. The proponent submitted evidence to the Securities and Exchange Commission that the 2025 version of this proposal was properly submitted to Humana. The details of this dispute are available on a Securities and Exchange Commission website.
This proposal is of particular importance to Humana due to Humana’s long-term poor performance. Humana stock was at $474 in 2020 and fell to $252 in late 2025. Humana management may be looking for a way out that gives management lucrative golden parachutes.

Proposal Five • 2026 Proxy Statement | Humana	97

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal topic also received between 51% and 65% support at:
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBY)
Fiserv (FISV)
Please vote yes:
Shareholder Approval Requirement for Excessive Golden Parachutes — Proposal 5

98	Humana | 2026 Proxy Statement • Proposal Five

HUMANA STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL
Our Board has carefully considered this proposal and concluded that its adoption is not in the best interests of the Company or our stockholders.
•
As described in this proxy statement, the Company’s executive severance and termination arrangements are reasonable, appropriate, and market competitive, and include important stockholder protections. The proposal would harm stockholders by placing the Company at a significant disadvantage in attracting and retaining talented executives.

•
Payments to terminated executives are subject to robust governance and Board and committee oversight.

•
The proposal is unnecessary because stockholders have a meaningful voice on executive compensation and have voted in support of our compensation programs at very high levels, and the Company has a demonstrated history of responsiveness to stockholder feedback.

Our Organization & Compensation Committee (the “Compensation Committee”) has adopted the Company’s Executive Severance Policy, which sets forth limits to cash severance payments to executive officers well below 2.99 times an executive officer’s base salary and target annual bonus, as described further in this proxy statement under “Compensation Discussion & Analysis – Other Benefits and Perquisites.” The Company also thoroughly describes its Executive Severance Policy and Change in Control Policy and the effects thereof upon termination of an executive officer as described under “Compensation Discussion and Analysis – Other Benefits and Perquisites” and footnotes (1), (2), and (3) of the section titled “Potential Payments Upon Termination or Change in Control of the Company” in this proxy statement. Additionally, most recent adoptions of the Company’s Executive Severance Policy and Change in Control Policy are publicly accessible as exhibits to the Company’s most recent Annual Report on Form 10-K. Moreover, under our Stock Plan, equity award acceleration is only provided in the event of death, disability, or double-trigger termination following a change of control. The collective result of these compensation plans effectively render moot the proponent’s proposal.
Our severance arrangements and Stock Plan are subject to the ongoing oversight of the Board and its Compensation Committee, which is composed entirely of independent directors, with advice from an independent compensation consultant. The Board reviews our executive compensation program, including provisions of our severance program, at least annually. In addition, the Compensation Committee reviews each executive officer’s separation on a case-by-case basis and exercises its business judgment, with advice from an independent compensation consultant, to consider customization of the terms of the separation in consideration of relevant circumstances, including the reasons for the separation, market competitive practices for comparable separation scenarios, and other important considerations. We believe our robust governance and compensation setting processes and procedures provide reasonable and appropriate oversight over the post-employment compensation and benefits afforded to our executive officers. We also believe it is imperative that the Board and its Compensation Committee maintain the flexibility and discretion to structure and provide an overall compensation program that can attract the right leaders in a dynamic, innovative and extremely competitive environment.
Finally, our stockholders already have means to effectively express their views on the Company’s executive compensation, including with respect to severance or termination payments, through the Company’s longstanding and comprehensive stockholder engagement program and the annual stockholder “Say-on-Pay” advisory vote. Our executives have been critical to our success and the compensation program that we have established for our executives and other key employees ties their compensation to Company performance. This pay-for-performance philosophy has received strong stockholder support through our annual Say-on-Pay vote. To date, the Company has not received feedback from stockholders seeking changes to the Company’s severance program. Also, we annually disclose our compensation arrangements that provide for potential payments to our NEOs upon a qualifying termination or upon a change of control as well as the estimated value of such potential payouts, to provide transparency to stockholders.
For all the above reasons, the Board believes that the proposal is not in the best interests of our stockholders and that the Company’s current compensation and severance policies and practices, which are consistent with market practice and discussed in more detail in this proxy statement, are appropriate and effective at aligning the interests of our executive officers with those of our stockholders.

Accordingly, the Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal.

Proposal Five • 2026 Proxy Statement | Humana	99

Vote Required and Recommendation of the Board of Directors
This proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on this proposal. The proposal is precatory and accordingly, is not binding on the Board or the Company. Abstentions, Shares not present at the meeting and broker non-votes have no effect on the approval of this proposal. Pursuant to NYSE regulations, brokers do not have discretionary voting power over this proposal, and therefore, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares will not be voted with respect to this proposal. If you timely submit a signed proxy but fail to specify instructions to vote with respect to this proposal, the accompanying proxy will be voted AGAINST this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL FIVE.

100	Humana | 2026 Proxy Statement • Proposal Five

Frequently Asked Questions

Why am I receiving this proxy statement?
You are receiving a proxy statement because you owned Humana Inc. Shares as of Friday, February 27, 2026, which we refer to as the Record Date, and that entitles you to vote at the Annual Meeting. Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies on behalf of the Company for use at our 2026 Annual Meeting of Stockholders. Your proxy will authorize specified people (proxies) to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote, whether or not you attend the meeting.
This proxy statement describes the matters on which the Company would like you to vote, provides information on those matters, and provides information about the Company that we must disclose when we solicit your proxy.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by calling Broadridge Financial Solutions, Inc., or Broadridge, at 1-800-579-1639.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to:
•
View our proxy materials for the Annual Meeting on the Internet; and

•
Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, April 16, 2026, at 1:00 p.m., Eastern Time, via live audio webcast and will be accessible at www.virtualshareholdermeeting.com/HUM2026.
Who is entitled to vote?
Anyone who owns Shares, as of the close of business on February 27, 2026, the Record Date, is entitled to vote at the Annual Meeting or at any later meeting should the scheduled Annual Meeting be adjourned or postponed for any reason. As of the Record Date, 120,054,462 Shares were outstanding and entitled to vote. Each Share is entitled to one vote on each of the matters to be considered at the Annual Meeting.

Frequently Asked Questions • 2026 Proxy Statement | Humana	101

What will I be voting on?
•
Election of the ten (10) director nominees named in this proxy statement to serve on the Board of Directors of the Company;

•
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026;

•
A non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement;

•
Approval of the Humana Inc. 2026 Stock Incentive Plan; and

•
The stockholder proposal set forth in this proxy statement, if properly presented at the meeting.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.
How does the Board recommend I vote on each proposal?
The Board recommends that you vote your Shares as follows:
•
FOR the election of each of the ten (10) director nominees named in this proxy statement;

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026;

•
FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement;

•
FOR the approval of the Humana Inc. 2026 Stock Incentive Plan; and

•
AGAINST the stockholder proposal set forth in this proxy statement, if properly presented at the meeting.

All Shares that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies.
How do I participate in the Annual Meeting?
This year’s Annual Meeting will be held in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. Stockholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as stockholders, you will be able to listen, submit your questions and vote your shares online regardless of location. The Company will provide Rules of Conduct which can be obtained at www.proxyvote.com after logging in with your unique 16-digit control number provided on your Notice of Internet Availability of Proxy Materials, your proxy card or your voting instruction form that accompanied your proxy materials (your “Control Number”). The Rules of Conduct will be strictly adhered to during the Annual Meeting.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HUM2026, you must enter your Control Number. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your Control Number. Non-stockholders are welcome to attend the Annual Meeting through the guest log-in at www.virtualshareholdermeeting.com/HUM2026, however guests will not be allowed to participate during the Annual Meeting except as listeners.
A question-and-answer session will be available to stockholders during the Annual Meeting and will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/HUM2026. The Company’s Corporate Secretary will review all questions to ensure that those presented for response are in accordance with the Rules of Conduct.
We encourage you to access the Annual Meeting before it begins. Online check-in will begin approximately thirty minutes before the Annual Meeting. Technicians will be available to assist you during that time if you have difficulty accessing the Annual Meeting.

102	Humana | 2026 Proxy Statement • Frequently Asked Questions

How do I vote?
There are four ways that you can vote your Shares. Voting by any of these methods will supersede any prior vote you made regardless of how that vote was made. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:
1)
By Internet. The website for voting is www.proxyvote.com. In order to vote on the Internet, you need the Control Number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, April 15, 2026, the day before the Annual Meeting. Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2)
By Telephone. If you are a registered holder in the United States or Canada, you may call 1-800-690-6903. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, April 15, 2026, the day before the Annual Meeting. In order to vote by telephone, you need the Control Number on your proxy card. Each stockholder has a unique Control Number so we can ensure all voting instructions are genuine and prevent duplicate voting. Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3)
By Mail. Mark your voting instructions, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before 12:00 p.m., Eastern Time, on Friday, April 10, 2026. If you are returning your proxy card to Broadridge, they must receive it before 10:00 a.m., Eastern Time, on Wednesday, April 15, 2026, the day before the Annual Meeting.

4)
By Virtual Webcast. Attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/HUM2026 and cast your vote using the webcast voting options. Be aware that you can vote by methods 1, 2 or 3 above prior to the meeting and still attend the Annual Meeting. In all cases, a vote at the Annual Meeting will revoke any prior votes. Please note that if your Shares are held through a bank, broker or other nominee, you will need to obtain your Control Number in order to vote.

How will my Shares be voted if I do not specify how they should be voted?
If you sign and return your proxy card without indicating how you want your Shares to be voted, the persons acting under the proxies will vote your Shares as follows:
•
FOR the election of each of the ten (10) director nominees named in this proxy statement; and

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026;

•
FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

•
FOR the approval of the Humana Inc. 2026 Stock Incentive Plan; and

•
AGAINST the stockholder proposal set forth in this proxy statement, if properly presented at the meeting.

If you own your Shares in “street name,” meaning that your bank, broker or other nominee is actually the record owner, you should receive the Notice and voting instruction card from your bank, broker or other nominee. In addition, stockholders may request, by calling Broadridge at 1-800-579-1639, to receive proxy materials in printed form, by mail or electronically by e-mail, on an ongoing basis. When you own your Shares in street name, you are deemed a beneficial owner or holder for voting purposes and you may not vote your Shares at the Annual Meeting unless you receive a valid proxy from your brokerage, firm, bank, broker-dealer or other nominee holder.
If you hold Shares through an account with a bank, broker or other nominee and you do not provide voting instructions on your instruction form, your Shares may not be voted by the nominee with respect to certain proposals, including:
•
the election of directors;

•
the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement;

•
the approval of the Humana Inc. 2026 Stock Incentive Plan; and

•
the stockholder proposal set forth in this proxy statement.

Frequently Asked Questions • 2026 Proxy Statement | Humana	103

Banks, brokers and other nominees have the authority under the regulations of the New York Stock Exchange, or the NYSE, to vote Shares for which their customers do not provide voting instructions only on certain “routine” matters, including the ratification of the appointment of the Company’s independent registered public accounting firm. However, the proposals listed above are not considered “routine” matters for this purpose, and therefore your Shares will not be voted with respect to such proposals if you do not provide voting instructions on your instruction form.
How many votes are required to approve each proposal, what are the effects of abstentions and unmarked proxy cards, and is broker discretionary voting allowed?
Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed(2)	Unmarked/Signed Proxy Cards
Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee.(1)	No effect	No	Voted “For” All Directors
Ratification of the appointment of the independent registered public accounting firm	Majority of the votes cast affirmatively or negatively on the proposal	No effect	Yes	Voted “For”
Non-binding advisory vote to approve executive compensation	Majority of the votes cast affirmatively or negatively on the proposal	No effect	No	Voted “For”
Approval of the Humana Inc. 2026 Stock Incentive Plan	Majority of the votes cast affirmatively or negatively on the proposal	No effect	No	Voted “For”
Stockholder proposal as set forth in this proxy statement	Majority of the votes cast affirmatively or negatively on the proposal	No effect	No	Voted “Against”

(1)
Under the Company’s Majority Vote Policy, following a director’s initial election to our Board of Directors, the director is required to submit his or her irrevocable resignation to our Board of Directors conditioned upon (a) the director not achieving the requisite stockholder vote at any future meeting at which he or she faces re-election, and (b) acceptance of the resignation by the Board of Directors following that election. The Board of Directors has 90 days after a director fails to achieve the requisite stockholder votes to determine whether or not to accept the director’s resignation and to report this information to our stockholders.

(2)
If you are a beneficial owner whose Shares are held of record by a broker or other NYSE member organization, you must instruct the broker how to vote your Shares. If you do not provide voting instructions, your Shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A broker non-vote will not affect the outcome of the vote for the matters being presented for action at the Annual Meeting, because they are not considered to be votes cast.

What is a “broker non-vote”?
A broker non-vote occurs when a broker or other NYSE member organization holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner but does have discretionary voting power over other items and submits votes for those matters. As discussed above, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares may not be voted with respect to certain proposals, including the proposals listed above that are not considered routine.

104	Humana | 2026 Proxy Statement • Frequently Asked Questions

What is a “quorum”?
A “quorum” is the presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting. Shares may be voted at the Annual Meeting by a signed proxy card, by telephone instruction, or electronically on the Internet. There must be a quorum for the Annual Meeting to be held. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.
How do I vote the share equivalent units held in the Humana Common Stock Fund of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan?
If you have an interest in the Humana Common Stock Fund of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan on the Record Date, you may vote. Under the Humana Retirement Savings Plan and the Humana Puerto Rico Retirement Savings Plan, your voting rights are based on your interest, or the amount of money you and the Company have invested in your Humana Common Stock Fund.
You may exercise these voting rights in almost the same way that stockholders may vote their Shares, but you have an earlier deadline, and you should provide your voting instructions to Broadridge. Broadridge will aggregate the votes of all participants and provide voting information to the Trustee for the applicable plan. If your voting instructions are received by 11:59 p.m., Eastern Time, on Wednesday, April 8, 2026, the Trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them later than that time), the Trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the Shares attributed to the Humana Retirement Savings Plan, or the Humana Puerto Rico Retirement Savings Plan, as applicable, are actually voted by the other participants in the applicable plan.
You must provide your instructions to Broadridge by using the Internet, registered holder telephone number (1-800-690-6903) or mail methods described above. Please note that you cannot vote during the Annual Meeting. Your voting instructions will be kept confidential under the terms of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan, as applicable.
Who will count the votes?
Broadridge will tabulate the votes cast by proxy, whether by proxy card, Internet or telephone. Additionally, the Company’s Inspectors of Election will tabulate the votes cast at the Annual Meeting together with the votes cast by proxy.
How do I change my vote or revoke my proxy?
You have the right to change your vote or revoke your proxy at any time before the Annual Meeting.
Your method of doing so will depend upon how you originally voted (a later vote will supersede any prior vote you made regardless of how that vote was made):
1)
Virtually — you may attend the virtual webcast of the Annual Meeting and submit your vote;

2)
By Internet — simply log in and resubmit your vote — Broadridge will only count the last instructions;

3)
By Telephone — simply enter your Control Number and resubmit your vote — Broadridge will only count the last instructions; or

4)
By Mail — you must give written notice of revocation to Broadridge, 51 Mercedes Way, Edgewood, NY 11717, submit another properly signed proxy with a more recent date. For written notices you must include the Control Number that is printed on the upper portion of your proxy card.

Frequently Asked Questions • 2026 Proxy Statement | Humana	105

What is the due date for stockholder proposals for the Company’s 2027 Annual Meeting?
Stockholders may present proposals for consideration at future Annual Meetings of Stockholders in accordance with the specific provisions in our Bylaws. Stockholder proposals as permitted by SEC Rule 14a-8 for inclusion in our proxy materials relating to the 2027 Annual Meeting, must be submitted to the Corporate Secretary in writing no later than November 6, 2026.
For a stockholder proposal other than a proposal in accordance with SEC Rule 14a-8 to be properly submitted for consideration at our 2027 Annual Meeting, our Corporate Secretary must receive the stockholder’s written notice of intention to submit the proposal at our corporate headquarters between 9:00 a.m. local time on December 17, 2026, and 5:00 p.m., local time, on January 16, 2027. If the date of our 2027 Annual Meeting is earlier than March 17, 2027 or later than June 15, 2027, for a stockholder proposal notice to be properly submitted for consideration at our 2027 Annual Meeting, our Corporate Secretary must receive the stockholder’s written proposal notice after 9:00 a.m., local time, on the 120th day before the date of our 2027 Annual Meeting and before 5:00 p.m., local time, on the 90th day before the date of our 2027 Annual Meeting. However, if we first publicly announce the date of our 2027 Annual Meeting less than 100 days before to the date of our 2027 Annual Meeting, the deadline for the submission of a written stockholder proposal notice will be 5:00 p.m., local time, on the 10th day following the day on which we first publicly announce the date of our 2027 Annual Meeting. A proposal must also meet other requirements as to form and content set forth in our Bylaws.
All proposals must be submitted to the attention of the Corporate Secretary, Humana Inc., 101 East Main Street, 10th Floor, Louisville, Kentucky 40202.
What is the due date for stockholder nominees for director for the Company’s 2027 Annual Meeting?
Under our Bylaws, for a stockholder director nomination to be properly submitted for consideration at our 2027 Annual Meeting (other than through our proxy access procedures described below), our Corporate Secretary must receive the stockholder’s written notice of nomination at our corporate headquarters between 9:00 a.m. local time on December 17, 2026, and 5:00 p.m., local time, on January 16, 2027. If the date of our 2027 Annual Meeting is earlier than March 17, 2027 or later than June 15, 2027, for a stockholder nomination to be properly submitted for consideration at our 2027 Annual Meeting, our Corporate Secretary must receive the stockholder’s written notice of nomination after 9:00 a.m., local time, on the 120th day before the date of our 2027 Annual Meeting and before 5:00 p.m., local time, on the 90th day before the date of our 2027 Annual Meeting. However, if we first publicly announce the date of our 2027 Annual Meeting less than 100 days before to the date of our 2027 Annual Meeting, the deadline for the submission of a written notice of nomination will be 5:00 p.m., local time, on the 10th day following the day on which we first publicly announce the date of our 2027 Annual Meeting. For a stockholder’s written notice of nomination to be properly submitted, it must comply with our Bylaws and include all of the information required by our Bylaws, including the nominee’s name, qualifications for Board membership and compliance with our Director Resignation Policy discussed in this proxy statement, and must be sent to the attention of the Corporate Secretary, Humana Inc., 101 East Main Street, 10th Floor, Louisville, Kentucky 40202.
In addition, our Bylaws provide for proxy access. One or more stockholder may nominate candidates for election to our Board of Directors and include those nominees in our 2027 proxy materials so long as the stockholder(s) and the nominee(s) satisfy the terms, conditions and requirements for proxy access specified in our Bylaws. The key parameters are:
•
Minimum Ownership Threshold: the nominating stockholder(s) must own 3% or more of the outstanding Shares;

•
Ownership Duration: those Shares must have been held continuously for at least three years;

•
Nominating Group Size: the nominating stockholder group cannot consist of more than 20 stockholders; and

•
Number of Nominees: appropriate stockholders may nominate the greater of 20% of the number of directors serving on the Board of Directors or 2 nominees.

Under our Bylaws and in order to comply with the universal proxy rules, for a proxy access stockholder nomination to be properly submitted for inclusion in our 2027 proxy materials and consideration at our 2027 Annual Meeting, our Corporate Secretary must receive a written notice of the proxy access nomination at our corporate headquarters between October 7, 2026, and November 6, 2026. For the written notice of proxy access nomination to be properly submitted, it must comply with our Bylaws and include all of the information required by our Bylaws for proxy access, and must be sent to the attention of the Corporate Secretary, Humana Inc., 101 East Main Street, 10th Floor, Louisville, Kentucky 40202.

106	Humana | 2026 Proxy Statement • Frequently Asked Questions

May a stockholder present a proposal not included in our Proxy Statement at the April 16, 2026, Annual Meeting?
A stockholder may not present a proposal at the Annual Meeting (a so-called “floor resolution”).
How will Humana solicit votes and who pays for the solicitation?
We have engaged D. F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes for approximately $17,000 plus expenses. We have also engaged Broadridge to assist in the distribution of proxy materials and the accumulation of votes through the Internet, telephone and coordination of mail votes for approximately $329,000 proxy and solicitation material to our stockholders.
How can I obtain additional information about the Company?
Included with this proxy statement (either in printed form or on the Internet) is a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, which also contains the information required in our Annual Report to Stockholders. Our Annual Report on Form 10-K and all our other filings with the SEC also may be accessed via the Investor Relations section on our website at www.humana.com. We encourage you to visit our website. From www.humana.com click on “More Humana,” then click on “For Investors,” then click on the “SEC Filings and Financial Reports,” then click on the “Annual Reports” subcategory.
Where can I find voting results for this Annual Meeting?
The voting results will be published in a current report on Form 8-K which will be filed with the SEC no later than four business days after the Annual Meeting. The Form 8-K will also be available on our website. From the www.humana.com website, click on “More Humana,” then click on “For Investors,” then click on “SEC Filings and Financial Reports,” and then click on “SEC Filings” subcategory.
What is “householding”?
“Householding” occurs when a single copy of our Annual Report, proxy statement and Notice is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for Shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive separate copies of our Annual Report, proxy statement or Notice in the future, please contact the bank, broker or other nominee through which you hold your Shares.

Frequently Asked Questions • 2026 Proxy Statement | Humana	107

Incorporation by Reference

The Organization & Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Humana under the Securities Act of 1933, except to the extent that we specifically incorporate such information by reference into any of these future filings.
The information contained in any website or report referenced in this proxy statement is not incorporated by reference into, and does not form a part of, this proxy statement.
Additional Information

Our Annual Report on Form 10-K for the year ended December 31, 2025, excluding certain of its exhibits, is included with the transmittal of this proxy statement. We will provide a copy without charge to anyone who makes a written request to Humana Inc., Investor Relations Department, 101 East Main Street, Louisville, KY 40202.
Our Annual Report on Form 10-K and all other filings with the SEC may also be accessed via the Investor Relations page on our website at www.humana.com. From the www.humana.com website, click on “More Humana,” then click on “For Investors,” then click on “SEC Filings and Financial Reports,” and then click on “SEC Filings.”
By Order of the Board of Directors,
Valerie M. Talkers
Vice President, Associate General Counsel &
Corporate Secretary

108	Humana | 2026 Proxy Statement • Incorporation by Reference

Appendix A

Reconciliation of Non-GAAP Financial Measure
We have included an Adjusted EPS financial measure (not in accordance with Generally Accepted Accounting Principles (GAAP)) in our proxy statement as we believe that this measure, when presented in conjunction with the corresponding GAAP measure, provides a comprehensive perspective to more accurately compare and analyze our core operating performance over time. Consequently, management uses this non-GAAP (Adjusted) financial measure as a consistent indicator of the Company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. The non-GAAP (Adjusted) financial measure should be considered in addition to, but not as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. The company’s non-GAAP measure is not intended to normalize earnings, eliminate volatility, or represent future performance. The non-GAAP measure is subject to inherent limitations and may differ from a similarly titled measure by other companies. We encourage each stockholder to read the full financial analysis for year ended December 31, 2025 contained in our Annual Report on Form 10-K, filed with the SEC on February 19, 2026.
Diluted earnings per share(a)	FY 2025	FY 2024
GAAP	$9.84	$9.98
Amortization associated with identifiable intangibles	0.42	0.50
Put/call valuation adjustments associated with Company’s non-consolidating minority interest investments	4.25	2.45
Value creation initiatives	3.72	2.33
Impact of exit of employer group commercial medical products business	(0.52)	1.19
Settlement of certain litigation expenses	0.13	—
Loss on sale of business	0.55	—
Impairment charges	2.09	1.65
Cumulative net tax impact of non-GAAP adjustments	(3.34)	(1.89)
Adjusted (non-GAAP)	$17.14	$16.21

(a)
The following items are excluded from the Adjusted (non-GAAP) EPS disclosure:

•
Amortization associated with identifiable intangibles — Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period.

•
Put/call valuation adjustments associated with Company’s non-consolidating minority interest investments — These non-cash amounts are the result of fair value measurements associated with the Company’s Primary Care Organization strategic partnership and are unrelated to the Company’s core business operations.

•
Value creation initiatives — These charges relate to the Company’s multi-year transformation program, as approved by management with defined scope and milestones. The intent of the program is to re-align the company’s cost structure, operating model, and technology footprint with evolving market conditions. These costs primarily include severance and associate exit costs, asset impairments, and external consulting expenses incurred to execute the program.

•
Impact of exit of employer group commercial medical products business — These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023.

•
Settlement of certain litigation expenses — These charges relate to expenses that the company recognized in connection with a discrete legal matter. The nature and magnitude of the settlement are not indicative of the Company’s ongoing operations.

•
Loss on sale of business — This discrete disposition is not part of the Company’s ordinary course operations and the impacts recognized from the disposal do not reflect core operational performance. The loss primarily reflects the difference between the carrying value and the proceeds at the time of sale.

•
Impairment charges — The Company recognized non-cash impairment charges related to certain indefinite-lived intangible assets based on the company’s estimate of future financial performance in certain state markets. Additionally,

Appendix A • 2026 Proxy Statement | Humana	A-1

the Company recognized non-cash impairment charges in 2025 related to a discrete joint-venture investment for which the Company held minority ownership interests that were deemed to be unrecoverable based on recent market activity.
•
Cumulative net tax impact of non-GAAP adjustments — This adjustment represents the cumulative net impact of the corresponding tax benefit or expense at the applicable marginal rate related to the aforementioned items excluded from the applicable GAAP measures. For 2025, the tax adjustment reflects the impact of the loss on sale of business, which exceeded the book loss. The related tax benefit from the loss on sale of business is realizable via capital loss carryback. The tax impact of the aforementioned items differs from the statutory rates due to jurisdictional mix, limitations on deductibility, and other factors. The cumulative tax impact is not intended to represent a normalized effective tax rate or expected future tax outcomes.

A-2	Humana | 2026 Proxy Statement • Appendix A

Appendix B

HUMANA INC.
2026 STOCK INCENTIVE PLAN
SECTION 1.   PURPOSE AND ESTABLISHMENT
1.1.
Purpose. The purpose of the 2026 Humana Inc. Stock Incentive Plan (the “Plan”) is to strengthen Humana Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ employees, officers, consultants and directors and thereby encouraging them to devote their abilities to the success of the Company and its Subsidiaries, thus enhancing the value of the Company for the benefit of its stockholders. It is also intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

1.2.
Term of the Plan. The Company adopts the Plan effective as of April 16, 2026 the “Effective Date”), the Plan having been approved by the Company’s stockholders on that date. The Plan shall remain in effect until the earliest of: (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 14 or (iii) the day preceding the tenth anniversary of the Effective Date. Upon the termination or expiration of the Plan as provided in this Section 1.2, no Award shall be granted pursuant to the Plan, but any Award granted prior thereto may extend beyond such termination or expiration.

SECTION 2.   DEFINITIONS
As used in the Plan, the following terms shall have the meanings set forth below:
2.1.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award.

2.2.
“Award Agreement” or “Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed or otherwise authenticated by both the Company and the Participant.

2.3.
“Board” shall mean the Board of Directors of the Company.

2.4.
“Cause” shall mean, unless otherwise defined in the Award Agreement or a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

2.5.
“Change in Control” shall mean the occurrence of:

(a)
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)
The individuals who, as of the effective date of this Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or

Appendix B • 2026 Proxy Statement | Humana	B-1

threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or
(c)
The consummation of:

(i)
A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)
the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and

(C)
no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(ii)
A complete liquidation or dissolution of the Company; or

(iii)
The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
2.6.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7.
“Committee” shall mean the Organization & Compensation Committee of the Board (or any successor committee); provided, however, that (i) with respect to Awards to any Eligible Individual subject to Section 16, Committee means all of the members of the Organization & Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act and (ii) with respect to all Awards, the Committee shall be composed of “independent” directors as required under the New York Stock Exchange listing requirements.

2.8.
“Company” shall mean Humana Inc. and any successor thereto.

2.9.
“Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long term disability plan.

2.10.
“Divestiture” means the sale or other transfer of equity securities of a Subsidiary to a person or entity other than the Company or an affiliate of the Company, or if a Subsidiary leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Committee may specify that such transaction or event constitutes a “Divestiture”.

2.11.
“Dividend Equivalent Rights” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

2.12.
“Eligible Individual” means any Employee or any director or consultant of the Company, any of its Subsidiaries, joint ventures and affiliated entities.

B-2	Humana | 2026 Proxy Statement • Appendix B

2.13.
“Employee” shall mean any employee of the Company or of any of its Subsidiaries. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary of the Company, even if he or she continues to be employed by such employer.

2.14.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.15.
“Fair Market Value” shall mean, (i) with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange composite tape on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange composite tape or the value of a Share for such date as established by the Committee using any other method of valuation and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.16.
“Good Reason” shall mean, unless otherwise defined in the Award Agreement, a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, or a Company policy applicable to an individual Participant, the relocation of the Participant’s office at which Participant is to perform his or her duties to a location more than thirty (30) miles from the location at which the Participant performed his or her duties prior to a Change in Control.

2.17.
“Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and designated by the Committee as an Incentive Stock Option.

2.18.
“Nonqualified Stock Option” shall mean an Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.19.
“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20.
“Parent” shall mean any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.21.
“Participant” shall mean an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

2.22.
“Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

2.23.
“Performance Objectives” shall have the meaning set forth in Section 9.3(a).

2.24.
“Performance Period” shall mean that period, established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25.
“Performance Share” shall mean any Shares issued or transferred to a Participant under Section 9.2.

2.26.
“Performance Unit” shall mean Performance Units granted to a Participant under Section 9.1.

2.27.
“Plan” shall mean the 2026 Humana Inc. Stock Incentive Plan, as the same may be amended from time to time.

2.28.
“Position Elimination” means the elimination of the Participant’s position in accordance with standard coding practices.

2.29.
“Prior Equity Plans” means the 2011 Stock Incentive Plan and the Amended and Restated Humana Inc. Stock Incentive Plan.

2.30.
“Qualifying Termination” shall have the meaning set forth in Section 12.1.

2.31.
“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32.
“Restricted Stock Award” shall mean an award of Restricted Stock under Section 8 hereof.

2.33.
“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8 representing a right to receive a hypothetical number of Shares.

Appendix B • 2026 Proxy Statement | Humana	B-3

2.34.
“Retirement” shall mean a Participant’s retirement from the Company or a Subsidiary, as applicable on or after the first day of the month coincident with or following the date on which all of the following shall have occurred:

(a)
the Participant has completed five years of retirement service;

(b)
the Participant has reached at least age 55; and

(c)
the Participant’s age plus years of retirement service equals or exceeds 65.

A Participant’s “years of retirement service” shall be determined as provided for in the Humana Retirement and Savings Plan, as may be amended from time to time.
2.35.
“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.36.
“Share Award” means an Award of Shares granted pursuant to Section 10.

2.37.
“Shares” shall mean the shares of common stock, $.162/3 par value, of the Company and such other securities of the Company into which such Shares are changed or for which such shares are exchanged.

2.38.
“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant which shall not be less than the Fair Market Value of one Share on such date of grant of the right.

2.39.
“Strategic Joint Venture” means a business arrangement entered into by the Company with one or more other parties to own and operate an entity in which the Company continues to have a strategic interest.

2.40.
“Subsidiary” shall mean (i) a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, or (ii) other than for purposes of determining who is an Employee that is eligible for an Award of Incentive Stock Option, any other entity in which the Company directly or indirectly owns 50% or more of the voting interests.

2.41.
“Substitute Award” shall have the meaning set forth in Section 4.3.

2.42.
“Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422 or the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

2.43.
“Transaction” means (a) a liquidation or dissolution of the Company or (b) a merger, consolidation or reorganization of the Company. For the avoidance of doubt, a Transaction may be a transaction that is also a Change in Control.

2.44.
“Workforce Reduction” means a reduction in force, as determined by the Company in accordance with its standard coding procedures.

SECTION 3.   ADMINISTRATION
3.1.
Authority of Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to: (i) select those Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) accelerate the exercisability of, and accelerate or waive any restrictions and conditions applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan; and (xi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. Notwithstanding anything in this Section 3.1 to the contrary, the Committee shall not have the authority to reduce the exercise price for Options and Stock Appreciation Rights other than in connection with adjustments as provided in Section 4.6.

3.2.
Decisions Binding. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company and its Subsidiaries, any Participant, and any Eligible Individual.

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3.3.
Delegation. Subject to all applicable laws and the terms of the Plan, the Committee may delegate, in whole or in part and as limited by the Committee, its authority as identified herein to any individual or committee of individuals (who need not be a director serving on the Board), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company, or any of its Subsidiaries who are not subject to Section 16. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.3, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate.

3.4.
The terms and conditions of Awards need not be the same with respect to each recipient. The Committee shall have full and final authority to select those Eligible Individuals who will receive Awards, which shall be evidenced by an Award Agreement between the Company and the Participant.

SECTION 4.   SHARES SUBJECT TO THE PLAN
4.1.
Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.6, the aggregate number of Shares that may be granted to Participants pursuant to Awards under the Plan shall not exceed ten million and eight hundred thousand (10,800,000) Shares, less (a) one (1) Share for every one (1) Share granted as Options or Stock Appreciation Rights under the Prior Equity Plans and (b) three and thirty-five hundredths (3.35) Shares for every one (1) Share granted subject to an Award other than an Option or a Stock Appreciation Right under the Prior Equity Plans, in the case of each of (a) and (b) granted after February 27, 2026 and prior to the Effective Date. Any Shares granted as Options or Stock Appreciation Rights shall be counted against this number as one (1) Share for every one (1) Share granted. Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this number as two and eighty-six hundredths (2.86) Shares for every one (1) Share granted. For the avoidance of doubt, upon the Effective Date no new awards will be granted pursuant to the Prior Equity Plans; provided, however, that any awards outstanding pursuant to a Prior Equity Plan prior to the Effective Date that is forfeited for no consideration shall be added as (a) one (1) Share for each one (1) Share subject to an Option or Stock Appreciation Right or (b) three and thirty-five hundredths (3.35) Shares for every one (1) Share granted subject to an Award other than an Option or a Stock Appreciation Right.

4.2.
Lapsed Awards. If any Award (or portion thereof) is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares that may be granted under the Plan set forth in Section 4.1 above and may again be the subject of Awards hereunder. Any Shares that again become subject to Awards pursuant to this Section 4.2 shall be added back as (a) one (1) Share for each one (1) Share subject to an Option or Stock Appreciation Right or (b) two and eighty-six hundredths (2.86) Shares for every one (1) Share granted subject to an Award other than an Option or Stock Appreciation Right; provided, however, that any awards outstanding pursuant to a Prior Equity Plan prior to the Effective Date that again become subject to Awards pursuant to this Section 4.2 as shall be added back as (A) one (1) Share for each one (1) Share subject to an Option or Stock Appreciation Right or (B) three and thirty-five hundredths (3.35) Shares for every one (1) Share granted subject to an Award other than an Option or a Stock Appreciation Right. If the exercise of a Stock Appreciation Right or Option involves the issuance of fewer Shares than were subject to the Stock Appreciation Right or Option, then Shares not issued may not again become subject to Awards under the Plan.

4.3.
Other Items Not Included. The following items shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of Shares; or (iii) Awards granted through the assumption or conversion of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary (“Substitute Award”). For the avoidance of doubt, Shares that are (A)withheld to cover tax withholding obligations of the Participant with respect to any Award, (B) tendered as payment to satisfy the exercise price of an Option for an Option exercise or (C) repurchased by the Company using Option exercise proceeds, shall in each case count against the number of Shares that may be issued under the Plan.

4.4.
Award Limits. Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment as provided in Section 4.6 below):

(i)
in no event shall a Participant receive an Award or Awards (other than Performance Units denominated in dollars) during the term of the Plan in the aggregate in respect of more than twenty percent (20%) of the Shares (whether such Award or Awards may be settled in Shares, cash or any combination of Shares and cash) authorized under the Plan, and the maximum dollar amount of Performance Units denominated in dollars which may be paid in any calendar year shall not exceed $3,000,000 in the case of the chief executive officer of the Company or $1,500,000 in the case of any other Participant.

(ii)
in no event shall more than fifty percent (50%) of the Shares authorized under the Plan be issued upon the exercise of Incentive Stock Options granted under the Plan.

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(iii)
in no event shall any non-employee director of the Company be granted Awards that would result in total compensation for such director in connection with their service on the Company’s Board of Directors in excess of (a) with respect to a non-employee director, $1,000,000, and (b) with respect to a non-employee Chairman of the Board, $1,500,000, in each case, in any calendar year.

4.5.
Source of Shares. The Company shall reserve for purposes of the Plan unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.6.
Adjustments. In the event of any merger, reorganization, consolidation, reclassification, recapitalization, stock dividend, stock split, reverse stock split, spin-off, split-up, issuance of warrants, rights or debentures, extraordinary dividend, property dividend, combination or exchange of shares, repurchase of shares or similar transaction or other change in corporate structure affecting the Shares, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and classes of Shares or other stock or securities with respect to which Options or other Awards may be granted under the Plan, and (ii) the number and class of Shares or other stock, securities or other property which are subject to outstanding Options or other Awards granted under the Plan and the purchase price therefore, if applicable. Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such a manner as not to constitute a modification as defined by Section 424 of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code. In addition, any such adjustment to outstanding Awards (i) that are subject to Section 409A of the Code shall be made only to the extent permitted by Section 409A of the Code and (ii) that are not subject to Section 409A of the Code shall be made in a manner that will not result in the Award becoming subject to Section 409A of the Code.

SECTION 5.   ELIGIBILITY
Any Eligible Individual shall be eligible to be selected as a Participant; provided, however, that only Employees may be granted Awards of Incentive Stock Options.
SECTION 6.   STOCK OPTIONS
Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If a Participant shall fail to execute the Award Agreement evidencing an Award of Options, and any other documents that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
6.1.
Option Price. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of a Share on the date of the grant of the Option (110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2.
Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an Incentive Stock Option issued to a Ten-Percent Stockholder) from the date the Option is granted except as provided under Section 13.

6.3.
Exercisability. Options shall be exercisable at such time or times as determined by the Committee and set forth in the Award Agreement; provided, however, that the Committee may accelerate the time or times at which an Option shall be exercisable at any time in its sole discretion.

6.4.
Method of Exercise. The exercise of an Option shall be made only by a (i) written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted, or (ii) such other method as the Committee may permit. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either (or any combination thereof): (i) cash, or (ii) the transfer of Shares previously owned by the Participant, for a time period determined by the Committee, to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date prior to the date of exercise of such Option. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

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6.5.
Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options may be granted to a Participant and the terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

6.6.
Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities. Similarly, the Committee may require Shares to be held for a specific period of time.

6.7.
Dividend Equivalent Rights. Dividend Equivalent Rights relating to ordinary dividends will not be payable with respect to, nor result in the adjustment of, Options.

6.8.
Non-Transferability. No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

SECTION 7.   STOCK APPRECIATION RIGHTS
The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If a Participant shall fail to execute the Award Agreement evidencing an Award of Stock Appreciation Rights, and any other documents that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.
7.1.
Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2.
Stock Appreciation Right Related to an Option.

(a)
Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(b)
Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised.

Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.
(c)
Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3.
Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years other than in the event of the death or Disability of the Participant as set forth in Section 13. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock

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Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.
7.4.
Non-Transferability. No Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

7.5.
Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by (i) a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised or (ii) such other method as the Committee may permit.

7.6.
Dividend Equivalent Rights. Dividend Equivalent Rights relating to ordinary dividends will not be payable with respect to, nor result in the adjustment of, Stock Appreciation Rights.

7.7.
Form of Payment. Payment of the amount determined under Section 7.2 or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date prior to the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

SECTION 8.   RESTRICTED STOCK; RESTRICTED STOCK UNITS
8.1.
Grants. Restricted Stock Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms and conditions of Restricted Stock Awards shall be set forth in an Award Agreement between the Company and the Participant. Each Award Agreement shall contain such restrictions, which may include such terms and conditions, including forfeiture provisions, as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates.

8.2.
Purchase Price. The purchase price, if any, for Shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value per Share, except in the case of treasury Shares, for which no payment need be required. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

8.3.
Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the Award Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

8.4.
Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.5, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

8.5.
Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions. The Committee may accelerate or waive any or all of the restrictions and conditions applicable to any Award, for any reason.

8.6.
Treatment of Dividends; Dividend Equivalent Rights.

(a)
The payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares, (ii) held by the Company for the account of the Participant until such time and (iii) to the extent that the related

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Shares of Restricted Stock are forfeited, the deferred dividend shall also be forfeited. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
(b)
To the extent that the Committee grants Dividend Equivalent Rights with respect to Restricted Stock Units, such Dividend Equivalent Rights shall be deferred until the lapsing of the restrictions imposed upon such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award (including Restricted Stock Units) to which the Dividend Equivalent Rights relate; provided, however that a Dividend Equivalent Right granted in tandem with another Award (including a Restricted Stock Unit) that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award (including a Restricted Stock Unit) with respect to which such dividends are payable. For the avoidance of doubt, to the extent the Award (including a Restricted Stock Unit) to which the Dividend Equivalent Rights relate is forfeited, the related Dividend Equivalent Rights shall also be forfeited. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

(c)
For the further avoidance of doubt, all dividend, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company, and all Dividend Equivalent Rights with respect to Restricted Stock Units, shall be deferred until the lapsing of the restrictions imposed upon such Shares or Dividend Equivalent Rights, or until the vesting (including vesting based on the achievement of performance goals), exercise, payment, settlement, or other lapse of restrictions on the Award (including Restricted Stock Units) to which the Dividend Equivalent Rights relate (including Restricted Stock Units). To the extent that the Award that the dividends or Dividend Equivalent Rights relate is forfeited, the related dividends or Dividend Equivalent Rights shall also be forfeited.

8.7.
Delivery of Shares. Upon the lapse of the restrictions and forfeiture provisions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

8.8.
Restricted Stock Unit Awards. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, the terms and conditions of which shall be set forth in an Award Agreement. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant, or in such combination of Shares and cash as the Committee in its discretion shall determine. Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

SECTION 9.   PERFORMANCE AWARDS
9.1.
Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Period, represent the right to receive payment of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit becomes vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Units, and any other document that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Each Award Agreement shall specify the number of Performance Units to which it related, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Period within which such Performance Objectives must be satisfied.

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(a)
Vesting and Forfeiture. A Participant shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Period.

(b)
Payment of Awards. Payment to Participants in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Period to which such Award relates unless the Award Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Such payments may be made entirely in Shares valued at the Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(c)
Non-transferability. Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.2.
Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals with such terms and conditions including forfeiture provisions as the Committee shall determine and as set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions.

(a)
Rights of Participant. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Participant; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)
Non-transferability. Until all restrictions upon the Performance Shares awarded to a Participant shall have lapsed, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c)
Lapse of Restrictions. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d)
Treatment of Dividends; Dividend Equivalent Rights.

(i)
The payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Performance Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares, (ii) held by the Company for the account of the Participant until such time and (iii) to the extent that the related Performance Shares are forfeited, the deferred dividend shall also be forfeited. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or as additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(ii)
To the extent that the Committee grants Dividend Equivalent Rights, such Dividend Equivalent Rights shall be deferred until the lapsing of the restrictions imposed upon such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award (including any

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Performance Units) to which the Dividend Equivalent Rights relate; provided, however that a Dividend Equivalent Right granted in tandem with another Award (including a Performance Unit) that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award (including any Performance Units) with respect to which such dividends are payable. For the avoidance of doubt, to the extent the Award (including any Performance Units) to which the Dividend Equivalent Rights relate is forfeited, the related Dividend Equivalent Rights shall also be forfeited. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) reinvested in Shares (in each case as may relate to Performance Units). Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.
(iii)
For the further avoidance of doubt, all dividend, or a specified portion thereof, declared or paid on Performance Shares by the Company, and all Dividend Equivalent Rights with respect to Performance Units, shall be deferred until the lapsing of the restrictions imposed upon such Performance Shares or Dividend Equivalent Rights (including those relating to Performance Units), or until the vesting (including vesting based on the achievement of performance goals), exercise, payment, settlement, or other lapse of restrictions on the Award (including Performance Units) to which the Dividend Equivalent Rights relate (including Performance Units). To the extent that the Performance Share or Performance Unit that the dividends or Dividend Equivalent Rights relate is forfeited, the related dividends or Dividend Equivalent Rights shall also be forfeited.

(e)
Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3.
Performance Objectives.

(a)
Establishment. Performance objectives (“Performance Objectives”) for Performance Awards may be expressed in terms of (i) earnings per share, (ii) Share price, (iii) consolidated net income, (iv) pre-tax profits, (v) earnings or net earnings, (vi) return on equity or assets, (vii) sales, (viii) cash flow from operating activities, (ix) return on invested capital, (x) membership, (xi) other performance objectives as determined by the Committee, or (xii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

(b)
Effect of Certain Events.

(i)
Notwithstanding anything to the contrary set forth herein, the Performance Objectives shall be adjusted to reflect the following events, subject to such event resulting in a change to the applicable Performance Objective in excess of the aggregate threshold amount established by the Committee at the time of the granting of the applicable Award; (A) the acquisition or disposition of a business, a merger, or a similar transaction, and the related integration costs including external costs such as legal, accounting and consulting fees and internal costs such as severance and benefits, contract cancellation costs, lease abandonment costs, overhead costs of integration including allocated wages and benefits and administrative costs in connection therewith; (B) impact of securities issuances or repurchases in connection with an acquisition or disposition of a business, a merger, or a similar transaction, and related expenses including both direct and incremental costs incurred in connection therewith; (C) changes in accounting principles, tax laws, or other laws, provisions or regulations; (D) any litigation or regulatory investigations not in the ordinary course of business; (E) restructuring activity, including, but not limited to, reductions in force not in the ordinary course of business; (F) impact of exit or disposal activities, such as the close of blocks of business, market or product exits, asset sales or abandonments, contracts placed in run-off, related premium deficiency reserves or capital charges; and (G) any extraordinary, natural disaster, unusual and/or infrequent event, including, but not limited to those defined by SEC Regulation S-K Item 10(e), as appropriate for reporting as non-GAAP financial measures. For the avoidance of doubt, the Committee shall in all events retain the discretion to reduce (but not increase) any Award, regardless of the result of any adjustments described above.

(ii)
At the time of the granting of an Award, or at any time thereafter, the Committee may provide for the manner in which the performance will be measured against the Performance Objectives (or, to the extent not adjusted in accordance with Section 9.3(b)(i) above, may adjust the Performance Objectives) to reflect the impact of specified events, including any one or more of the following with respect to the Performance

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Period (A) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (B) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (C) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (D) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (E) the impact of impairment of tangible or intangible assets, including goodwill; (F) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force that are reported publicly by the Company; or (G) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
SECTION 10.   SHARE AWARDS
The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company. Dividend Equivalent Rights relating to ordinary dividends will not be payable with respect to, nor result in the adjustment of, Share Awards
SECTION 11.   EFFECT OF CERTAIN TRANSACTIONS
Except as otherwise provided in the applicable Award Agreement, in connection with a Transaction, either:
11.1.
outstanding Awards shall, unless otherwise provided in connection with the Transaction, continue following the Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution of the Company) entered into or adopted in connection with the Transaction, which may include, in the sole discretion of the Committee or the parties to the Transaction, the assumption, conversion or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Transaction shall agree, or

11.2.
outstanding Awards shall terminate upon the consummation of the Transaction and:

(a)
in the case of vested Options and Stock Appreciation Rights (including any Options and Stock Appreciation Rights that would become vested upon the consummation of the Transaction), (x) the holders of affected Options and Stock Appreciation Rights will be given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (to the extent they were exercisable, and including any Options and Stock Appreciation Rights that would become vested upon the consummation of the Transaction) or (y) the holders of the affected Options and Stock Appreciation Rights will be paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor.

(b)
in the case of vested Awards other than Options or Stock Appreciation Rights (including those Awards that could become vested upon the consummation of the Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Transaction, or, to the extent permitted or required by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Transaction, in each case with a value of any non-cash consideration to be determined by the Committee in its sole discretion.

SECTION 12.   CHANGE IN CONTROL.
12.1.
If an Award is assumed, converted, continued or substituted pursuant to Section 11.1 in connection with a Change in Control, the Award shall continue to vest in accordance with its existing terms (with any Award that vests based on the

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achievement of performance goals to have such performance goals deemed to have been achieved at target level but continue to be subject to any time-based vesting requirements); provided, however, that if the Participant’s employment is terminated within two years immediately following the Change in Control (i) by the acquirer or successor for any reason other than Cause or (ii) by the Participant for Good Reason (each a “Qualifying Termination”):
(a)
any Options and Stock Appreciation Rights that are assumed, converted, continued or substituted pursuant to Section 11.1 in connection with a Change in Control and that are outstanding as of the date of the Participant’s Qualifying Termination shall become fully vested and immediately exercisable in its entirety and the Options or Stock Appreciation Rights shall remain excisable until the second anniversary of the date of termination of the Participant’s employment, but in no event beyond the applicable expiration date of the Award; and

(b)
the restrictions, limitations and other conditions applicable to Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award that are assumed, converted, continued or substituted pursuant to Section 11.1 in connection with a Change in Control and that are outstanding as of the date of the Participant’s Qualifying Termination shall lapse and the Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award shall become free of all restrictions, limitations and conditions and become fully vested and, to the extent applicable, shall settle in accordance with the terms of the applicable Award Agreement.

12.2.
If the Awards outstanding as of the date of the Change in Control are not assumed, converted continued or substituted pursuant to Section 11.1 in connection with the Change in Control:

(a)
any Options and Stock Appreciation Rights shall become fully vested and immediately exercisable in its entirety immediately prior to the Change in Control and shall be treated as vested Options or Stock Appreciations Rights in accordance with Section 11.2(a); and

(b)
the restrictions, limitations and other conditions applicable to Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award outstanding as of the date of the Change in Control shall lapse and the Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award shall become free of all restrictions, limitations and conditions and become fully vested, and shall be treated as vested Awards in accordance with Section 11.2(b); and

(c)
for any Award that vests based on the achievement of performance goals, shall vest with such performance goals deemed to have been achieved at target level and shall be treated as vested Awards in accordance with Section 11.2(b).

SECTION 13.   TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY; DEATH OR DISABILITY
Unless otherwise determined by the Committee or as explicitly provided in Section 12:
(a)
If the employment, directorship or consultancy of a Participant with the Company is terminated for Cause, all the rights of such Participant under any then outstanding Award shall terminate immediately, regardless of whether or not such Award is then vested.

(b)
If the employment, directorship or consultancy of the Participant is terminated for any reason other than for Cause, Retirement, death, Disability, a Divestiture of the business, Workforce Reduction, Position Elimination or the Participant’s transfer to a Strategic Joint Venture:

(i)
Any outstanding Options and Stock Appreciation Rights shall be exercisable by such Participant or a personal representative at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety (90) days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of termination.

(ii)
Any Shares of Restricted Stock, Performance Awards or Restricted Stock Units with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, in the case of a termination of employment other than for Cause, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(c)
In the event of the Participant’s Retirement:

(i)
(A) To the extent any Option or Stock Appreciation Right (or portion thereof) is exercisable on the date of such Retirement, the Option or Stock Appreciation Right shall be exercisable for the two (2) year period after the date of such Retirement, but in no event beyond the expiration date of the Option or Stock Appreciation

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Right, and only to the extent the Option or Stock Appreciation Right (or portion hereof) was exercisable on the date of the Participant’s Retirement and (B) (I) to the extent that the Option or Stock Appreciation Right (or portion thereof) (x) is not exercisable as of the date of such Retirement and (y) has been held by the Participant for at least twelve (12) months from the original date of grant, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates (as set forth in the Award Agreement) that would occur during the twelve (12) month period immediately following the date of such Retirement as if the Participant continued to be employed by the Company, and (II) to the extent that the Option or Stock Appreciation Right (or portion thereof) (x) is not exercisable as of the date of such Retirement and (y) has not been held by the Participant for at least twelve (12) months from the original date of grant, a prorated portion of the Option or Stock Appreciation Right that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) shall vest and become exercisable upon the next scheduled vesting date, with the proration to be determined by calculating the product of (A) the quotient of (x) the number of completed months the Participant has been employed since the date of grant of the Option or Stock Appreciation Right or the most recent vesting date, as applicable, divided by (y) the number of months in the current vesting period, multiplied by (B) the total number of Options or Stock Appreciation Rights that were scheduled to vest and become exercisable on the next scheduled vesting date; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Options or Stock Appreciation Rights held by the Participant as of the date of Retirement shall immediately lapse. The portion of the Option or Stock Appreciation Right that vests pursuant to clause (B) of this Section 13(c)(i) shall be exercisable at any time within two (2) years following the vesting date of such Option or Stock Appreciation Right, but in no event beyond the expiration date of the Option or Stock Appreciation Right.
(ii)
(A)The portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that (x) the Participant has held for at least twelve (12) months from the original date of grant and (y) would ordinarily vest within twelve (12) months of the date of Retirement shall continue to vest on regularly scheduled vesting dates (as set forth in the Award Agreement) in the same manner as if the Participant continued to be employed by the Company through the applicable vesting dates, and (B) a prorated portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that (x) the Participant has held for less than twelve (12) months from the original date of grant and (y) would ordinarily vest within twelve (12) months of the date of Retirement shall continue to vest on regularly scheduled vesting (as set forth in the Award Agreement), with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Shares of Restricted Stock or Restricted Stock Units that were scheduled to vest on the next scheduled vesting date; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse.

(iii)
A prorated portion of any unvested Performance Awards (and related Dividend Equivalent Rights) that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) shall vest on the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Performance Awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals); provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Performance Awards held by the Participant as of the date of Retirement shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.

(d)
In the event of Disability or death of a Participant:

(i)
All outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full. In the event of death of a Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the estate of the deceased Participant at any time within two (2) years after the date of death, regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options. In the event of Disability of any Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the Participant, or, if

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incapacitated, by a legal representative at any time within two (2) years of the date of determination of Disability regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options.
(ii)
Any restriction and other conditions applicable to any Shares of Restricted Stock, Performance Awards or Restricted Stock Units then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse, and Performance Awards will be deemed vested at target levels.

(e)
If the employment, directorship or consultancy of the Participant is terminated due to a Divestiture of the business to which the Participant provides services or due to a transfer to a Strategic Joint Venture:

(i)
(A) to the extent that any outstanding Options or Stock Appreciation Rights (or a portion hereof) are exercisable as of the date of such termination of employment, the Option or Stock Appreciation Right (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right is scheduled to vest, but in no event beyond the expiration date of the Option or Stock Appreciation Right, and only to the extent the Option or Stock Appreciation Right (or portion hereof) was exercisable was exercisable in accordance with this Section 13(e)(i) and (B) to the extent that the Option or Stock Appreciation Right (or portion hereof) is not exercisable as of the date of such termination of employment, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates that would occur during the twelve (12) month period immediately following the termination of the Participant’s employment as if the Participant continued to be employed by the Company during such period, and the portion of the Option or Stock Appreciation Right that vests pursuant to this clause (B) shall be exercisable for ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right vests, but in no event beyond the expiration date of the Option or Stock Appreciation Right.

(ii)
the portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that would ordinarily vest within twelve (12) months of the termination of the Participant’s employment shall continue to vest on regularly scheduled vesting dates (as set forth in the Award Agreement) in the same manner as if the Participant continued to be employed by the Company through the applicable vesting dates; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse.

(iii)
a prorated portion of any unvested Performance Awards (and related Dividend Equivalent Rights) that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) following the Participant’s termination shall vest on the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Performance Awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals); provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Performance Awards held by the Participant as of the date of the termination of employment shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.

(f)
If the employment, directorship or consultancy of the Participant is terminated due to a Workforce Reduction or a Position Elimination:

(i)
(A) to the extent that any outstanding Option or Stock Appreciation Rights (or portion hereof) are exercisable as of the date of such termination of employment, the Option or Stock Appreciation Rights (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right is scheduled to vest, but in no event beyond the expiration date of the Option or Stock Appreciation Rights, and only to the extent the Option or Stock Appreciation Rights (or portion hereof) was exercisable in accordance with this Section 13(f)(i), and (B) to the extent that the Option or Stock Appreciation Rights (or portion hereof) is not exercisable as of the date of such termination of employment, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates (as set forth in the Award Agreement) that would occur during the twelve (12) month period immediately following the termination of the Participant’s employment as if the Participant continued to be employed by the Company, and the portion of the Option or Stock Appreciation Right that vests pursuant to this clause (B) shall be exercisable for ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right vests, but in no event beyond the expiration date of the Option or Stock Appreciation Rights.

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(ii)
the portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that would ordinarily vest within twelve (12) months of the termination of the Participant’s employment shall continue to vest on regularly scheduled vesting dates (as set forth in the Award Agreement) in the same manner as if the Participant continued to be employed by the Company through the applicable vesting dates; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse.

(iii)
a prorated portion of any unvested Performance Awards (and related Dividend Equivalent Rights) that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) following the Participant’s termination shall vest on the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Performance Awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals); provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Performance Awards held by the Participant as of the date of the termination of employment shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.

(g)
Any portion of any Options or Stock Appreciation Rights that is not exercisable at the time of the Participant’s termination of employment and that could not become exercisable after taking into account the provisions of this Section 13 shall be immediately forfeited upon the Participant’s termination of employment. Any portion of any Shares of Restricted Stock, Performance Awards, or Restricted Stock Units (or related Dividend Equivalent Rights) that do not vest in accordance with the provisions of this Section 13 shall be immediately forfeited upon the Participant’s termination of employment.

SECTION 14.   AMENDMENTS AND TERMINATION
14.1.
Board. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(i)
except as is provided in Section 4.6, increase the total number of Shares reserved for the purpose of the Plan;

(ii)
change the class of Eligible Individuals eligible to participate in the Plan; or

(iii)
reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

14.2.
Committee. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights and, except as provided in Section 4.6 and with respect to the grant of Substitute Awards, the Committee shall not have the authority to cancel any outstanding Option or Stock Appreciation in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. The prior sentence shall not prohibit an exchange offer whereby the Company provides certain Participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

SECTION 15.   INTERPRETATION
15.1.
Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

15.2.
Compliance With Section 409A. All Options and Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including

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replacing any Option or Award) to cause the Plan or any Option or Award granted hereunder to comply with Section 409A of the Code and any guidance issued thereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
SECTION 16.   GENERAL PROVISIONS
16.1.
The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that, except as provided in Section 13, in no event shall the term of any Option or any Stock Appreciation Right related to any Option exceed a period of ten (10) years from the date of its grant.

16.2.
No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

16.3.
The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of such Award.

16.4.
All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.5.
Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

16.6.
The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.

16.7.
The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain Shares. The Company will not issue Shares or Awards until such tax obligations have been satisfied.

16.8.
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.9.
The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

16.10.
Awards granted pursuant to the Plan shall be subject to the terms of the recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its Subsidiaries.

16.11.
Nothing contained in this Plan prohibits a Participant from (a) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any government agency or entity, (b) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations or (c) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the Securities and Exchange Commission.

16.12.
If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(As adopted by the Board on February 18, 2026, and approved by the Company’s stockholders on April 16, 2026.)

Appendix B • 2026 Proxy Statement | Humana	B-17

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V85979-P45111 1a. Raquel C. Bono, M.D. 1b. Frank A. D’Amelio 1c. David T. Feinberg, M.D. 1d. Wayne A. I. Frederick, M.D. 1e. Kurt J. Hilzinger 1f. Karen W. Katz 1g. Marcy S. Klevorn 1h. Jorge S. Mesquita For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! HUMANA INC. For address changes and/or comments, please send via email to: CorporateSecretary@humana.com. 1. Election of Directors 5. The stockholder proposal requesting shareholder approval requirement for excessive golden parachutes, if properly presented at the meeting. Nominees: The Board of Directors recommends you vote FOR proposals 1, 2, 3, and 4: The Board of Directors recommends you vote AGAINST on proposal 5: Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When shares of Company Common Stock are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person. 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. 1j. Gordon Smith 1i. James A. Rechtin 3. Non-binding advisory vote for the approval of the compensation of the named executive officers as disclosed in the 2026 proxy statement. 4. The approval of the Humana Inc. 2026 Stock Incentive Plan. At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting. ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w HUMANA INC. 101 EAST MAIN STREET 10TH FLOOR LOUISVILLE, KY 40202 ATTN: VALERIE M. TALKERS VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/HUM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 15, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.xco

V85980-P45111 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. HUMANA INC. ANNUAL MEETING OF STOCKHOLDERS THURSDAY, APRIL 16, 2026 1:00 PM, EASTERN TIME PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints Kurt J. Hilzinger and James A. Rechtin, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the Annual Meeting) to be held on Thursday, the 16th day of April, 2026 at 1:00 p.m., Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/HUM2026, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present. THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT, FOR THE HUMANA INC. 2026 STOCK INCENTIVE PLAN, AND AGAINST THE STOCKHOLDER PROPOSAL AS SET FORTH IN THE PROXY STATEMENT. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE ANNUAL MEETING. (SEE REVERSE SIDE TO VOTE)